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                                                                     EXHIBIT 4.1
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                         POOLING AND SERVICING AGREEMENT

                                   Relating to

                           ADVANTA MORTGAGE LOAN TRUST

                                     1997-2

                                      Among

                    ADVANTA MORTGAGE CONDUIT SERVICES, INC.,
                                   as Sponsor,

                           ADVANTA MORTGAGE CORP. USA,
                               as Master Servicer,

                                       and

                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                   as Trustee

                            Dated as of June 1, 1997
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                                TABLE OF CONTENTS
                         (Not a Part of this Agreement)

                                                                    Page

Parties.............................................................   1
Recitals............................................................   1

ARTICLE I

                   DEFINITIONS; RULES OF CONSTRUCTION................  1
      1.1.  Definitions..............................................  1
                 Accepted Servicing Practices........................  1
                 Account.............................................  2
                 Accrual Period......................................  2
                 Advanta Mortgage Files..............................  2
                 Advanta Servicing Fee...............................  2
                 Affiliated Originators..............................  2
                 Aggregate Certificate Principal Balance.............  3
                 Agreement...........................................  3
                 AMHC................................................  3
                 Appraised Value.....................................  3
                 Authorized Officer..................................  3
                 Balloon Loan........................................  3
                 Bulk Acquisition Loan...............................  3
                 Business Day........................................  3
                 Certificate.........................................  4
                 Certificate Account.................................  4
                 Certificate Insurance Policy........................  4
                 Certificate Principal Balance.......................  4
                 Class...............................................  4
                 Class A Certificate.................................  4
                 Class A Certificate Principal Balance...............  4
                 Class A Current Interest............................  5
                 Class A Distribution Amount.........................  5
                 Class A-1 Certificate...............................  5
                 Class A-1 Certificate Principal Balance.............  5
                 Class A-1 Certificate Termination Date..............  5
                 Class A-1 Current Interest..........................  5
                 Class A-1 Distribution Amount.......................  5
                 Class A Interest Carry Forward Amount...............  5
                 Class A-1 Interest Carry Forward Amount.............  6
                 Class A-1 Pass-Through Rate.........................  6
                 Class A-2 Certificate...............................  6
                 Class A-2 Certificate Principal Balance.............  6
                 Class A-2 Certificate Termination Date..............  6
                 Class A-2 Current Interest..........................  6
                 Class A-2 Distribution Amount.......................  6
                 Class A-2 Interest Carry Forward Amount.............  6
                 Class A-2 Pass-Through Rate.........................  7
                 Class A-3 Certificate...............................  7
                 Class A-3 Certificate Principal Balance.............  7
                 Class A-3 Certificate Termination Date..............  7
                 Class A-3 Current Interest..........................  7
                 Class A-3 Distribution Amount.......................  7
                 Class A-3 Interest Carry Forward Amount.............  7
                 Class A-3 Pass-Through Rate.........................  7


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                                                                    Page

                 Class A-4 Certificate...............................  8
                 Class A-4 Certificate Principal Balance.............  8
                 Class A-4 Certificate Termination Date..............  8
                 Class A-4 Current Interest..........................  8
                 Class A-4 Distribution Amount.......................  8
                 Class A-4 Interest Carry Forward Amount.............  8
                 Class A-4 Pass-Through Rate.........................  8
                 Class A-5 Certificate...............................  8
                 Class A-5 Certificate Principal Balance.............  8
                 Class A-5 Certificate Termination Date..............  9
                 Class A-5 Current Interest..........................  9
                 Class A-5 Distribution Amount.......................  9
                 Class A-5 Interest Carry Forward Amount.............  9
                 Class A-5 Lockout Distribution Amount...............  9
                 Class A-5 Lockout Percentage........................  9
                 Class A-5 Lockout Pro Rata Distribution
                    Amount........................................... 10
                 Class A-5 Pass-Through Rate......................... 10
                 Class A-6 Certificate............................... 10
                 Class A-6 Certificate Insurer....................... 10
                 Class A-6 Certificate Insurer....................... 10
                 Class A-6 Certificate Principal Balance............. 11
                 Class A-6 Certificate Termination Date.............. 11
                 Class A-6 Current Interest.......................... 11
                 Class A-6 Distribution Amount....................... 11
                 Class A-6 Interest Carry Forward Amount............. 11
                 Class A-6 Pass-Through Rate......................... 11
                 Class A-7IO Certificate............................. 11
                 Class A-7IO Notional Certificate Principal
                    Balance.......................................... 11
                 Class A-7IO Current Interest........................ 12
                 Class A-7IO Distribution Amount..................... 12
                 Class A-7IO Interest Carry Forward
                    Amount........................................... 12
                 Class A-7IO Pass-Through Rate....................... 12
                 Class B-1 Applied Realized Loss Amount.............. 12
                 Class B-1 Certificate............................... 12
                 Class B-1 Certificate Principal Balance............. 12
                 Class B-1 Certificate Termination Date.............. 13
                 Class B-1 Current Interest.......................... 13
                 Class B-1 Distribution Amount....................... 13
                 Class B-1 Interest Carry Forward Amount............. 13
                 Class B-1 Pass-Through Rate......................... 13
                 Class B-1 Principal Distribution Amount............. 13
                 Class B-1 Realized Loss Amortization
                    Amount........................................... 13
                 Class M-1 Applied Realized Loss Amount.............. 14
                 Class M-1 Certificate............................... 14
                 Class M-1 Certificate Principal Balance............. 14
                 Class M-1 Certificate Termination Date.............. 14
                 Class M-1 Current Interest.......................... 14
                 Class M-1 Distribution Amount....................... 14
                 Class M-1 Interest Carry Forward Amount............. 14


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                                                                    Page

                 Class M-1 Pass-Through Rate......................... 15
                 Class M-1 Principal Distribution Amount............. 15
                 Class M-1 Realized Loss Amortization
                    Amount........................................... 15
                 Class M-2 Applied Realized Loss Amount.............. 15
                 Class M-2 Certificate............................... 15
                 Class M-2 Certificate Principal Balance............. 15
                 Class M-2 Certificate Termination Date.............. 16
                 Class M-2 Current Interest.......................... 16
                 Class M-2 Distribution Amount....................... 16
                 Class M-2 Interest Carry Forward Amount............. 16
                 Class M-2 Pass-Through Rate......................... 16
                 Class M-2 Principal Distribution Amount............. 16
                 Class M-2 Realized Loss Amortization
                    Amount........................................... 16
                 Class R Certificate................................. 17
                 Clean-Up Call Date.................................. 17
                 Code................................................ 17
                 Combined Loan-to-Value Ratio........................ 17
                 Compensating Interest............................... 17
                 Conduit Acquisition Trust........................... 17
                 Conduit Mortgage Files.............................. 17
                 Control Party....................................... 17
                 Coupon Rate......................................... 17
                 Current Interest.................................... 18
                 Cut-Off Date........................................ 18
                 Date-of-Payment Loan................................ 18
                 Delinquency Advance................................. 18
                 Delinquent.......................................... 18
                 Delivery Order...................................... 18
                 Depository.......................................... 18
                 Designated Depository Institution................... 18
                 Designated Residual Owner........................... 19
                 Determination Date.................................. 19
                 Direct Participant" or "DTC Participant............. 19
                 Disqualified Organization........................... 19
                 Document Delivery Requirements...................... 19
                 Eligible Investments................................ 19
                 Event of Default.................................... 19
                 FDIC................................................ 19
                 File................................................ 20
                 Final Determination................................. 20
                 First Mortgage Loan................................. 20
                 Fitch............................................... 20
                 FNMA................................................ 20
                 Formula Interest Shortfall.......................... 20
                 Formula Rate........................................ 20
                 Freddie Mac......................................... 20
                 Full Interest Distribution Amount................... 20
                 Gross Margin........................................ 20
                 Group............................................... 20
                 Group I............................................. 20
                 Group I Applied Realized Loss Amount................ 20


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                                                                    Page

                 Group I Available Funds Cap Rate.................... 21
                 Group I Certificates................................ 21
                 Group I Class A Principal Distribution
                    Amount........................................... 21
                 Group I Cumulative Realized Losses.................. 21
                 Group I Extra Principal Distribution
                    Amount........................................... 21
                 Group I Interest Amount Available................... 21
                 Group I Interest Remittance Amount.................. 22
                 Group I Monthly Excess Cashflow Amount.............. 22
                 Group I Monthly Excess Interest Amount.............. 22
                 Group I Monthly Remittance Amount................... 22
                 Group I Net Weighted Average Coupon Rate............ 22
                 Group I Overcollateralization Amount................ 22
                 Group I Overcollateralization Deficiency............ 22
                 Group I Overcollateralization Release
                    Amount........................................... 23
                 Group I Principal Distribution Amount............... 23
                 Group I Principal Remittance Amount................. 23
                 Group I Senior Enhancement Percentage............... 23
                 Group I Senior Specified Enhancement
                    Percentage....................................... 23
                 Group I Stepdown Date............................... 24
                 Group I Targeted Overcollateralization
                    Amount........................................... 24
                 Group I Trigger Event............................... 24
                 Group II............................................ 24
                 Group II Applied Realized Loss Amount............... 24
                 Group II Available Funds............................ 24
                 Group II Available Funds Cap Rate................... 24
                 Group II Certificates............................... 25
                 Group II Class A Principal Distribution
                    Amount........................................... 25
                 Group II Cumulative Realized Losses................. 25
                 Group II Deficiency Amount.......................... 25
                 Group II Extra Principal Distribution
                    Amount........................................... 25
                 Group II Floor Amount............................... 25
                 Group II Insured Distribution Amount................ 25
                 Group II Insured Payment............................ 25
                 Group II Interest Amount Available.................. 25
                 Group II Interest Remittance Amount................. 26
                 Group II Monthly Excess Cashflow Amount............. 26
                 Group II Monthly Excess Interest Amount............. 26
                 Group II Monthly Remittance Amount.................. 26
                 Group II Net Weighted Average Coupon
                    Rate............................................. 26
                 Group II Overcollateralization Amount............... 26
                 Group II Overcollateralization
                    Deficiency....................................... 26
                 Group II Overcollateralization Release
                    Amount........................................... 27
                 Group II Preference Amount.......................... 27


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                                                                    Page

                 Group II Principal Distribution Amount.............. 27
                 Group II Principal Remittance Amount................ 27
                 Group II Reimbursement Amount....................... 27
                 Group II Stepdown Date.............................. 28
                 Group II Subordination Deficit...................... 28
                 Group II Targeted Overcollateralization
                    Amount........................................... 28
                 Group II Total Available Funds...................... 28
                 Indemnification Agreement........................... 28
                 Index............................................... 28
                 Indirect Participant................................ 28
                 Insurance Agreement................................. 28
                 Insurance Policy.................................... 28
                 Interest Advance.................................... 29
                 Interest Determination Date......................... 29
                 Interest Rate Adjustment Date....................... 29
                 IO Period........................................... 29
                 Late Payment Rate................................... 29
                 LIBOR............................................... 29
                 Liquidated Loan..................................... 30
                 Liquidation Expenses................................ 30
                 Liquidation Proceeds................................ 30
                 Loan Balance........................................ 30
                 Loan Purchase Price................................. 30
                 London Business Day................................. 31
                 Lower-Tier A-1 Monthly Interest..................... 31
                 Lower-Tier A-1 Pass-Through Rate.................... 31
                 Lower-Tier A-2 Monthly Interest..................... 31
                 Lower-Tier A-2 Pass-Through Rate.................... 31
                 Lower-Tier A-3 Monthly Interest..................... 31
                 Lower-Tier A-3 Pass-Through Rate.................... 31
                 Lower-Tier A-4 Monthly Interest..................... 31
                 Lower-Tier A-4 Pass-Through Rate.................... 31
                 Lower-Tier A-5 Monthly Interest..................... 31
                 Lower-Tier A-5 Pass-Through Rate.................... 32
                 Lower-Tier A-6 Monthly Interest..................... 32
                 Lower-Tier A-6 Pass-Through Rate.................... 32
                 Lower-Tier A-7IO Monthly Interest................... 32
                 Lower-Tier B-1 Monthly Interest..................... 32
                 Lower-Tier B-1 Pass-Through Rate.................... 32
                 Lower-Tier Balance.................................. 32
                 Lower-Tier Group I Distribution Amount.............. 32
                 Lower-Tier Group II Distribution Amount............. 33
                 Lower-Tier Interest A-1............................. 33
                 Lower-Tier Interest A-2............................. 33
                 Lower-Tier Interest A-3............................. 33
                 Lower-Tier Interest A-4............................. 33
                 Lower-Tier Interest A-5............................. 33
                 Lower-Tier Interest A-6............................. 33
                 Lower-Tier Interest B-1............................. 33
                 Lower-Tier Interest M-1............................. 33
                 Lower-Tier Interest M-2............................. 33
                 Lower-Tier Interest A-1 Termination Date............ 33


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                 Lower-Tier Interest A-2 Termination Date............ 33
                 Lower-Tier Interest A-3 Termination Date............ 34
                 Lower-Tier Interest A-4 Termination Date............ 34
                 Lower-Tier Interest A-5 Termination Date............ 34
                 Lower-Tier Interest A-6 Termination Date............ 34
                 Lower-Tier Interest B-1 Termination Date............ 34
                 Lower-Tier Interest M-1 Termination Date............ 34
                 Lower-Tier Interest M-2 Termination Date............ 34
                 Lower-Tier M-1 Monthly Interest..................... 34
                 Lower-Tier M-1 Pass-Through Rate.................... 34
                 Lower-Tier M-2 Monthly Interest..................... 34
                 Lower-Tier M-2 Pass-Through Rate.................... 34
                 Lower-Tier Pass-Through Rate........................ 35
                 Lower-Tier REMIC.................................... 35
                 Lower-Tier REMIC Residual Class..................... 35
                 Master Servicer..................................... 35
                  Master Servicer's Trust Receipt.................... 35
                 Master Servicing Fee................................ 35
                 Master Transfer Agreement........................... 35
                 Mezzanine Certificates.............................. 35
                 Monthly Remittance Amount........................... 36
                 Moody's............................................. 36
                 Mortgage............................................ 36
                 Mortgage Loan Group................................. 36
                 Mortgage Loans...................................... 36
                 Mortgagor........................................... 36
                 Net Liquidation Proceeds............................ 36
                 Nonrecoverable Advances............................. 36
                 Note................................................ 37
                 Offered Certificates................................ 37
                 Officer's Certificate............................... 37
                 Operative Documents................................. 37
                 Original Aggregate Loan Balance..................... 37
                 Original Principal Amount........................... 37
                 Originator.......................................... 37
                 Outstanding......................................... 37
                 Overcollateralization Release Amount................ 38
                 Owner............................................... 38
                 Pass-Through Rate................................... 38
                 Payment Date........................................ 38
                 Percentage Interest................................. 38
                 Person.............................................. 38
                 Pool Cumulative Realized Losses..................... 38
                 Pool Delinquency Rate............................... 38
                 Pool Principal Balance.............................. 39
                 Pool Rolling Six Month Delinquency Rate............. 39
                 Premium Amount...................................... 39
                 Premium Percentage.................................. 39
                 Prepaid Installment................................. 39
                 Prepayment.......................................... 39
                 Preservation Expenses............................... 39
                 Principal and Interest Account...................... 39
                 Principal Remittance Amount......................... 39


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                                                                    Page

                 Prohibited Transaction.............................. 40
                 Property............................................ 40
                 Purchase Option Period.............................. 40
                 Qualified Liquidation............................... 40
                 Qualified Mortgage.................................. 40
                 Qualified Replacement Mortgage...................... 40
                 Realized Loss....................................... 41
                 Record Date......................................... 41
                 Reference Banks..................................... 41
                 Register............................................ 41
                 Registrar........................................... 41
                 Registration Statement.............................. 41
                 REMIC............................................... 41
                 REMIC Provisions.................................... 42
                 REMIC Trust......................................... 42
                 Remittance Date..................................... 42
                 Remittance Period................................... 42
                 REO Property........................................ 42
                 Replacement Cut-Off Date............................ 42
                 Representation Letter............................... 42
                 Representative...................................... 42
                 Schedules of Mortgage Loans......................... 42
                 Second Mortgage Loan................................ 43
                 Securities Act...................................... 43
                 Senior Lien......................................... 43
                 Servicer Affiliate.................................. 43
                 Servicing Advance................................... 43
                 Servicing Fee....................................... 43
                 Sponsor............................................. 43
                 Standard & Poor's................................... 43
                 Startup Day......................................... 43
                 Step-up Payment Date................................ 43
                 Subordinate Certificates............................ 43
                 Substitution Amount................................. 43
                 Sub-Servicer ....................................... 44
                 Sub-Servicing Agreement............................. 44
                 Supplemental Interest Payment Account............... 44
                 Supplemental Interest Payment Amount
                    Available........................................ 44
                 Supplemental Interest Trust......................... 44
                 Tax Matters Person.................................. 44
                 Tax Matters Person Residual Interest................ 44
                 Termination Notice.................................. 44
                 Termination Price................................... 44
                 Third Mortgage Loan................................. 44
                 Transaction Documents............................... 44
                 Trust............................................... 45
                 Trust Estate........................................ 45
                 Trustee............................................. 45
                 Trustee's Fees...................................... 45
                 Unaffiliated Originator Loan........................ 45
                 Unaffiliated Originators............................ 45
                 Uncertificated Interest............................. 45


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                                                                    Page

                 Underwriters........................................ 45
                 Unpaid Realized Loss Amount......................... 45
                 Upper-Tier Group I Distribution Account............. 46
                 Upper-Tier Group II Distribution Account............ 46
                 Upper-Tier REMIC.................................... 46
      1.2.  Use of Words and Phrases................................. 46
      1.3.  Captions; Table of Contents.............................. 46
      1.4.  Opinions................................................. 46

ARTICLE II

               ESTABLISHMENT AND ORGANIZATION OF THE TRUST........... 47
      2.1.  Establishment of the Trust............................... 47
      2.2.  Office................................................... 47
      2.3.  Purposes and Powers...................................... 47
      2.4.  Appointment of the Trustee; Declaration of
                 Trust............................................... 47
      2.5.  Expenses of the Trust.................................... 47
      2.6.  Ownership of the Trust................................... 48
      2.7.  Situs of the Trust....................................... 48
      2.8.  Miscellaneous REMIC Provisions........................... 48

ARTICLE III

                REPRESENTATIONS, WARRANTIES AND COVENANTS
                 OF THE SPONSOR AND THE MASTER SERVICER;
              COVENANT OF SPONSOR TO CONVEY MORTGAGE LOANS........... 51
      3.1.  Representations and Warranties of the
                 Sponsor............................................. 51
      3.2.  Representations and Warranties of the  Master
                 Servicer............................................ 53
      3.3.  Representations and Warranties of the Sponsor
                 with Respect to the Mortgage Loans.................. 56
      3.4.  Covenants of Sponsor to Take Certain Actions
                 with Respect to the Mortgage Loans In
                 Certain Situations.................................. 58
      3.5.  Conveyance of the Mortgage Loans......................... 60
      3.6.  Acceptance by Trustee; Certain Substitutions
                 of Mortgage Loans; Certification by
                 Trustee............................................. 63
      3.7.  Cooperation Procedures................................... 64

ARTICLE IV

                    ISSUANCE AND SALE OF CERTIFICATES................ 64
      4.1.  Issuance of Certificates................................. 64
      4.2.  Sale of Certificates..................................... 65

ARTICLE V

                 CERTIFICATES AND TRANSFER OF INTERESTS.............. 65
      5.1.  Terms.................................................... 65
      5.2.  Forms.................................................... 66


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                                                                    Page

      5.3.  Execution, Authentication and Delivery................... 66
      5.4.  Registration and Transfer of Certificates................ 66
      5.5.  Mutilated, Destroyed, Lost or Stolen
                 Certificates........................................ 69
      5.6.  Persons Deemed Owners.................................... 70
      5.7.  Cancellation............................................. 70
      5.8.  Limitation on Transfer of Ownership Rights............... 70
      5.9.  Assignment of Rights..................................... 71

ARTICLE VI

                                COVENANTS............................ 72
      6.1.  Distributions............................................ 72
      6.2.  Money for Distributions to be Held in Trust;
                 Withholding......................................... 72
      6.3.  Protection of Trust Estate............................... 73
      6.4.  Performance of Obligations............................... 74
      6.5.  Negative Covenants....................................... 74
      6.6.  No Other Powers.......................................... 75
      6.7.  Limitation of Suits...................................... 75
      6.8.  Unconditional Rights of Owners to Receive
                 Distributions....................................... 76
      6.9.  Rights and Remedies Cumulative........................... 76
      6.10.  Delay or Omission Not Waiver............................ 76
      6.11.  Control by Owners....................................... 77

ARTICLE VII

                  ACCOUNTS, DISBURSEMENTS AND RELEASES............... 77
      7.1.  Collection of Money...................................... 77
      7.2.  Establishment of Certificate Account..................... 78
      7.3.  The Certificate Insurance Policy......................... 78
      7.4.  Reserved................................................. 80
      7.5.  Flow of Funds............................................ 80
      7.6.  Investment of Accounts................................... 88
      7.7.  Eligible Investments..................................... 89
      7.8.  Reports by Trustee....................................... 91
      7.9.  Additional Reports by Trustee............................ 95
      7.10.  Supplemental Interest Payment Account,
                 Supplement Interest Payments and Class R
                 Distribution Account................................ 95

ARTICLE VIII

                      SERVICING AND ADMINISTRATION
                            OF MORTGAGE LOANS........................ 96
      8.1.  Master Servicer and Sub-Servicers........................ 96
      8.2.  Collection of Certain Mortgage Loan
                 Payments............................................ 99
      8.3.  Sub-Servicing Agreements Between  Master
                 Servicer and Sub-Servicers.......................... 99
      8.4.  Successor Sub-Servicers..................................100
      8.5.  Liability of Master Servicer.............................100


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                                                                    Page

      8.6.  No Contractual Relationship Between
                 Sub-Servicer and Trustee or the Owners..............100
      8.7.  Assumption or Termination of Sub-Servicing
                 Agreement by Trustee................................100
      8.8.  Principal and Interest Account...........................101
      8.9.  Delinquency Advances, Compensating Interest
                 and Servicing Advances..............................103
      8.10.  Purchase of Mortgage Loans..............................104
      8.11.  Maintenance of Insurance................................104
      8.12.  Due-on-Sale Clauses; Assumption and
                 Substitution Agreements.............................106
      8.13.  Realization Upon Defaulted Mortgage Loans...............107
      8.14.  Trustee to Cooperate; Release of Files..................109
      8.15.  Servicing Compensation..................................111
      8.16.  Annual Statement as to Compliance.......................111
      8.17.  Annual Independent Certified Public
                 Accountants' Reports................................111
      8.18.  Access to Certain Documentation and
                 Information Regarding the Mortgage Loans............112
      8.19.  Assignment of Agreement.................................112
      8.20.  Removal of Master Servicer; Resignation of
                 Master Servicer.....................................112
      8.21.  Inspections by the Class A-6 Certificate
                 Insurer and the Trustee; Errors and
                 Omissions Insurance.................................118
      8.22.  Merger, Conversion, Consolidation or
                 Succession to Business of Master
                 Servicer............................................118
      8.23.  Notices of Material Events..............................118

ARTICLE IX

                          TERMINATION OF TRUST.......................119
      9.1.  Termination of Trust.....................................119
      9.2.  Termination Upon Option of Master Servicer...............120
      9.3.  Termination Upon Loss of REMIC Status....................121
      9.4.  Disposition of Proceeds..................................122
      9.5.  Netting of Amounts.......................................123

ARTICLE X

                               THE TRUSTEE...........................123
      10.1.  Certain Duties and Responsibilities.....................123
      10.2.  Removal of Trustee for Cause............................125
      10.3.  Certain Rights of the Trustee...........................126
      10.4.  Not Responsible for Recitals or Issuance of
                 Certificates........................................127
      10.5.  May Hold Certificates...................................127
      10.6.  Money Held in Trust.....................................128
      10.7.  No Lien for Fees........................................128
      10.8.  Corporate Trustee Required; Eligibility.................128


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                                                                    Page

      10.9.  Resignation and Removal; Appointment of
                 Successor...........................................128
      10.10.  Acceptance of Appointment by Successor
                 Trustee.............................................130
      10.11.  Merger, Conversion, Consolidation or
                 Succession to Business of the Trustee...............131
      10.12.  Reporting; Withholding.................................131
      10.13.  Liability of the Trustee...............................131
      10.14.  Appointment of Co-Trustee or Separate
                 Trustee.............................................132

ARTICLE XI

                              MISCELLANEOUS..........................134
      11.1.  Compliance Certificates and Opinions....................134
      11.2.  Form of Documents Delivered to the Trustee..............134
      11.3.  Acts of Owners..........................................135
      11.4.  Notices, etc. to Trustee................................136
      11.5.  Notices and Reports to Owners; Waiver of
                 Notices.............................................136
      11.6.  Rules by Trustee and Sponsor............................137
      11.7.  Successors and Assigns..................................137
      11.8.  Severability............................................137
      11.9.  Benefits of Agreement...................................137
      11.10.  Legal Holidays.........................................138
      11.11.  Governing Law..........................................138
      11.12.  Counterparts...........................................138
      11.13.  Usury..................................................138
      11.14.  Amendment..............................................139
      11.15.  REMIC Status; Taxes....................................140
      11.16.  Additional Limitation on Action and
                 Imposition of Tax...................................142
      11.17.  Appointment of Tax Matters Person......................142
      11.18.  The Class A-6 Certificate Insurer......................142
      11.19.  Maintenance of Records.................................143
      11.20.  Notices................................................143


SCHEDULE I      --   Schedules of Mortgage Loans

EXHIBIT A       --   Form of Certificates
EXHIBIT B       --   Contents of Mortgage Loan File
EXHIBIT C       --   Form of Certificate Re: Mortgage Loans
                     Prepaid in full After the Cut-Off Date
EXHIBIT D       --   Form of Trustee's Acknowledgement of Receipt
EXHIBIT E       --   Form of Certification
EXHIBIT F       --   Form of Delivery Order
EXHIBIT G       --   Form of Class R Tax Matters Transfer
                     Certificate
EXHIBIT H       --   Power of Attorney
EXHIBIT I       --   Form of Monthly Report
EXHIBIT J       --   Form of Master Servicer's Trust Receipt


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          POOLING AND SERVICING AGREEMENT, relating to ADVANTA MORTGAGE LOAN
TRUST 1997-2, dated as of June 1, 1997, by and among ADVANTA MORTGAGE CONDUIT SERVICES, INC., a Delaware corporation, in its capacity as Sponsor of the Trust (the "Sponsor"), ADVANTA MORTGAGE CORP. USA, a Delaware corporation, in its capacity as master servicer (the "Master Servicer"), and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., a national banking association, in its capacity as trustee (the "Trustee").

          WHEREAS, the Sponsor wishes to establish a trust, and to provide for the allocation and sale of the beneficial interests therein and the maintenance and distribution of the trust estate;

          WHEREAS, the Master Servicer has agreed to service the Mortgage Loans, which constitute the principal assets of the trust estate;

          WHEREAS, all things necessary to make the Certificates, when executed and authenticated by the Trustee valid instruments, and to make this Agreement a valid agreement, in accordance with their and its terms, have been done;

          WHEREAS, Bankers Trust Company of California, N.A. is willing to serve in the capacity of Trustee hereunder; and

          WHEREAS, AMBAC Indemnity Corporation (the "Class A-6 Certificate Insurer") is intended to be a third party beneficiary of this Agreement and is hereby recognized by the parties hereto to be a third-party beneficiary of this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Sponsor, the Master Servicer and the Trustee hereby agree as follows:


                                    ARTICLE I

                       DEFINITIONS; RULES OF CONSTRUCTION

          Section 1.1. Definitions. For all purposes of this Agreement, the following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

          "Accepted Servicing Practices": The Master Servicer's normal servicing practices in servicing and
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administering mortgage loans for its own account, which in general will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Properties are located and will give due consideration to the Certificateholders' reliance on the Master Servicer.

          "Account": Any account established in accordance with Sections 7.2,
8.8 or 7.10 hereof each of which shall be established at a Designated Depository Institution.

          "Accrual Period": With respect to the Group I Certificates and any Payment Date, the calendar month immediately preceding the month in which the Payment Date occurs; provided, that in the case of the initial Payment Date the Accrual Period shall be the period from June 1, 1997 through and including June 30, 1997. A "calendar month" shall be deemed to be 30 days. With respect to the Group II Certificates and any Payment Date, the period commencing on the immediately preceding Payment Date (or the Startup Day in the case of the first Payment Date) to and including the day prior to the current Payment Date. All calculations of interest on the Group I Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months and calculations of interest on the Group II Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and in a year of 360 days.

          "Advanta Mortgage Files": For any Mortgage Loan identified on the related Schedule of Mortgage Loans with an "A" code, the items listed as (a),
(b), (c), (d) and (f) on Exhibit B hereto.

          "Advanta Servicing Fee": With respect to any Mortgage Loan that is not an Unaffiliated Originator Loan, an amount retained by the Master Servicer or by any successor thereto as compensation for servicing and administration duties relating to such Mortgage Loan pursuant to Section 8.15 hereof and equal to 0.50% per annum of the then outstanding Loan Balance of such Mortgage Loan as of the opening of business on the first day of each calendar month payable on a monthly basis.

          "Affiliated Originators": Advanta Mortgage Corp. USA, a Delaware corporation, Advanta Mortgage Corp. Midatlantic, a Pennsylvania corporation, Advanta Mortgage Corp. Midatlantic II, a Pennsylvania corporation, Advanta Mortgage Corp. Midwest, a Pennsylvania corporation, Advanta Mortgage Corp. of New Jersey, a New Jersey corporation, Advanta Mortgage Corp. Northeast, a New York corporation, Advanta National Bank USA, a national banking association,

Advanta Finance Corp., a Nevada corporation, and Advanta Mortgage Corp. of New Jersey II, a New Jersey corporation.

          "Aggregate Certificate Principal Balance": As of any date of determination thereof, the sum of the then outstanding Certificate Principal Balance of the Class A Certificates (other than the Class A-7IO Certificates), the Mezzanine Certificates and the Class B Certificates.

          "Agreement": This Pooling and Servicing Agreement, as it may be amended from time to time, and including the Exhibits hereto.

          "AMHC": Advanta Mortgage Holding Company, a Delaware corporation and the corporate parent of Advanta Mortgage Corp. USA, and the indirect corporate parent of Advanta Mortgage Conduit Services, Inc.

          "Appraised Value": The appraised value of any Property based upon the appraisal or other valuation made at the time of the origination of the related Mortgage Loan, or, in the case of a Mortgage Loan which is a purchase money mortgage, the sales price of the Property at such time of origination, if such sales price is less than such appraised value.

          "Authorized Officer": With respect to any Person, any person who is authorized to act for such Person in matters relating to this Agreement, and whose action is binding upon such Person and, with respect to the Trustee, the Sponsor and the Master Servicer, initially including those individuals whose names appear on the lists of Authorized Officers delivered on the Startup Day.

          "Balloon Loan": Any Mortgage Loan which has an amortization schedule which extends beyond its maturity date, resulting in a relatively large unamortized principal balance due in a single payment at maturity.

          "Bulk Acquisition Loan": Any Mortgage Loan purchased by the Sponsor or by an Affiliated Originator from another, unaffiliated Originator as part of a bulk portfolio acquisition; such Mortgage Loans shall be identified on the related Schedule of Mortgage Loans with a "B" code.

          "Business Day": Any day that is not a Saturday, Sunday or other day on which commercial banking institutions in the State of New York, the State of California or in the city in which the principal corporate trust office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

          "Certificate": Any one of the Class A Certificates, Mezzanine Certificates, Class B Certificates, or Class R Certificates, each representing the interests and the rights described in this Agreement.

          "Certificate Account": The Certificate Account established in accordance with Section 7.2 hereof and maintained by the Trustee.

          "Certificate Insurance Policy": The certificate guaranty insurance policy dated June 17, 1997 issued by the Class A-6 Certificate Insurer to the Trustee for the benefit of the Owners of the Class A-6 Certificates.

          "Certificate Principal Balance": As of the Startup Day as to each of the following Classes of Certificates, the Certificate Principal Balances thereof, as follows:

            Class A-1 Certificates        =     $165,800,000
            Class A-2 Certificates        =     $109,900,000
            Class A-3 Certificates        =     $10,500,000
            Class A-4 Certificates        =     $44,445,000
            Class A-5 Certificates        =     $36,855,000
            Class A-6 Certificates        =     $280,000,000
            Class M-1 Certificates        =     $13,650,000
            Class M-2 Certificates        =     $24,150,000
            Class B-1 Certificates        =     $14,700,000

As of any Payment Date with respect to the Class A-1, A-2, A-3, A-4, A-5, A-6, M-1, M-2 and B-1 Certificates, the Class A-1 Certificate Principal Balance, the Class A-2 Certificate Principal Balance, the Class A-3 Certificate Principal Balance, the Class A-4 Certificate Principal Balance, the Class A-5 Certificate Principal Balance, the Class A-6 Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, and the Class B-1 Certificate Principal Balance, respectively, as of such Payment Date. The Class A-7IO Certificates and the Class R Certificates do not have a Certificate Principal Balance.

          "Class": Any Class of the Class A Certificates, either Class of the Mezzanine Certificates, the Class B Certificates, or the Class R Certificates.

          "Class A Certificate": Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates or Class A-7IO Certificates.


          "Class A Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A Certificates less any amounts actually distributed on such Class A Certificates with respect to the Class A Principal Distribution Amount pursuant to Section 7.5(d) hereof with respect to principal thereon on all prior Payment Dates.

          "Class A Current Interest": With respect to any Payment Date, the Class A-1 Current Interest, the Class A-2 Current Interest, the Class A-3 Current Interest, the Class A-4 Current Interest, the Class A-5 Current Interest, the Class A-6 Current Interest or the Class A-7IO Current Interest.

          "Class A Distribution Amount": The sum of the Class A-1 Distribution Amount, the Class A-2 Distribution Amount, the Class A-3 Distribution Amount, the Class A-4 Distribution Amount, the Class A-5 Distribution Amount, the Class A-6 Distribution Amount, and the Class A-7IO Distribution Amount.

          "Class A-1 Certificate": Any one of the Certificates designated on the face thereof as a Class A-1 Certificate, substantially in the form annexed hereto as Exhibit A-1, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

          "Class A-1 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-1 Certificates less any amounts actually distributed with respect to the Class A-1 Certificates pursuant to Section 7.5 hereof with respect to principal thereon on all prior Payment Dates.

          "Class A-1 Certificate Termination Date": The Payment Date on which the Class A-1 Certificate Principal Balance is reduced to zero.

          "Class A-1 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-1 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-1 Pass-Through Rate.

          "Class A-1 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-1 Current Interest, (y) the Class A-1 Interest Carry Forward Amount, if any and (z) the Group I Class A Principal Distribution Amount payable to the Owners of Class A-1 Certificates pursuant to Section 7.5 hereof.

          "Class A Interest Carry Forward Amount": With respect to any Payment Date, the Class A-1 Interest Carry Forward Amount, the Class A-2 Interest Carry Forward Amount, the Class A-3 Interest Carry Forward Amount, the Class A-4

Interest Carry Forward Amount, the Class A-5 Interest Carry Forward Amount, the Class A-6 Interest Carry Forward Amount or the Class A-7IO Interest Carry Forward Amount.

          "Class A-1 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-1 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-1 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-1 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-1 Pass-Through Rate.

          "Class A-1 Pass-Through Rate": 6.80% per annum.

          "Class A-2 Certificate": Any one of the Certificates designated on the face thereof as a Class A-2 Certificate, substantially in the form annexed hereto as Exhibit A-2, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

          "Class A-2 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-2 Certificates less any amounts actually distributed with respect to the Class A-2 Certificates pursuant to Section 7.5 hereof with respect to principal thereon on all prior Payment Dates.

          "Class A-2 Certificate Termination Date": The Payment Date on which the Class A-2 Certificate Principal Balance is reduced to zero.

          "Class A-2 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-2 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-2 Pass-Through Rate.

          "Class A-2 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-2 Current Interest, (y) the Class A-2 Interest Carry Forward Amount, if any, and (z) the Group I Class A Principal Distribution Amount payable to the Owners of Class A-2 Certificates pursuant to Section 7.5 hereof.

          "Class A-2 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-2 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-2 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-2 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-2 Pass-Through Rate.

          "Class A-2 Pass-Through Rate": 7.05% per annum.

          "Class A-3 Certificate": Any one of the Certificates designated on the face thereof as a Class A-3 Certificate, substantially in the form annexed hereto as Exhibit A-3, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

          "Class A-3 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-3 Certificates less any amounts actually distributed with respect to the Class A-3 Certificates pursuant to Section 7.5(d) hereof with respect to principal thereon on all prior Payment Dates.

          "Class A-3 Certificate Termination Date": The Payment Date on which the Class A-3 Certificate Principal Balance is reduced to zero.

          "Class A-3 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-3 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-3 Pass-Through Rate.

          "Class A-3 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-3 Current Interest, (y) the Class A-3 Interest Carry Forward Amount, if any, and (z) the Group I Class A Principal Distribution Amount payable to the Owners of Class A-3 Certificates pursuant to Section 7.5 hereof.

          "Class A-3 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-3 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-3 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-3 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-3 Pass-Through Rate.

          "Class A-3 Pass-Through Rate": With respect to any Payment Date, the lesser of (x) 7.30% per annum and (y) the Group I Available Funds Cap Rate for such Payment Date.

          "Class A-4 Certificate": Any one of the Certificates designated on the face thereof as a Class A-4 Certificate, substantially in the form annexed hereto as Exhibit A-4, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

          "Class A-4 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-4 Certificates less any amounts actually distributed with respect to the Class A-4 Certificates pursuant to Section 7.5 hereof with respect to principal thereon on all prior Payment Dates.

          "Class A-4 Certificate Termination Date": The Payment Date on which the Class A-4 Certificate Principal Balance is reduced to zero.

          "Class A-4 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-4 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-4 Pass-Through Rate.

          "Class A-4 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-4 Current Interest, (y) the Class A-4 Interest Carry Forward Amount, if any, and (z) the Group I Class A Principal Distribution Amount payable to the Owners of Class A-4 Certificates pursuant to Section 7.5 hereof.

          "Class A-4 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-4 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-4 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-4 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-4 Pass-Through Rate.

          "Class A-4 Pass-Through Rate": With respect to any Payment Date, the lesser of (x) 7.60% per annum and (y) the Group I Available Funds Cap Rate for such Payment Date.

          "Class A-5 Certificate": Any one of the Certificates designated on the face thereof as a Class A-5 Certificate, substantially in the form annexed hereto as Exhibit A-5, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

          "Class A-5 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-5 Certificates less any amounts actually distributed with respect to the Class A-5 Certificates pursuant to Section 7.5(d) hereof with respect to principal thereon on all prior Payment Dates.

          "Class A-5 Certificate Termination Date": The Payment Date on which the Class A-5 Certificate Principal Balance is reduced to zero.

          "Class A-5 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-5 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-5 Pass-Through Rate.

          "Class A-5 Distribution Amount": With respect to any Payment Date, the sum of (w) the Class A-5 Current Interest, (x) the Class A-5 Interest Carry Forward Amount, if any, (y) the Class A-5 Lockout Distribution Amount payable to the Owners of the Class A-5 Certificates pursuant to Section 7.5(d) and (z) the Group I Class A Principal Distribution Amount payable to the Owners of Class A-5 Certificates pursuant to Section 7.5 hereof.

          "Class A-5 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-5 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-5 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-5 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-5 Pass-Through Rate.

          "Class A-5 Lockout Distribution Amount": With respect to any Payment Date, the product of (i) the applicable Class A-5 Lockout Percentage for such Payment Date and (ii) the Class A-5 Lockout Pro Rata Distribution Amount for such Payment Date; provided, that in no event shall the Class A-5 Lockout Distribution Amount exceed the Group I Principal Distribution Amount for the related payment Date.

          "Class A-5 Lockout Percentage": For each Payment Date, the percentage set forth below:

                                                     Class A-5
            Payment Dates                        Lockout Percentage
            ---------------------------------  ----------------------

            July 1997-June 2000                              0%
            July 2000-June 2002                             45%
            July 2002-June 2003                             80%
            July 2003-June 2004                            100%
            July 2004 and thereafter                       300%

          "Class A-5 Lockout Pro Rata Distribution Amount": With respect to any Payment Date, an amount equal to the product of (x) a fraction, the numerator of which is the Class A-5 Certificate Principal Balance immediately prior to such Payment Date and the denominator of which is the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Payment Date and
(y) the Group I Class A Principal Distribution Amount for such Payment Date.

          "Class A-5 Pass-Through Rate": 7.25% per annum.

          "Class A-6 Certificate": Any one of the Certificates designated on the face thereof as a Class A-6 Certificate, substantially in the form annexed hereto as Exhibit A-6, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

          "Class A-6 Certificate Insurer" means AMBAC Indemnity Corporation, a Wisconsin stock insurance company.

          "Class A-6 Certificate Insurer Default" means, any one of the following events shall have occurred and be continuing:

          (a) The Class A-6 Certificate Insurer shall have failed to make a payment required under the related Policy;

          (b) The Class A-6 Certificate Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar Federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar Federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

          (c) a court of competent jurisdiction, the New York Department of Insurance, the Wisconsin Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Class A-6 Certificate Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Class A-6 Certificate Insurer (or the taking of possession of all or any material portion of the property of the Class A-6 Certificate Insurer).

          "Class A-6 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-6 Certificates less any amounts actually distributed with respect to the Class A-6 Certificates pursuant to Section 7.5 hereof with respect to principal thereon on all prior Payment Dates.

          "Class A-6 Certificate Termination Date": The Payment Date on which the Class A-6 Certificate Principal Balance is reduced to zero.

          "Class A-6 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-6 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-6 Pass-Through Rate.

          "Class A-6 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-6 Current Interest, (y) the Class A-6 Interest Carry Forward Amount, if any, and (z) the Group II Class A Principal Distribution Amount payable to the Owners of Class A-6 Certificates pursuant to Section 7.5 hereof.

          "Class A-6 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-6 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-6 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-6 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-6 Pass-Through Rate.

          "Class A-6 Pass-Through Rate": For any Payment Date, the lesser of (i) LIBOR plus (a) in any month up to and including the month in which the Clean-Up Call Date occurs 0.24% per annum and (b) in any month thereafter, 0.48% per annum and (ii) the Group II Available Funds Cap Rate for such Payment Date.

          "Class A-7IO Certificate": Any one of the Certificates designated on the face thereof as a Class A-7IO Certificate, substantially in the form annexed hereto as Exhibit A-7, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

          "Class A-7IO Notional Certificate Principal Balance": With respect to any date on or prior to the 30th

Payment Date, the Class A-5 Certificate Principal Balance as of such date. With respect to any date after the 30th Payment Date, zero.

          "Class A-7IO Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-7IO Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-7IO Pass-Through Rate.

          "Class A-7IO Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-7IO Current Interest and (y) the Class A-1 Interest Carry Forward Amount.

          "Class A-7IO Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-7IO Current Interest as of the immediately preceding Payment Date and
(B) any unpaid Class A-7IO Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-7IO Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-7IO Pass-Through Rate.

          "Class A-7IO Pass-Through Rate": 5.00% per annum.

          "Class B-1 Applied Realized Loss Amount": As to any Payment Date, the lesser of (x) the Class B-1 Certificate Principal Balance (after taking into account the distribution of the Group I Principal Distribution Amount on such Payment Date, but prior to the application of the Class B-1 Applied Realized Loss Amount, if any, on such Payment Date) and (y) the Group I Applied Realized Loss Amount as of such Payment Date.

          "Class B-1 Certificate": Any one of the Certificates designated on the face thereof as a Class B-1 Certificate, substantially in the form annexed hereto as Exhibit A-8, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

          "Class B-1 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class B-1 Certificates less the sum of (x) any amounts actually distributed to the Owners of the Class B-1 Certificates pursuant to Section 7.5 hereof with respect to principal on all prior Payment Dates and (y) the aggregate cumulative amount of the Class B-1 Applied Realized Loss Amounts on all prior Payment Dates.

          "Class B-1 Certificate Termination Date": The Payment Date on which the Class B-1 Certificate Principal Balance is reduced to zero.

          "Class B-1 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class B-1 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class B-1 Pass-Through Rate.

          "Class B-1 Distribution Amount": With respect to any Payment Date, the sum of (w) the Class B-1 Current Interest, (x) the Class B-1 Principal Distribution Amount, if any, (y) the Class B-1 Interest Carry Forward Amount, if any, and (z) the Class B-1 Realized Loss Amortization Amount, if any.

          "Class B-1 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class B-1 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class B-1 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class B-1 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class B-1 Pass-Through Rate.

          "Class B-1 Pass-Through Rate": With respect to any Payment Date, the lesser of (x) 8.05% per annum and (y) the Group I Available Funds Cap Rate for such Payment Date.

          "Class B-1 Principal Distribution Amount": As of any Payment Date on or after the Group I Stepdown Date and as long as a Group I Trigger Event is not in effect, the excess of (x) the aggregate Certificate Principal Balance of the Group I Certificates (after taking into account the payment of the Group I Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount on such Payment Date) over (y) the product of (i) 94.7% and (ii) the outstanding aggregate Loan Balance of the Mortgage Loans in Group I as of the last day of the related Remittance Period.

          "Class B-1 Realized Loss Amortization Amount": As of any Payment Date, the lesser of (x) Unpaid Realized Loss Amount with respect to the Class B-1 Certificates as of such Payment Date and (y) the excess of (i) the Group I Monthly Excess Cashflow Amount over (ii) the sum of the Group I Extra Principal Distribution Amount, the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class M-1 Interest Carry Forward Amount, the Class

M-2 Interest Carry Forward Amount and the Class B-1 Interest Carry Forward Amount in each case for such Payment Date.

          "Class M-1 Applied Realized Loss Amount": As to any Payment Date, the lesser of (x) the Class M-1 Certificate Principal Balance (after taking into account the distribution of the Group I Principal Distribution Amount on such Payment Date, but prior to the application of the Class M-1 Applied Realized Loss Amount, if any, on such Payment Date) and (y) the excess of (i) the Group I Applied Realized Loss Amount as of such Payment Date over (ii) the sum of the Class M-2 Applied Realized Loss Amount and the Class B-1 Applied Realized Loss Amount, in each case as of such Payment Date.

          "Class M-1 Certificate": Any one of the Certificates designated on the face thereof as a Class M-1 Certificate, substantially in the form annexed hereto as Exhibit A-9, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

          "Class M-1 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class M-1 Certificates less the sum of (x) any amounts actually distributed to the Owners of the Class M-1 Certificates pursuant to Section 7.5 hereof with respect to the principal on all prior Payment Dates and (y) the aggregate cumulative amount of Class M-1 Applied Realized Loss Amounts on all prior Payment Dates.

          "Class M-1 Certificate Termination Date": The Payment Date on which the Class M-1 Certificate Principal Balance is reduced to zero.

          "Class M-1 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class M-1 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class M-1 Pass-Through Rate.

          "Class M-1 Distribution Amount": With respect to any Payment Date, the sum of (w) the Class M-1 Current Interest, (x) the Class M-1 Principal Distribution Amount, if any, (y) the Class M-1 Interest Carry Forward Amount, if any, and (z) the Class M-1 Realized Loss Amortization Amount, if any.

          "Class M-1 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class M-1 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class M-1 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the

Owners of the Class M-1 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class M-1 Pass-Through Rate.

          "Class M-1 Pass-Through Rate": With respect to any Payment Date, the lesser of (x) 7.55% per annum and (y) the Group I Available Funds Cap Rate for such Payment Date.

          "Class M-1 Principal Distribution Amount": As of any Payment Date on or after the Stepdown Date and as long as a Group I Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates related to Group I (after taking into account the payment of the Group I Class A Principal Distribution Amount on such Payment Date) and (ii) the Class M-1 Certificate Principal Balance immediately prior to such Payment Date over (y) the product of (i) 76.2% and (ii) the outstanding Loan Balance of the Mortgage Loans in Group I as of the last day of the related Remittance Period.

          "Class M-1 Realized Loss Amortization Amount": As of any Payment Date, the lesser of (x) the Unpaid Realized Loss Amount with respect to the Class M-1 Certificates as of such Payment Date and (y) the excess of (i) the Group I Monthly Excess Cashflow Amount over (ii) the sum of the Group I Extra Principal Distribution Amount and the Class M-1 Interest Carry Forward Amount, in each case for such Payment Date.

          "Class M-2 Applied Realized Loss Amount": As to any Payment Date, the lesser of (x) the Class M-2 Certificate Principal Balance (after taking into account the distribution of the Group I Principal Distribution Amount on such Payment Date, but prior to the application of the Class M-2 Applied Realized Loss Amount, if any, on such Payment Date) and (y) the excess of (i) the Group I Applied Realized Loss Amount as of such Payment Date over (ii) the Class B-1 Applied Realized Loss Amount as of such Payment Date.

          "Class M-2 Certificate": Any one of the Certificates designated on the face thereof as a Class M-2 Certificate, substantially in the form annexed hereto as Exhibit A-10, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

          "Class M-2 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class M-2 Certificates less the sum of (x) any amounts actually distributed to the Owners of the Class M-2 Certificates, pursuant to Section 7.5 hereof on all prior Payment Dates and (y) the aggregate, cumulative amount of Class M-2 Applied Realized Loss Amounts on all prior Payment Dates.

          "Class M-2 Certificate Termination Date": The Payment Date on which the Class M-2 Certificate Principal Balance is reduced to zero.

          "Class M-2 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class M-2 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class M-2 Pass-Through Rate.

          "Class M-2 Distribution Amount": With respect to any Payment Date, the sum of (w) the Class M-2 Current Interest, (x) the Class M-2 Principal Distribution Amount, if any, (y) the Class M-2 Interest Carry Forward Amount, if any, and (z) the Class M-2 Realized Loss Amortization Amount, if any.

          "Class M-2 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class M-2 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class M-2 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class M-2 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class M-2 Pass-Through Rate.

          "Class M-2 Pass-Through Rate": With respect to any Payment Date, the lesser of (x) 7.70% per annum and (y) the Group I Available Funds Cap Rate for such Payment Date.

          "Class M-2 Principal Distribution Amount": As of any Payment Date on or after the Group I Stepdown Date and as long as a Group I Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates related to Group I (after taking into account the payment of the Group I Class A Principal Distribution Amount on such Payment Date), (ii) the Class M-1 Certificate Principal Balance (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Payment Date) and (iii) the Class M-2 Certificate Principal Balance immediately prior to such Payment Date over (y) the product of (i) 87.70% and (ii) the outstanding Loan Balance of the Mortgage Loans in Group I as of the last day of the related Remittance Period.

          "Class M-2 Realized Loss Amortization Amount": As of any Payment Date, the lesser of (x) the Unpaid Realized Loss Amount with respect to the Class M-2 Certificates as of such Payment Date and (y) the excess of (i) the Group I Monthly Excess Cashflow Amount over (ii) the sum of the Group I Extra Principal Distribution Amount, the Class M-1 Realized

Loss Amortization Amount, the Class M-1 Interest Carry Forward Amount and the Class M-2 Interest Carry Forward Amount, in each case for such Payment Date.

          "Class R Certificate": Any one of the Certificates designated on the face thereof as a Class R Certificate, substantially in the form annexed hereto as Exhibit A-11, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein, and evidencing an interest designated as the "residual interest" in the Upper-Tier REMIC for the purposes of the REMIC Provisions.

          "Clean-Up Call Date": The first Remittance Date following the date on which the aggregate Loan Balances of all Mortgage Loans has declined to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Startup Day.

          "Code": The Internal Revenue Code of 1986, as amended and any successor statute.

          "Combined Loan-to-Value Ratio": With respect to any First Mortgage Loan, the percentage equal to the Original Principal Amount of the related Note divided by the Appraised Value of the related Property and with respect to any Second Mortgage Loan or Third Mortgage Loan, the percentage equal to (a) the sum of (i) the remaining principal balance, as of origination of the Second Mortgage Loan or Third Mortgage Loan, as appropriate, of the Senior Lien note(s) relating to such Second Mortgage Loan or Third Mortgage Loan, as appropriate, and (ii) the Original Principal Amount of the Note relating to such Second Mortgage Loan or Third Mortgage Loan, as appropriate, divided by (b) the Appraised Value.

          "Compensating Interest": As defined in Section 8.9(b) hereof.

          "Conduit Acquisition Trust": The trust described in the Pooling and Servicing Agreement dated as of May 1, 1997 among the Sponsor, Bankers Trust Company of California, N.A., as trustee, Advanta Mortgage Corp. USA, as the master servicer, and the "Borrowers" named therein.

          "Conduit Mortgage Files": For any Mortgage Loan identified on the related Schedule of Mortgage Loans with a "B" or a "C" code, the items listed on Exhibit B hereto.

          "Control Party": Until the last sentence of Section 11.18 hereof is applicable and so long as no Class A-6 Certificate Insurer Default has occurred and is continuing, the Class A-6 Certificate Insurer, and thereafter, the Trustee.

          "Coupon Rate": The rate of interest borne by each Note.

          "Current Interest": With respect to any Payment Date, the sum of the Class A-1 Current Interest, the Class A-2 Current Interest, the Class A-3 Current Interest, the Class A-4 Current Interest, the Class A-5 Current Interest, the Class A-6 Current Interest, the Class A-7IO Current Interest, the Class M-1 Current Interest, the Class M-2 Current Interest and the Class B-1 Current Interest.

          "Cut-Off Date": The opening of business June 1, 1997.

          "Date-of-Payment Loan": Any Mortgage Loan as to which, pursuant to the Note relating thereto, interest is computed and charged to the Mortgagor at the Coupon Rate on the outstanding principal balance of such Note based on the number of days elapsed between receipt of the Mortgagor's last payment through receipt of the Mortgagor's most current payment.

          "Delinquency Advance": As defined in Section 8.9(a) hereof.

          "Delinquent": A Mortgage Loan is "delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

          "Delivery Order": The delivery order in the form set forth as Exhibit F hereto and delivered by the Sponsor to the Trustee on the Startup Day pursuant to Section 4.1 hereof.

          "Depository": The Depository Trust Company, 7 Hanover Square, New York, New York 10004 and any successor Depository hereafter named.

          "Designated Depository Institution": With respect to each Account, an institution whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the long-term deposits of which shall be rated A2 or better by Moody's and in the highest short-term rating category for Moody's, unless otherwise approved in writing by the Trustee and Moody's, and which is any of the following: (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws,
(ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the Trustee, Moody's and Fitch and, in each case acting or designated by the Master Servicer as the depository institution for the Principal and Interest Account; provided, however, that any such institution or association shall have combined capital, surplus and undivided profits of at least $100,000,000. Notwithstanding the foregoing, an Account may be held by an institution otherwise meeting the preceding requirements except that the only applicable rating requirement shall be that the unsecured and uncollateralized debt obligations thereof shall be rated Baa3 or better by Moody's if such institution has trust powers and the Principal and Interest Account is held by such institution in its corporate trust department.

          "Designated Residual Owner": Advanta Mortgage Corp. USA.

          "Determination Date": As to each Payment Date, the third Business Day preceding such Payment Date or such earlier day as shall be agreed by the Class A-6 Certificate Insurer and the Trustee.

          "Direct Participant" or "DTC Participant" means any broker-dealer, bank or other financial institution for which the Depository holds Offered Certificates from time to time as a securities depository.

          "Disqualified Organization": "Disqualified Organization" shall have the meaning set forth from time to time in the definition thereof at Section 860E(e)(5) of the Code (or any successor statute thereto) and applicable to the Trust.

          "Document Delivery Requirements": The Sponsor's obligations to deliver certain legal documents, to prepare and record certain Mortgage assignments or to deliver certain opinions relating to Mortgage assignments, in each case with respect to the Mortgage Loans and as set forth in Section 3.5 hereof.

          "Eligible Investments": Those investments so designated pursuant to
Section 7.7 hereof.

          "Event of Default": Any event described in clauses (a) or (b) of
Section 8.20 hereof.

          "FDIC": The Federal Deposit Insurance Corporation, or any successor thereto.

          "File": The documents delivered to the Trustee pursuant to Section 3.5 hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

          "Final Determination": As defined in Section 9.3(a) hereof.

          "First Mortgage Loan": A Mortgage Loan which constitutes a first priority mortgage lien with respect to any Property.

          "Fitch": Fitch Investors Service, L.P.

          "FNMA": The Federal National Mortgage Association, a federally-chartered and privately-owned corporation existing under the Federal National Mortgage Association Charter Act, as amended, or any successor thereof.

          "Formula Interest Shortfall": As defined in Section 7.10(b) hereof.

          "Formula Rate": With respect to any Payment Date and the Class A-6 Certificates, the rate determined in accordance with clause (i) of the definition of "Class A-6 Pass Through Rate".

          "Freddie Mac": The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended, or any successor thereof.

          "Full Interest Distribution Amount": With respect to the Class A-6 Certificates and any Payment Date, the interest due with respect to the Class A-6 Certificates, calculated using the Formula Rate with respect thereto.

          "Gross Margin": With respect to each Mortgage Loan with an adjustable rate, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine, on each Interest Rate Adjustment Date, the Coupon Rate for such Mortgage Loan, subject to any maximum.

          "Group": Group I or Group II.

          "Group I": The pool of Mortgage Loans identified in the related Schedule of Mortgage Loans as having been assigned to Group I, including any Qualified Replacement Mortgages delivered in replacement thereof.

          "Group I Applied Realized Loss Amount": As of any Payment Date, the excess of (x) the Aggregate Certificate Principal Balance of the Group I Certificates on such Payment Date, after taking into account the distribution of the Group I Principal Distribution Amount on such Payment Date but prior to the application of the Group I Applied Realized Loss Amount, if any, on such Payment Date over (y) the aggregate outstanding Loan Balance of the Mortgage Loans in Group I as of the last day of the related Remittance Period.

          "Group I Available Funds Cap Rate": With respect to any Payment Date, on amount, expressed as a per annum rate, equal to (a)(i) the aggregate amount of interest due and collected (or advanced) on all of the Mortgage Loans in Group I for the related Remittance Period minus (ii) the aggregate of the Trustee's Fee and the Servicing Fee for Group I with respect to such Payment Date and minus ((iii) an amount equal to the Current Interest payable to the Owners of the Class A-7IO Certificates on such Payment Date, divided by (b) the Loan Balances of the Mortgage Loans on Group I as of the beginning of the prior Remittance Period, calculated on the basis of a 360-day year consisting of twelve 30-day months.

          "Group I Certificates": The Class A Certificates (other than the Class A-6 Certificates), the Class M-1 Certificates, the Class M-2 Certificates and the Class B-1 Certificates.

          "Group I Class A Principal Distribution Amount": As of any Payment Date (a) prior to the Group I Stepdown Date or with respect to which a Group I Trigger Event is in effect, 100% of the Group I Principal Distribution Amount and (b) on or after the Group I Stepdown Date or as to which a Group I Trigger Event is not in effect, the excess of (x) the Aggregate Certificate Principal Balance of the Group I Class A Certificates immediately prior to such Payment Date over (y) the product of (i) 69.7% and (ii) the outstanding Loan Balance of the Mortgage Loans in Group I as of the last day of the related Remittance Period.

          "Group I Cumulative Realized Losses": As of any date of determination, the aggregate amount of Realized Losses with respect to the Mortgage Loans in Group I since the Cut- Off Date.

          "Group I Extra Principal Distribution Amount": As of any Payment Date, the lesser of (x) the Group I Monthly Excess Interest Amount for such Payment date and (y) the Group I Overcollateralization Deficiency for such Payment Date.

          "Group I Interest Amount Available": As of any Payment Date, the Group I Interest Remittance Amount less the portion of the Trustee's Fees related to Group I.

          "Group I Interest Remittance Amount": As of any Remittance Date, the sum, without duplication, of (i) all interest collected by the Master Servicer during the related Remittance Period with respect to the Mortgage Loans in Group I (less the Servicing Fee with respect to such Mortgage Loans), (ii) all Delinquency Advances made by the Master Servicer on such Remittance Date with respect to Group I, (iii) all Compensating Interest paid by the Master Servicer on such Remittance Date with respect to Group I, net of amounts allowed to be retained pursuant to Section 8.8(c) and (iv) the portion of the Substitution Amount relating to interest on the Mortgage Loans in Group I.

          "Group I Monthly Excess Cashflow Amount": For any Payment Date, the sum of (x) the Group I Monthly Excess Interest Amount and (y) the Group I Overcollateralization Release Amount for such Payment Date.

          "Group I Monthly Excess Interest Amount": With respect to any Payment Date, the excess, if any, of (i) the Group I Interest Amount Available for the related Remittance Period over (ii) the Current Interest on the Group I Certificates on such Payment Date.

          "Group I Monthly Remittance Amount": As of any Remittance Date, the sum of (i) the Group I Interest Remittance Amount for such Remittance Date and
(ii) the Group I Principal Remittance Amount for such Remittance Date.

          "Group I Net Weighted Average Coupon Rate": With respect to any Payment Date, the weighted average of the Coupon Rates of the Mortgage Loans in Group I (weighted by the Loan Balances of the Mortgage Loans in Group I), less the sum of (A) 0.50% per annum, (B) the Trustee's Fees related to Group I, and
(C) for Payment Dates during the IO Period, 0.43875% per annum.

          "Group I Overcollateralization Amount": As of any Payment Date, the difference between (x) the Loan Balance of the Mortgage Loans in Group I as of the last day of the immediately preceding Remittance Period and (y) the Aggregate Certificate Principal Balance of the Group I Certificates (after taking into account all distributions of principal on such Group I Certificates as of such Payment Date).

          "Group I Overcollateralization Deficiency": As of any Payment Date, the excess, if any, of (x) the Group I Targeted Overcollateralization Amount for such Payment Date over (y) the Group I Overcollateralization Amount for such

Payment Date, calculated for this purpose after taking into account the reduction on such Payment Date of the Aggregate Certificate Principal Balance of the Group I Certificates resulting from the distribution of the Group I Principal Remittance Amount (but not the Group I Extra Principal Distribution Amount) on such Payment Date, but prior to taking into account any Group I Applied Realized Loss Amount on such Payment Date.

          "Group I Overcollateralization Release Amount": As of any Payment Date, the lesser of (x) the Group I Principal Remittance Amount for such Payment Date and (y) the excess of (i) the Group I Overcollateralization Amount for such Payment Date, assuming that 100% of the Group I Principal Remittance Amount is applied on such Payment Date to the payment of principal on the Group I Certificates and (ii) the Group I Targeted Overcollateralization Amount for such Payment Date.

          "Group I Principal Distribution Amount": As of any Payment Date, the sum of (i) the Group I Principal Remittance Amount minus, for Payment Dates occurring on and after the Group I Stepdown Date and with respect to which a Group I Trigger Event is not in effect, the Group I Overcollateralization Release Amount, if any and (ii) the Group I Extra Principal Distribution Amount, if any.

          "Group I Principal Remittance Amount": As of any Remittance Date, the sum, without duplication, of (i) the principal actually collected by the Master Servicer with respect to Mortgage Loans in Group I during the related Remittance Period, (ii) the Loan Balance of each such Mortgage Loan in Group I that either was repurchased by an Originator or by the Sponsor or purchased by the Master Servicer on such Remittance Date, to the extent such Loan Balance was actually deposited in the Principal and Interest Account, (iii) any Substitution Amounts delivered by the Sponsor in connection with a substitution of a Mortgage Loan in Group I, to the extent such Substitution Amounts were actually deposited in the Principal and Interest Account on such Remittance Date, and (iv) all Net Liquidation Proceeds actually collected by the Master Servicer with respect to such Mortgage Loans in Group I during the related Remittance Period (to the extent such Liquidation Proceeds related to principal) net of amounts allowed to be retained pursuant to Section 8.8(c).

          "Group I Senior Enhancement Percentage": For any Payment Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Subordinate Certificates relating to Group I and (ii) the Group I Overcollateralization Amount, in each case after taking into account the distribution of the Group I Principal Distribution Amount on such Payment Date by (y) the Loan

Balance of the Mortgage Loans in Group I as of the last day of the related Remittance Period.

          "Group I Senior Specified Enhancement Percentage": On any date of determination thereof means 30.30%.

          "Group I Stepdown Date": The latest to occur of (x) the Payment Date in July 2000, (y) the first date on which principal equal to $210,000,000 has been received by the Trust with respect to Group I and (z) the first Payment Date on which the Group I Senior Enhancement Percentage equals 30.30%.

          "Group I Targeted Overcollateralization Amount": On any Payment Date
(x) prior to the Group I Stepdown Date, $11,130,000 and (y) on or after the Group I Stepdown Date, the greater of (i) (a) if no Group I Trigger Event is in effect, 5.30% of the aggregate outstanding Loan Balance of the Mortgage Loans in Group I as of the last day of the related Remittance Period or (b) if a Group I Trigger Event is in effect, $11,130,000 and (ii) $2,100,000.

          "Group I Trigger Event": A Group I Trigger Event has occurred with respect to a Payment Date if the percentage obtained by dividing (x) the amount of 60+ Day Delinquent Loans in Group I by (y) the aggregate outstanding Loan Balance of the Mortgage Loans in Group I as of the last day of the immediately preceding Remittance Period exceeds 50% of the Group I Senior Enhancement Percentage as of the last day of the immediately preceding Remittance Period.

          "Group II": The pool of Mortgage Loans identified in the related Schedule of Mortgage Loans as having been assigned to Group II, including any Qualified Replacement Mortgages delivered in replacement thereof.

          "Group II Applied Realized Loss Amount": As of any Payment Date, the excess of (x) the aggregate Certificate Principal Balance of the Group II Certificates on such Payment Date, after taking into account the distribution of the Group II Principal Distribution Amount on such Payment Date but prior to the application of the Group II Applied Realized Loss Amount, if any, on such Payment Date over (y) the aggregate outstanding Loan Balance of the Mortgage Loans in Group II as of the last day of the related Remittance Period.

          "Group II Available Funds": As defined in Section 7.3(a) hereof.

          "Group II Available Funds Cap Rate": With respect to any Payment Date, on amount, expressed as a per annum rate, equal to (a)(i) the aggregate amount of interest due and collected (or advanced) on all of the Mortgage Loans in Group II for the related Remittance Period minus (ii) the aggregate of the Trustee's Fee and the Servicing Fee for Group II with respect to such Payment Date and the Premium Amount for such Payment Date and minus (iii) commencing on the 10th Payment Date following the Startup Day an amount equal to 0.75% per annum times the aggregate Principal Balance of the Mortgage Loans in Group II as of the beginning of such related Remittance Period, divided by (b) the aggregate Loan Balances of the Mortgage Loans in Group II as of the beginning of prior Remittance Period, calculated on the basis of a 360-day year and the actual number of days elapsed.

          "Group II Certificates": The Class A-6 Certificates.

          "Group II Class A Principal Distribution Amount": As of any Payment Date, 100% of the Group II Principal Distribution Amount.

          "Group II Cumulative Realized Losses": As of any date of determination, the aggregate amount of Realized Losses with respect to the Mortgage Loans in Group II since the Cut-Off Date.

          "Group II Deficiency Amount": As defined in Section 7.3(b).

          "Group II Extra Principal Distribution Amount": As of any Payment Date, the lesser of (x) the Group II Monthly Excess Interest Amount for such Payment Date and (y) the Group II Overcollateralization Deficiency for such Payment Date.

          "Group II Floor Amount": With respect to any Payment Date on or after the Group II Stepdown Date, the greatest of (i) $1,400,000, (ii) the aggregate Loan Balances of the three Mortgage Loans in Group II which, as of the close of business on the last day of the Remittance Period immediately preceding such Payment Date, had the largest Loan Balances and (iii) two times the excess of
(x) one-half of the aggregate Loan Balances of all Mortgage Loans in Group II which are 90 or more days Delinquent (including REO Properties) over (y) the Group II Monthly Excess Cashflow for such Payment Date.

          "Group II Insured Distribution Amount": As to the Class A-6 Certificates for any Payment Date, the sum of (x) the sum of the Class A-6 Current Interest and the Class A-6 Interest Carry-Forward Amount, if any, and
(y) the Group II Subordination Deficit as of such Payment Date.

          "Group II Insured Payment": An amount equal to the sum of (i) as of each Payment Date, the Group II Deficiency Amount and (ii) any unpaid Group II Preference Amount.

          "Group II Interest Amount Available": As of any Payment Date, the Group II Interest Remittance Amount less the portion of the Trustee's Fees related to Group II and the Premium Amount for such Payment Date.

          "Group II Interest Remittance Amount": As of any Remittance Date, the sum, without duplication, of (i) all interest collected by the Master Servicer during the related Remittance Period with respect to the Mortgage Loans in Group II (less the Servicing Fee with respect to such Mortgage Loans), (ii) all Delinquency Advances made by the Master Servicer on such Remittance Date with respect to Group II, (iii) all Compensating Interest paid by the Master Servicer on such Remittance Date with respect to Group II, net of amounts allowed to be retained pursuant to Section 8.8(c) and (iv) the portion of the Substitution Amount relating to interest on the Mortgage Loans in Group II.

          "Group II Monthly Excess Cashflow Amount": For any Payment Date, the sum of (x) the Group II Monthly Excess Interest Amount and (y) the Group II Overcollateralization Release Amount for such Payment Date.

          "Group II Monthly Excess Interest Amount": With respect to any Payment Date, the excess, if any, of (i) the Group II Interest Amount Available for the related Remittance Period over (ii) the Current Interest on the Group II Certificates on such Payment Date.

          "Group II Monthly Remittance Amount": As of any Remittance Date, the sum of (i) the Group II Interest Remittance Amount for such Remittance Date and
(ii) the Group II Principal Remittance Amount for such Remittance Date.

          "Group II Net Weighted Average Coupon Rate": With respect to any Payment Date, the weighted average of the Coupon Rates of the Mortgage Loans in Group II (weighted by the Loan Balances of the Mortgage Loans in Group II), less the sum of (A) 0.50% per annum, (B) the Trustee's Fee with respect to Group II and (C) the Premium Amount.

          "Group II Overcollateralization Amount": As of any Payment Date, the difference between (x) the Loan Balance of the Mortgage Loans in Group II as of the last day of the immediately preceding Remittance Period and (y) the Aggregate Certificate Principal Balance of the Group II Certificates (after taking into account all distributions of principal on such Group II Certificates as of such Payment Date).

          "Group II Overcollateralization Deficiency": As of any Payment Date, the excess, if any, of (x) the Group II Targeted Overcollateralization Amount for such Payment Date over (y) the Group II Overcollateralization Amount for such

Payment Date, calculated for this purpose after taking into account the reduction on such Payment Date of the Aggregate Certificate Principal Balance of the Group II Certificate resulting from the distribution of the Group II Principal Remittance Amount (but not the Group II Extra Principal Distribution Amount) on such Payment Date, but prior to taking into account any Group II Applied Realized Loss Amount on such Payment Date.

          "Group II Overcollateralization Release Amount": As of any Payment Date, the lesser of (x) the Group II Principal Remittance Amount for such Payment Date and (y) the excess of (i) the Group II Overcollateralization Amount for such Payment Date, assuming that 100% of the Group II Principal Remittance Amount is applied on such Payment Date to the payment of principal on the Group II Certificates and (ii) the Group II Targeted Overcollateralization Amount for such Payment Date.

          "Group II Preference Amount": Any amounts paid by the Class A-6 Certificate Insurer with respect to the Class A-6 Certificates that are voided pursuant to a final, nonappealable order under the Bankruptcy Code in an insolvency proceeding.

          "Group II Principal Distribution Amount": As of any Payment Date, the sum of (i) the Group II Principal Remittance Amount minus, for Payment Dates occurring on and after the Group II Stepdown Date, the Group II
Overcollateralization Release Amount, if any and (ii) the Group II Extra Principal Distribution Amount, if any.

          "Group II Principal Remittance Amount": As of any Monthly Remittance Date, the sum, without duplication, of (i) the principal actually collected by the Master Servicer with respect to Mortgage Loans in Group II during the related Remittance Period, (ii) the Loan Balance of each Mortgage Loan in Group II that was purchased from the Trustee on or prior to such Monthly Remittance Date, to the extent such Loan Balance was actually deposited in the Principal and Interest Account, (iii) any Substitution Amounts relating to principal delivered by the Seller in connection with a substitution of a Mortgage Loan in Group II to the extent such Substitution Amounts were actually deposited in the Principal and Interest Account on or prior to such Monthly Remittance Date, and
(iv) all Net Liquidation Proceeds actually collected by the Master Servicer with respect to the Mortgage Loans in Group II during the related Remittance Period (to the extent such Net Liquidation Proceeds related to principal).

          "Group II Reimbursement Amount": As of any Payment Date, the sum of
(x)(i) all Group II Insured Payments previously received by the Trustee not previously repaid to the Class A-6 Certificate Insurer pursuant to Sections

7.5(g)(2) and 7.5(g)(4) hereof plus (ii) interest accrued on each such Group II Insured Payment not previously repaid calculated from the date the Trustee received the related Group II Insured Payment at the Class A-6 Pass-Through Rate applicable to such date and (y)(i) any amounts then due and owing to the Class A-6 Certificate Insurer relating to the Class A-6 Certificates under the Insurance Agreement plus (ii) interest on such amounts at the Late Payment Rate. The Class A-6 Certificate Insurer shall notify the Trustee and the Sponsor of the amount of any Group II Reimbursement Amount.

          "Group II Stepdown Date": The later to occur of (x) the 30th Payment Date from the Closing Date and (y) the date on which principal equal to 50% of the aggregate principal balance of the Mortgage Loans in Group II as of the Cut-Off Date have been received by the Trust.

          "Group II Subordination Deficit": With respect to the Mortgage Loans in Group II as of any Payment Date, the amount, if any, by which (x) the Class A-6 Certificate Principal Balance, after taking into account the payment of the Group II Principal Distribution Amount on such Payment Date, exceeds (y) the aggregate Loan Balances of the Mortgage Loans in Group II as of the close of business on the last day of the prior Remittance Period.

          "Group II Targeted Overcollateralization Amount": On any Payment Date
(x) prior to the Group II Stepdown Date, $11,200,000 and (y) on or after the Group II Stepdown Date, the greater of (i) 8.0% of the aggregate outstanding Loan Balance of the Mortgage Loans in Group II as of the last day of the related Remittance Period and (ii) the Group II Floor Amount.

          "Group II Total Available Funds": As defined in Section 7.3(a) hereof.

          "Indemnification Agreement": The Indemnification Agreement dated as of June 17, 1997 among the Class A-6 Certificate Insurer, the Representative, J.P. Morgan Securities, Inc., Lehman Brothers and Salomon Brothers Inc as may be amended from time to time.

          "Index": With respect to any adjustable rate Mortgage Note, the applicable index set forth therein.

          "Indirect Participant" shall mean any financial institution for whom any Direct Participant holds an interest in a Class A Certificate.

          "Insurance Agreement": The Insurance and Indemnity Agreement dated as of June 17, 1997 among the Sponsor, the

Master Servicer and the Class A-6 Certificate Insurer, as it may be amended from time to time.

          "Insurance Policy": Any hazard, title or primary mortgage insurance policy relating to a Mortgage Loan.

          "Interest Advance": As defined in Section 7.10(b) hereof.

          "Interest Determination Date": With respect to any Accrual Period for the Group II Certificates, the second London Business Day preceding the first day of such Accrual Period.

          "Interest Rate Adjustment Date": The date on which an adjustment to the Coupon Rate on a Mortgage Note becomes effective.

          "IO Period": The period from the Startup Day through and including the 30th Payment Date.

          "Late Payment Rate": For any Payment Date, means the lesser of (a) the greater of (x) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), plus 2% per annum and (ii) the then applicable highest rate of interest on the Certificates and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

          "LIBOR": With respect to any Accrual Period for the Group II Certificates, the rate determined by the Trustee on the related Interest Determination Date on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. On each Interest Determination Date, LIBOR for the related Accrual Period will be established by the Trustee as follows:

     (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest 1/100,000 of 1% (0.0000001) with five one-millionths of a percentage point rounded upward, of all such quotations).

     (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Interest Accrual Period shall be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the Indenture Trustee, are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European Banks for United States dollar deposits for the Index Maturity; provided, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous Interest Period.

          "Liquidated Loan": As defined in Section 8.13(b) hereof. A Mortgage Loan which is purchased from the Trust pursuant to Section 3.3, 3.4, 3.6(b) or
8.10 hereof is not a "Liquidated Loan".

          "Liquidation Expenses": Expenses which are incurred by the Master Servicer or any Sub-servicer in connection with the liquidation of any defaulted Mortgage Loan, such expenses, including, without limitation, legal fees and expenses, and any unreimbursed Servicing Advances expended by the Master Servicer or any Sub-servicer pursuant to Section 8.9 with respect to the related Mortgage Loan.

          "Liquidation Proceeds": With respect to any Liquidated Loan, any amounts (including the proceeds of any Insurance Policy) recovered by the Master Servicer in connection with such Liquidated Loan, whether through trustee's sale, foreclosure sale or otherwise.

          "Loan Balance": With respect to each Mortgage Loan, the outstanding principal balance thereof as of the Cut-Off Date, less any related Principal Remittance Amounts relating to such Mortgage Loan included in previous related Monthly Remittance Amounts that were transferred by the Master Servicer or any Sub-servicer to the Trustee for deposit in the related Certificate Account; provided, however, (x) that the Loan Balance for any Mortgage Loan which has become a Liquidated Loan shall be zero as of the first day of the Remittance Period following the Remittance Period in which such Mortgage Loan becomes a Liquidated Loan, and at all times thereafter and (y) the Loan Balance "as of the Cut-Off Date" for any Mortgage Loan originated during the period from the Cut-Off Date to the Closing Date shall be the original Loan Balance thereof.

          "Loan Purchase Price": With respect to any Mortgage Loan purchased from the Trust on a Remittance Date pursuant to

Section 3.3, 3.4, 3.6(b) or 8.10 hereof, an amount equal to the Loan Balance of such Mortgage Loan as of the date of purchase, plus one month's interest on the outstanding Loan Balance thereof as of the beginning of the preceding Remittance Period computed at the Coupon Rate less the Servicing Fee (expressed as an annual percentage rate), if any, together with, without duplication, the aggregate amount of (i) all delinquent interest, all Delinquency Advances and Servicing Advances theretofore made with respect to such Mortgage Loan and not subsequently recovered from the related Mortgage Loan, (ii) all Delinquency Advances which the Master Servicer or any Sub-servicer has theretofore failed to remit with respect to such Mortgage Loan and (iii) any Group II Reimbursement Amount relating to such Mortgage Loan relating to Group II.

          "London Business Day": A day on which banks are open for dealing in foreign currency, and exchange in London and New York City.

          "Lower-Tier A-1 Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest A-1 immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier A-1 Pass-Through Rate.

          "Lower-Tier A-1 Pass-Through Rate": For any Payment Date, the Group I Net Weighted Average Coupon Rate.

          "Lower-Tier A-2 Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest A-2 immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier A-2 Pass-Through Rate.

          "Lower-Tier A-2 Pass-Through Rate": For any Payment Date, the Group I Net Weighted Average Coupon Rate.

          "Lower-Tier A-3 Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest A-3 immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier A-3 Pass-Through Rate.

          "Lower-Tier A-3 Pass-Through Rate": For any Payment Date, the Group I Net Weighted Average Coupon Rate.

          "Lower-Tier A-4 Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest A-4 immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier A-4 Pass-Through Rate.

          "Lower-Tier A-4 Pass-Through Rate": For any Payment Date, the Group I Net Weighted Average Coupon Rate.

          "Lower-Tier A-5 Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest A-5 immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier A-5 Pass-Through Rate.

          "Lower-Tier A-5/A-7IO Pass-Through Rate": For any Payment Date during the IO period, the sum of (i) the Group I Net Weighted Average Coupon Rate and
(ii) 5.00% per annum. For any Payment Date thereafter, the Group I Net Weighted Average Coupon Rate.

          "Lower-Tier A-6 Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest A-6 immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier A-6 Pass-Through Rate.

          "Lower-Tier A-6 Pass-Through Rate": For any Payment Date, the Group II Net Weighted Average Coupon Rate.

          "Lower-Tier A-7IO Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest A-7IO immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier A-7IO Pass-Through Rate.

          "Lower-Tier B-1 Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest B-1 immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier B-1 Pass-Through Rate.

          "Lower-Tier B-1 Pass-Through Rate": For any Payment Date, the Group I Net Weighted Average Coupon Rate.

          "Lower-Tier Balance": As to each Class of Lower- Tier Interests and any Payment Date, the Initial Lower-Tier Balance as set forth in Section 2.08(a) minus all amounts distributed as principal of such Class on previous Payments Dates pursuant to Section 7.03(d) or (e).

          "Lower-Tier Group I Distribution Amount": With respect to any Payment Date, the sum of the Lower-Tier A-1 Monthly Interest, the Lower-Tier A-2 Monthly Interest, the Lower-Tier A-3 Monthly Interest, the Lower-Tier A-4 Monthly Interest, the Lower-Tier A-5 Monthly Interest, the Lower-Tier A-7IO Monthly Interest, the Lower-Tier B-1 Monthly Interest, the Lower-Tier M-1 Monthly Interest, the Lower-Tier M-2 Monthly Interest, the Group I Class A Principal Distribution

Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class B-1 Principal Distribution Amount. Such Group I Class A Principal Distribution Amount is allocated as follows: (a) to the Lower-Tier Interest A-5 an amount equal to the Class A-5 Lockout Distribution Amount and (b) the remainder as follows, as a distribution on the Lower-Tier Interest A-1 until the Lower-Tier Interest A-1 Termination Date, the Class A-1 Distribution Amount; as a distribution on the Lower-Tier Interest A-2 until the Lower-Tier Interest A-2 Termination Date, the Class A-2 Distribution Amount; as a distribution on the Lower-Tier Interest A-3 until the Lower-Tier Interest A-3 Termination Date, the Class A-3 Distribution Amount; as a distribution on the Lower-Tier Interest A-4 until the Lower-Tier Interest A-4 Termination Date, the Class A-4 Distribution Amount; and as a distribution on the Lower-Tier Interest A-5 until the Lower-Tier Interest A-5 Termination Date.

          "Lower-Tier Group II Distribution Amount": With respect to any Payment Date, the sum of the Lower-Tier A-6 Monthly Interest and the Group II Principal Distribution Amount.

          "Lower-Tier Interest A-1": The interest of that name established pursuant to Section 2.08(a) hereof.

          "Lower-Tier Interest A-2": The interest of that name established pursuant to Section 2.08(a) hereof.

          "Lower-Tier Interest A-3": The interest of that name established pursuant to Section 2.08(a) hereof.

          "Lower-Tier Interest A-4": The interest of that name established pursuant to Section 2.08(a) hereof.

          "Lower-Tier Interest A-5": The interest of that name established pursuant to Section 2.08(a) hereof.

          "Lower-Tier Interest A-6": The interest of that name established pursuant to Section 2.08(a) hereof.

          "Lower-Tier Interest B-1": The interest of that name established pursuant to Section 2.08(a) hereof.

          "Lower-Tier Interest M-1": The interest of that name established pursuant to Section 2.08(a) hereof.

          "Lower-Tier Interest M-2": The interest of that name established pursuant to Section 2.08(a) hereof.

          "Lower-Tier Interest A-1 Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier

Interest A-1 is reduced to zero through the distribution made in respect of Lower-Tier Interest A-1 on such Payment Date.

          "Lower-Tier Interest A-2 Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest A-2 is reduced to zero through the distribution made in respect of Lower-Tier Interest A-2 on such Payment Date.

          "Lower-Tier Interest A-3 Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest A-3 is reduced to zero through the distribution made in respect of Lower-Tier Interest A-3 on such Payment Date.

          "Lower-Tier Interest A-4 Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest A-4 is reduced to zero through the distribution made in respect of Lower-Tier Interest A-4 on such Payment Date.

          "Lower-Tier Interest A-5 Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest A-5 is reduced to zero through the distribution made in respect of Lower-Tier Interest A-5 on such Payment Date.

          "Lower-Tier Interest A-6 Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest A-6 is reduced to zero through the distribution made in respect of Lower-Tier Interest A-6 on such Payment Date.

          "Lower-Tier Interest B-1 Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest B-1 is reduced to zero through the distribution made in respect of Lower-Tier Interest B-1 on such Payment Date.

          "Lower-Tier Interest M-1 Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest M-1 is reduced to zero through the distribution made in respect of Lower-Tier Interest M-1 on such Payment Date.

          "Lower-Tier Interest M-2 Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest M-2 is reduced to zero through the distribution made in respect of Lower-Tier Interest M-2 on such Payment Date.

          "Lower-Tier M-1 Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest M-1 immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier M-1 Pass-Through Rate.

          "Lower-Tier M-1 Pass-Through Rate": For any Payment Date, the Group I Net Weighted Average Coupon Rate.

          "Lower-Tier M-2 Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest M-2 immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier M-2 Pass-Through Rate.

          "Lower-Tier M-2 Pass-Through Rate": For any Payment Date, the Group I Net Weighted Average Coupon Rate.

          "Lower-Tier Pass-Through Rate": As to each of the respective Lower-Tier Interests, the applicable "Lower-Tier Pass-Through Rate" set forth in
Section 2.08 hereof.

          "Lower-Tier REMIC": The segregated pool of assets referred to as the Trust Estate, other than the Upper-Tier Group I Distribution Account and the Upper-Tier Group II Distribution Account which are assets of the Upper-Tier REMIC.

          "Lower-Tier REMIC Residual Class": With respect to the Lower-Tier REMIC, the interest therein designated as the "residual interest" therein for purposes of the REMIC Provisions. The Lower-Tier REMIC Residual Class shall be uncertificated, and shall be issuable only in Percentage Interest of 100% to Advanta Conduit Receivables, Inc. as Tax Matters Person. Such interests shall be non-transferrable, except that Advanta Conduit Receivables, Inc. may assign such interest to another person who accepts such assignment and the designation as Tax Matters Person pursuant to Section 11.18 hereof. The Lower-Tier REMIC Residual Class is entitled only to any amounts at any time held in the Certificate Account and not required to be paid to the Upper-Tier REMIC, which is expected to be zero at all times during the term of this Agreement.

          "Master Servicer": Advanta Mortgage Corp. USA, a Delaware corporation, and its permitted successors and assigns.

          " Master Servicer's Trust Receipt": The Master Servicer's trust receipt in the form set forth as Exhibit J hereto.

          "Master Servicing Fee": As to any Payment Date the product of (x) one-twelfth of 0.50% and (y) the aggregate Loan Balances of the Unaffiliated Originator Loans as of the opening of business on the first day of the calendar month preceding such Payment Date.

          "Master Transfer Agreement": Any one of the Master Loan Transfer Agreements among the Sponsor and/or the Conduit Acquisition Trust, the Trustee and one or more Originators. For purposes of this Agreement the Master Loan Transfer Agreements are (x) the Master Loan Transfer Agreement dated as of February 15, 1995 among the Sponsor, the Trustee and the Affiliated Originators named therein and (y) any similar agreement with an Unaffiliated Originator designated as a "Master Transfer Agreement" together, in either case, with any related Conveyance Agreements (as defined therein).

          "Mezzanine Certificates": Collectively, the Class M-1 Certificates and the Class M-2 Certificates.

          "Monthly Remittance Amount": With respect to Group I, the Group I Monthly Remittance Amount, and with respect to Group II, the Group II Monthly Remittance Amount.

          "Moody's": Moody's Investors Service, Inc.

          "Mortgage": The mortgage, deed of trust or other instrument creating a first or second or third lien on an estate in fee simple interest in real property securing a Note.

          "Mortgage Loan Group": Either Group I or Group II. References herein to the related Class of Class A Certificates, when used with respect to a Mortgage Loan Group, shall mean (A) in the case of Group I, the Group I Certificates, and (B) in the case of Group II, the Group II Certificates.

          "Mortgage Loans": Such of the mortgage loans transferred and assigned to the Trust pursuant to Section 3.5(a) hereof, together with any Qualified Replacement Mortgages substituted therefor in accordance with this Agreement, as from time to time are held as a part of the Trust Estate, the Mortgage Loans originally so held being identified in the Schedule of Mortgage Loans. The term "Mortgage Loan" includes the terms "First Mortgage Loan", "Second Mortgage Loan" and "Third Mortgage Loan". The term "Mortgage Loan" includes any Mortgage Loan which is Delinquent, which relates to a foreclosure or which relates to a Property which is REO Property prior to such Property's disposition by the Trust. Any mortgage loan which, although intended by the parties hereto to have been, and which purportedly was, transferred and assigned to the Trust by the Sponsor, in fact was not transferred and assigned to the Trust for any reason whatsoever shall nevertheless be considered a "Mortgage Loan" for all purposes of this Agreement. The term "Mortgage Loan" includes the term "Bulk Acquisition Loan".

          "Mortgagor": The obligor on a Note.

          "Net Liquidation Proceeds": As to any Liquidated Loan, Liquidation Proceeds net of, without duplication, Liquidation Expenses and unreimbursed Servicing Advances, unreimbursed Delinquency Advances and accrued and unpaid

Servicing Fees through the date of liquidation relating to such Liquidated Loan. In no event shall Net Liquidation Proceeds with respect to any Liquidated Loan be less than zero.

          "Nonrecoverable Advances": With respect to any Mortgage Loan, (a) any Delinquency Advance or Servicing Advance previously made and not reimbursed pursuant to Sections 7.5 or 8.9, or (b) a Delinquency Advance or Servicing Advance proposed to be made in respect of a Mortgage Loan or REO Property either of which, in the good faith business judgment of the Master Servicer, as evidenced by an Officer's Certificate delivered to the Class A-6 Certificate Insurer and the Trustee would not be ultimately recoverable pursuant to Sections
7.5 or 8.9.

          "Note": The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

          "Offered Certificates": Collectively, the Class A Certificates, the Mezzanine Certificates and the Subordinate Certificates.

          "Officer's Certificate": A certificate signed by any Authorized Officer of any Person delivering such certificate and delivered to the Trustee.

          "Operative Documents": Collectively, this Agreement, the Master Transfer Agreements, the Certificate Insurance policy, the Insurance Agreement, the Indemnification Agreement and Certificates.

          "Original Aggregate Loan Balance":

          "Original Principal Amount": With respect to each Note, the principal amount of such Note or the mortgage note relating to a Senior Lien, as the case may be, on the date of origination thereof.

          "Originator": Any entity from which the Sponsor has purchased Mortgage Loans, or Advanta Mortgage Corp. USA, Advanta Mortgage Corp. Midatlantic, Advanta Mortgage Corp. Midatlantic II, Advanta Mortgage Corp. Midwest, Advanta Mortgage Corp. of New Jersey, Advanta Mortgage Corp. of New Jersey II, Advanta Mortgage Corp. Northeast, Advanta National Bank USA and Advanta Finance Corp.

          "Outstanding": With respect to all Certificates of a Class, as of any date of determination, all such Certificates theretofore executed and delivered hereunder except:

               (i) Certificates theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

               (ii) Certificates or portions thereof for which full and final payment money in the necessary amount has been theretofore deposited with the Trustee in trust for the Owners of such Certificates;

               (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to this Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser; and

               (iv) Certificates alleged to have been destroyed, lost or stolen for which replacement Certificates have been issued as provided for in
     Section 5.5 hereof.

          "Overcollateralization Release Amount": For any Payment Date, the sum of the Group I Overcollateralization Release Amount and the Group II Overcollaterization Release Amount.

          "Owner": The Person in whose name a Certificate is registered in the Register, to the extent described in Section 5.6.

          "Pass-Through Rate". As to the each Class of Certificates, the related Pass-Through Rate.

          "Payment Date": Any date on which the Trustee is required to make distributions to the Owners, which shall be the 25th day of each month, commencing in the month following the Startup Day.

          "Percentage Interest": As to any Offered Certificate, that percentage, expressed as a fraction, the numerator of which is the Certificate Principal Balance of such Certificate as of the Cut-Off Date and the denominator of which is the Certificate Principal Balance of all Certificates of the same Class; and as to any Class R Certificate, that Percentage Interest set forth on such Class R Certificate.

          "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Pool Cumulative Realized Losses": With respect to any period, the sum of all Realized Losses with respect to the Mortgage Loans in the related Group experienced during such period.

          "Pool Delinquency Rate": With respect to any Remittance Period, the fraction, expressed as a percentage, equal to (x) the aggregate principal balances of all Mortgage Loans 90 or more days Delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such Remittance Period over (y) the Pool Principal Balance as of the close of business on the last day of such Remittance Period.

          "Pool Principal Balance": The aggregate principal balances of all Mortgage Loans.

          "Pool Rolling Six Month Delinquency Rate": As of any Payment Date commencing with the seventh Payment Date, the fraction, expressed as a percentage, equal to the average of the Pool Delinquency Rates for each of the six immediately preceding Remittance Periods with respect to the Mortgage Loans.

          "Premium Amount": As to any Payment Date, the product of (x) one-twelfth of the Premium Percentage and (y) the Group II Certificate Principal Balance on such Payment Date (after taking into account any distributions of the Group II Principal Distribution Amount on such Payment Date).

          "Premium Percentage": As defined in the Insurance Agreement.

          "Prepaid Installment": With respect to any Mortgage Loan, any installment of principal thereof and interest thereon received prior to the scheduled due date for such installment, intended by the Mortgagor as an early payment thereof and not as a Prepayment with respect to such Mortgage Loan.

          "Prepayment": Any payment of principal of a Mortgage Loan which is received by the Master Servicer in advance of the scheduled due date for the payment of such principal (other than the principal portion of any Prepaid Installment), and the proceeds of any Insurance Policy which are to be applied as a payment of principal on the related Mortgage Loan shall be deemed to be Prepayments for all purposes of this Agreement.

          "Preservation Expenses": Expenditures made by the Master Servicer or any Sub-servicer in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation.

          "Principal and Interest Account": Collectively, each principal and interest account created by the Master

Servicer or any Sub-servicer pursuant to Section 8.8(a) hereof, or pursuant to any Sub-Servicing Agreement.

          "Principal Remittance Amount": As applicable, the Group I Principal Remittance Amount or the Group II Principal Remittance Amount.

          "Prohibited Transaction": "Prohibited transaction" shall have the meaning set forth from time to time in the definition thereof at Section 860F(a)(2) of the Code (or any successor statute thereto) and applicable to the Trust.

          "Property": The underlying property securing a Mortgage Loan.

          "Purchase Option Period": As defined in Section 9.3(b) hereof.

          "Qualified Liquidation": "Qualified liquidation" shall have the meaning set forth from time to time in the definition thereof at Section 860F(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust and the Tax Estates.

          "Qualified Mortgage": "Qualified mortgage" shall have the meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code (or any successor statute thereto) and applicable to the Trust and the Mortgage Loan Groups.

          "Qualified Replacement Mortgage": A Mortgage Loan substituted for another pursuant to Section 3.3, 3.4 or 3.6(b) hereof, which (i) bears a variable rate of interest if the Mortgage Loan to be substituted for is in Group II or bears a fixed rate of interest if the Mortgage Loan to be substituted for is in Group I, (ii) has a Coupon Rate at least equal to the Coupon Rate of the Mortgage Loan being replaced, (which, in the case of a Mortgage Loan in Group II, shall mean a Mortgage Loan having the same interest rate index, a margin over such index and a maximum interest rate at least equal to those applicable to the Mortgage Loan being replaced), (iii) is of the same or better property type and the same or better occupancy status as the replaced Mortgage Loan, (iv) shall be of the same or better credit quality classification (determined in accordance with the Originators' credit underwriting guidelines) as the Mortgage Loan being replaced, (v) shall mature no later than February 28, 2027, (vi) has a Combined Loan-to-Value Ratio as of the Cut-Off Date no higher than the Combined Loan-to-Value Ratio of the replaced Mortgage Loan at such time, (vii) has a Loan Balance as of the related Replacement Cut-Off Date equal to or less than the Loan Balance of the replaced Mortgage Loan as of such Replacement Cut-Off Date, (viii) satisfies all of the representations and warranties set forth in Section 3.3 and the criteria set forth from time to time in the definition thereof at Section 860G(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust, all as evidenced by an Officer's Certificate of the Sponsor delivered to the Class A-6 Certificate Insurer and the Trustee prior to any such substitution and (ix) is a valid First Mortgage Loan if the Mortgage Loan to be substituted for is a valid First Mortgage Loan or, Second Mortgage Loan if the Mortgage Loan to be substituted for is a Second Mortgage Loan, or Third Mortgage Loan if the Mortgage Loan to be substituted for is a Third Mortgage Loan. In the event that one or more mortgage loans are proposed to be substituted for one or more mortgage loans, the Class A-6 Certificate Insurer may allow the foregoing tests to be met on a weighted average basis with respect to the Mortgage Loans in Group II only or other aggregate basis acceptable to the Class A-6 Certificate Insurer, as evidenced by a written consent delivered to the Trustee by the Class A-6 Certificate Insurer, except that the requirement of clauses (vi) and (viii) hereof must be satisfied as to each Qualified Replacement Mortgage.

          "Realized Loss": As to any Liquidated Loan, the amount, if any, by which the Loan Balance thereof as of the date of liquidation is in excess of Net Liquidation Proceeds realized thereon.

          "Record Date": With respect to each Payment Date, the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs or, if such day is not a Business Day, the next preceding Business Day.

          "Reference Banks": Bankers Trust Company, Barclay's Bank PLC, The Bank or Tokyo and National Westminster Bank PLC; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Sponsor or any affiliate thereof, (iii) whose quotations appear on the Telerate Page 3750 on the relevant Interest Determination Date and
(iv) which have been designated as such by the Trustee.

          "Register": The register maintained by the Trustee in accordance with
Section 5.4 hereof, in which the names of the Owners are set forth.

          "Registrar": The Trustee, acting in its capacity as Trustee appointed pursuant to Section 5.4 hereof, or any duly appointed and eligible successor thereto.

          "Registration Statement": The Registration Statement filed by the Sponsor with the Securities and Exchange Commission, including all amendments thereto and including the Prospectus and Prospectus Supplement relating to the Offered Certificates constituting a part thereof.

          "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

          "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

          "REMIC Trust": The segregated pool of assets consisting of the Trust Estate, except for the Supplemental Interest Trust and the Supplemental Interest Payment Account.

          "Remittance Date": Any date on which the Master Servicer is required to remit monies on deposit in the Principal and Interest Account to the Trustee, which shall be no later than the 18th day of each month, or, if such day is not a Business Day, the next preceding Business Day, commencing in the month following the month in which the Startup Day occurs.

          "Remittance Period": The period (inclusive) beginning on the first day of the calendar month immediately preceding the month in which a Remittance Date occurs and ending on the last day of such immediately preceding calendar month.

          "REO Property": A Property acquired by the Master Servicer or any Sub-servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

          "Replacement Cut-Off Date": With respect to any Qualified Replacement Mortgage, the first day of the calendar month in which such Qualified Replacement Mortgage is conveyed to the Trust.

          "Representation Letter" shall mean letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Offered Certificates registered in the Register under the nominee name of the Depository.

          "Representative": Morgan Stanley & Co. Incorporated, as representative of the Underwriters.

          "Schedules of Mortgage Loans": The Schedules of Mortgage Loans, attached hereto as Schedule I. Such Schedules shall also contain one of the following codes for each Mortgage Loan: "B" if such Mortgage Loan is a Bulk Acquisition Loan, "C" if such Mortgage Loan is an Unaffiliated Originator Loan or "A" for all other Mortgage Loans. The information contained on each Mortgage Loan Schedule shall be delivered to the Trustee on a computer readable magnetic tape or disk.

          "Second Mortgage Loan": A Mortgage Loan which constitutes a second priority mortgage lien with respect to the related Property.

          "Securities Act": The Securities Act of 1933, as amended.

          "Senior Lien": With respect to any Second Mortgage Loan, the mortgage loan relating to the corresponding Property having a first priority lien; and with respect to any Third Mortgage Loan, the mortgage loans relating to the corresponding Property having first and second priority liens.

          "Servicer Affiliate": A Person (i) controlling, controlled by or under common control with the Master Servicer and (ii) which is qualified to service residential mortgage loans.

          "Servicing Advance": As defined in Section 8.9(c) and Section 8.13 hereof.

          "Servicing Fee": With respect to any Mortgage Loan which is an Unaffiliated Originator Loan, the sum of any servicing fee relating to such Unaffiliated Originator Loan and the Master Servicing Fee. With respect to any Mortgage Loan other than an Unaffiliated Originator Loan, the Advanta Servicing Fee. The Sponsor shall inform the Trustee as to the level of any servicing fee relating to an Unaffiliated Originator Loan, which shall not be in excess of 0.50% per month, unless otherwise approved by the Control Party in writing.

          "Sponsor": Advanta Mortgage Conduit Services, Inc., a Delaware corporation.

          "Standard & Poor's": Standard & Poor's Ratings Group, a division of The McGraw Hill Companies.

          "Startup Day": June 17, 1997.

          "Step-up Payment Date": The second Payment Date which follows the Clean-up Call Date.

          "Subordinate Certificates": The Class M-1 Certificates, the Class M-2 Certificates and the Class B-1 Certificates.

          "Substitution Amount": In connection with the delivery of any Qualified Replacement Mortgage, if the outstanding principal amount of such Qualified Replacement Mortgage as of the applicable Replacement Cut-Off Date is less than the Loan Balance of the Mortgage Loan being replaced as of such Replacement Cut-Off Date, an amount equal to such difference together with accrued and unpaid interest on such amount calculated at the Coupon Rate net of the Servicing Fee of the Mortgage Loan being replaced.

          "Sub-Servicer": Any Person with whom the Master Servicer has entered into a Sub-Servicing Agreement and who satisfies any requirements set forth in
Section 8.3 hereof in respect of the qualification of a Sub-Servicer.

          "Sub-Servicing Agreement": The written contract between the Master Servicer and any Sub-Servicer relating to servicing and/or administration of certain Mortgage Loans as permitted by Section 8.3.

          "Supplemental Interest Payment Account": The Supplemental Interest Payment Account established in accordance with Section 7.10(a) hereof and maintained by the Trustee.

          "Supplemental Interest Payment Amount Available": As defined in
Section 7.10(b) hereof.

          "Supplemental Interest Trust": The Advanta Supplemental Interest Trust 1997-2 created pursuant to Section 7.10(a) hereof.

          "Tax Matters Person": The Tax Matters Person appointed pursuant to
Section 11.17 hereof.

          "Tax Matters Person Residual Interest": The 100% interest in the Class R Certificates and the Lower-Tier REMIC Residual Class, each of which shall be issued to and held by Advanta Conduit Receivables, Inc. throughout the term hereof unless another Person shall accept an assignment of such interest and the designation of Tax Matters Person pursuant to Section 11.17 hereof.

          "Termination Notice": As defined in Section 9.3(b) hereof.

          "Termination Price": As defined in Section 9.2(a) hereof.

          "Third Mortgage Loan": A Mortgage Loan which constitutes a third priority mortgage lien with respect to the related Property.

          "Transaction Documents": Collectively this Agreement, the Insurance Agreement, the Underwriting Agreement relating to the Offered Certificates, the Master Transfer Agreements, any Sub-Servicing Agreement, the Indemnification Agreement, the Registration Statement relating to the Offered Certificates and the Certificates.

          "Trust": Advanta Mortgage Loan Trust 1997-2, the trust created under this Agreement.

          "Trust Estate": Collectively, all money, instruments and other property, to the extent such money, instruments and other property are subject or intended to be held in trust, and in the subtrusts, for the benefit of the Owners, including all proceeds thereof, including, without limitation, (i) the Mortgage Loans, (ii) such amounts, including Eligible Investments, as from time to time may be held in all Accounts, (iii) any Property, the ownership of which has been effected on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) any Insurance Policies relating to the Mortgage Loans and any rights of the Sponsor under any Insurance Policies, (v) Net Liquidation Proceeds with respect to any Liquidated Loan, (vi) the Certificate Insurance Policy, and (vii) the rights of the Sponsor against any Originator pursuant to the related Master Transfer Agreement.

          "Trustee": Bankers Trust Company of California, N.A., located on the date of execution of this Agreement at Bankers Trust Company, 3 Park Plaza, Irvine, California 92614, a national banking association, not in its individual capacity but solely as Trustee under this Agreement, and any successor hereunder.

          "Trustee's Fees": With respect to any Payment Date and Mortgage Loan Group, the product of (x) one-twelfth of 0.00875% and (y) the aggregate Loan Balance of the Mortgage Loan in the related Mortgage Loan Group as of the beginning of the related Remittance Period.

          "Unaffiliated Originator Loan": Any Mortgage Loan purchased by the Sponsor from an Unaffiliated Originator and sold to the Trust by the Sponsor.

          "Unaffiliated Originators": Any Originator who is not affiliated with the Sponsor.

          "Uncertificated Interest": As defined in Section 2.8(b) hereof.

          "Underwriters": Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., J.P. Morgan Securities, Inc. and Salomon Brothers Inc.

          "Unpaid Realized Loss Amount": For any Class of the Subordinate Certificates and as to any Payment Date, the excess of (x) the aggregate cumulative amount of related Applied Realized Loss Amounts with respect to such Class for all prior Payment Dates over (y) the aggregate, cumulative amount of related Realized Loss Amortization Amounts with respect to such Class for all prior Payment Dates.

          "Upper-Tier Group I Distribution Account": The Upper-Tier Group I Distribution Account established pursuant to Section 7.02(a) hereof.

          "Upper-Tier Group II Distribution Account": The Upper-Tier Group II Distribution Account established pursuant to Section 7.02(a) hereof.

          "Upper-Tier REMIC": The REMIC established pursuant to Section 2.08 hereof with respect to the Certificates. The assets of the Upper-Tier REMIC shall include the Upper-Tier Group I Distribution Account, the Upper-Tier Group II Distribution Account and the right to receive the distributions deposited therein with respect to each Lower-Tier Interest.

          Section 1.2. Use of Words and Phrases. "Herein", "hereby", "hereunder", "hereof", "hereinbefore", "hereinafter" and other equivalent words refer to this Agreement as a whole and not solely to the particular section of this Agreement in which any such word is used. The definitions set forth in
Section 1.1 hereof include both the singular and the plural. Whenever used in this Agreement, any pronoun shall be deemed to include both singular and plural and to cover all genders.

          Section 1.3. Captions; Table of Contents. The captions or headings in this Agreement and the Table of Contents are for convenience only and in no way define, limit or describe the scope and intent of any provisions of this Agreement.

          Section 1.4. Opinions. Each opinion with respect to the validity, binding nature and enforceability of documents or Certificates may be qualified to the extent that the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law) and may state that no opinion is expressed on the availability of the remedy of specific enforcement, injunctive relief or any other equitable remedy. Any opinion required to be furnished by any Person hereunder must be delivered by counsel upon whose opinion the addressee of such opinion may reasonably rely, and such opinion may state that it is given in reasonable reliance upon an opinion of another, a copy of which must be attached, concerning the laws of a foreign jurisdiction.


                                   ARTICLE II

                   ESTABLISHMENT AND ORGANIZATION OF THE TRUST

          Section 2.1. Establishment of the Trust. The parties hereto do hereby create and establish, pursuant to the laws of the State of New York and this Agreement, the Trust, which, for convenience, shall be known as "Advanta Mortgage Loan Trust 1997-2". Each Mortgage Loan Group shall constitute a sub-trust of the Trust.

          Section 2.2. Office. The office of the Trust shall be in care of the Trustee, addressed to Bankers Trust Company of California, N.A., Three Park Plaza, Irvine, California 92614, or at such other address as the Trustee may designate by notice to the Sponsor, the Master Servicer, the Owners and the Class A-6 Certificate Insurer.

          Section 2.3. Purposes and Powers. The purpose of the Trust is to engage in the following activities, and only such activities: (i) the issuance of the Certificates and the acquiring, owning and holding of Mortgage Loans and the Trust Estate in connection therewith; (ii) activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including the investment of monies in accordance with this Agreement; and (iii) such other activities as may be required in connection with conservation of the Trust Estate and distributions to the Owners; provided, however, that nothing contained herein shall permit the Trustee to take any action which would result in the loss of REMIC status for the REMIC Trust.

          Section 2.4. Appointment of the Trustee; Declaration of Trust. The Sponsor hereby appoints the Trustee as trustee of the Trust effective as of the Startup Day, to have all the rights, powers and duties set forth herein. The Trustee hereby acknowledges and accepts such appointment, represents and warrants its eligibility as of the Startup Day to serve as Trustee pursuant to
Section 10.8 hereof and declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the benefit of the Owners.

          Section 2.5. Expenses of the Trust. Any expenses of the Trust that have been reviewed and approved by the Sponsor (which approval shall not be unreasonably withheld), including the reasonable expenses of the Trustee shall be paid by the Sponsor to the Trustee or to such other Person to whom such amounts may be due. Failure by the Sponsor to pay any such fees or other expenses shall not relieve the Trustee of its obligations hereunder. The Trustee hereby covenants with the Owners that every material contract or other material agreement entered into by the Trustee on behalf of the Trust shall expressly state therein that no Owner shall be personally liable in connection with such contract or agreement.

          Section 2.6. Ownership of the Trust. On the Startup Day the ownership interests in the Trust and the subtrusts shall be transferred as set forth in
Section 4.2 hereof, such transfer to be evidenced by sale of the Certificates as described therein. Thereafter, transfer of any ownership interest shall be governed by Sections 5.4 and 5.8 hereof.

          Section 2.7. Situs of the Trust. It is the intention of the parties hereto that the Trust constitute a trust under the laws of the State of New York. The Trust will be created in, and all Accounts maintained by the Trustee on behalf of the Trust will be located in, the State of New York. The Trust will not have any employees and will not have any real or personal property (other than property acquired pursuant to Section 8.13 hereof) located in any state other than in the State of New York and payments will be received by the Trust only in the State of New York and payments from the Trust will be made only from the State of New York. The Trust's only office will be at the office of the Trustee as set forth in Section 2.2 hereof.

          Section 2.8. Miscellaneous REMIC Provisions.

     (a) The beneficial ownership interest in the Lower-Tier REMIC shall be evidenced by the interests having the characteristics and terms as follows:

                                 Initial Lower-  Lower-Tier
                                   Tier Balance  Pass-Through  Final Scheduled
     Class Designation                              Rate        Payment Dates
Lower-Tier Interest A-1            $165,800,000     (1)       February 25, 2012
Lower-Tier Interest A-2             109,900,000     (1)       May 25, 2021
Lower-Tier Interest A-3              10,500,000     (1)       October 25, 2022
Lower-Tier Interest A-4              44,445,000     (1)       June 25, 2027
Lower-Tier Interest A-5/A-7IO        36,855,000     (2)       June 25, 2027
Lower-Tier Interest A-6             280,000,000     (3)       June 25, 2027
Lower-Tier Interest M-1              54,337,000     (1)       June 25, 2027

                                 Initial Lower-  Lower-Tier
                                   Tier Balance  Pass-Through  Final Scheduled
     Class Designation                              Rate        Payment Dates
Lower-Tier Interest M-2              49,613,000     (1)       June 25, 2027
Lower-Tier Interest B-1               9,450,000     (1)       June 25, 2027
Lower-Tier REMIC Residual                   (4)     (4)       June 25, 2027
Class

-------------------

(1)On any Payment Date, the Group I Net Weighted Average Coupon Rate.

(2)On any Payment Date, the Lower Tier A-5/A-7IO Pass-Through Rate.

(3)On any Payment Date, the Group II Net Weighted Average Coupon Rate.

(4)The Lower-Tier REMIC Residual Class is not issued with a Lower-Tier Balance or a Lower-Tier Pass-Through Rate.

     (b) The Lower-Tier Interests A-1, A-2, A-3, A-4, A-5/A- 7IO, A-6, M-1, M-2 and B-1 Certificates shall be issued as non-certificated interests. The Lower-Tier REMIC Residual Class shall be issued from the Lower-Tier REMIC as a non-certificated interest.

     (c) The Sponsor hereby designates Lower-Tier Interest A-1, Lower-Tier Interest A-2, Lower-Tier Interest A-3, Lower-Tier Interest A-4, Lower-Tier Interest A-5/A-7IO, Lower-Tier Interest A-6, Lower-Tier Interest M-1, Lower-Tier Interest M- 2F, Lower-Tier Interest M-2, Lower-Tier Interest B-1, as "regular interests" and the Lower-Tier REMIC Residual Class as the single class of "residual interests" in the Lower-Tier REMIC for purposes of the REMIC Provisions.

     (d) The Sponsor hereby designates the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7IO, Class M-1, Class M-2 and Class B-1 Certificates as "regular interests," and the Class R Certificates as the single class of "residual interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions. The Sponsor hereby designates the Lower-Tier Interest A-1, the Lower-Tier Interest A-2, the Lower-Tier Interest A-3, the Lower-Tier Interest A-4, the Lower-Tier Interest A-5/A-7IO, the Lower-Tier Interest A-6, Lower-Tier Interest M-1, Lower-Tier Interest M-2, Lower-Tier Interest B-1, the Upper-Tier Group I Distribution Account and the Upper-Tier Group II Distribution Account as the only assets of the Upper-Tier REMIC.

     (e) The Startup Day is hereby designated as the "startup day" of the Upper-Tier REMIC and the Lower-Tier REMIC within the meaning of Section 860G(a)(9) of the Code.

     (f) The Owner of the Tax Matters Person Residual Interests in the Upper-Tier REMIC and the Lower-Tier REMIC is hereby designated as "tax matters person" as defined in the REMIC Provisions with respect to each such REMIC.

     (g) The Trust and each REMIC shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

     (h) The Trustee shall cause the Upper-Tier REMIC and the Lower-Tier REMIC each to elect to be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of the Trust shall be resolved in a manner that preserves the validity of such election to be treated as a REMIC. The Trustee shall report all expenses of the Trust Estate to the Lower-Tier REMIC.

     (i) For all Federal tax law purposes amounts transferred by the Trustee to the Owners of the Class R Certificates shall be treated as distributions by the Upper-Tier REMIC and amounts, if any, distributed on the Lower-Tier REMIC Residual Class, if any, shall be treated as distributions by the Lower-Tier REMIC. It is expected that there shall not be any distributions to the Lower-Tier REMIC Residual Class.

     (j) The Trustee shall provide to the Internal Revenue Service and to the person described in Section 860(E)(e)(3) and (6) of the Code the information described in Treasury Regulation Section 1.860D-1(b)(5)(ii), or any successor regulation thereto with respect to both the Lower-Tier REMIC and the Upper-Tier REMIC. Such information will be provided in the manner described in Treasury Regulation Section 1.860E-2(a)(5), or any successor regulation thereto.

     (k) The REMIC Trust shall elect to be treated as a REMIC under Section 860D of the Code, as described in Section 11.15. Any inconsistencies or ambiguities in this Agreement or in the administration of the Trust shall be resolved in a manner that preserves the validity of the election of the REMIC Trust to be treated as a REMIC.

     (l) The final scheduled Payment Date for any Class of Certificates is hereby established as follows:

         Class                     Final Schedule Payment Date
   Class A-1 Certificates               2/25/2012
   Class A-2 Certificates               5/25/2021
   Class A-3 Certificates              10/25/2022
   Class A-4 Certificates               6/25/2027
   Class A-5 Certificates               6/25/2027
   Class A-6 Certificates               5/25/2027
   Class A-7IO Certificates            12/25/1999
   Class M-1 Certificates               6/25/2027
   Class M-2 Certificates               6/25/2027
   Class B-1 Certificates               6/25/2027


                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                     OF THE SPONSOR AND THE MASTER SERVICER;
                  COVENANT OF SPONSOR TO CONVEY MORTGAGE LOANS

          Section 3.1. Representations and Warranties of the Sponsor. The Sponsor hereby represents, warrants and covenants to the Trustee, the Class A-6 Certificate Insurer and to the Owners as of the Startup Day that:

          (a) The Sponsor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Sponsor has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party.

          (b) The execution and delivery of this Agreement and the other Operative Documents to which the Sponsor is a party by the Sponsor and its performance and compliance with the terms of this Agreement and of the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Sponsor and will not violate the Sponsor's Articles of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Sponsor is a party or by which the Sponsor is bound, or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Sponsor or any of its properties.

          (c) This Agreement and the other Operative Documents to which the Sponsor is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Sponsor, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

          (d) The Sponsor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Sponsor or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which it is a party.

          (e) No litigation is pending or, to the best of the Sponsor's knowledge, threatened against the Sponsor which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Document to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Sponsor or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which it is a party.

          (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Sponsor contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

          (g) The statements contained in the Registration Statement which describe the Sponsor or matters or activities for which the Sponsor is responsible in accordance with the Operative Documents or which are attributed to the Sponsor therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Sponsor or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein with respect to the Sponsor not misleading. To the best of the Sponsor's knowledge and belief, the Registration Statement does not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading.

          (h) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Sponsor makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by the Sponsor of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Sponsor and the performance by the Sponsor of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

          (i) The transactions contemplated by this Agreement are in the ordinary course of business of the Sponsor.

          (j) The Sponsor received fair consideration and reasonably equivalent value in exchange for the sale of the interests in the Mortgage Loans evidenced by the Certificates.

          (k) The Sponsor did not sell any interest in any Mortgage Loan evidenced by the Certificates with any intent to hinder, delay or defraud any of its respective creditors.

          (l) The Sponsor is solvent and the Sponsor will not be rendered insolvent as a result of the sale of the Mortgage Loans to the Trust or the sale of the Certificates.

          It is understood and agreed that the representations and warranties set forth in this Section 3.1 shall survive delivery of the Mortgage Loans to the Trustee.

          Section 3.2. Representations and Warranties of the Master Servicer. The Master Servicer hereby represents, warrants and covenants to the Trustee, the Class A-6 Certificate Insurer and to the Owners as of the Startup Day that:

          (a) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is, and each Sub-Servicer is, in compliance with the laws of each state in which any Property is located to the extent necessary to enable it to perform its obligations hereunder and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Master Servicer and each Sub-servicer has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party. The Master Servicer has, on a consolidated basis with its parent, AMHC, equity of at least $5,000,000, as determined in accordance with generally accepted accounting principles.

          (b) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement and the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Master Servicer and will not violate the Master Servicer's Articles of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which the Master Servicer is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Master Servicer or any of its properties.

          (c) This Agreement and the other Operative Documents to which the Master Servicer is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

          (d) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Master Servicer is a party.

          (e) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Document to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Master Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Master Servicer is a party.

          (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Master Servicer contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

          (g) The statements contained in the Registration Statement which describe the Master Servicer or matters or activities for which the Master Servicer is responsible in accordance with the Operative Documents or which are attributed to the Master Servicer therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Master Servicer or omit to state a material fact required to be stated therein or necessary to make the statements contained therein with respect to the Master Servicer not misleading. To the best of the Master Servicer's knowledge and belief, the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading.

          (h) The Servicing Fee is a "current (normal) servicing fee rate" as that term is used in Statement of Financial Accounting Standards No. 65 issued by the Financial Accounting Standards Board. Neither the Master Servicer nor any affiliate thereof will report on any financial statements any part of the Servicing Fee as an adjustment to the sales price of the Mortgage Loans.

          (i) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Master Servicer makes no such representation or warranty), that are necessary or advisable in connection with the execution and delivery by the Master Servicer of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Master Servicer and the performance by the Master Servicer of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

          (j) The collection practices used by the Master Servicer with respect to the Mortgage Loans directly serviced by it have been, in all material respects, legal, proper, prudent and customary in the mortgage loan servicing business.

          (k) The transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

          (l) The terms of each existing Sub-Servicing Agreement and each designated Sub-servicer are acceptable to the Master Servicer and any new Sub-Servicing Agreements or Sub-servicers will comply with the provisions of Section 8.3.

          It is understood and agreed that the representations and warranties set forth in this Section 3.2 shall survive delivery of the Mortgage Loans to the Trustee.

          Upon discovery by any of the Originators, the Master Servicer, the Sponsor, any Sub-Servicer, the Class A-6 Certificate Insurer or the Trustee of a breach of any of the representations and warranties set forth in this Section
3.2 which materially and adversely affects the interests of the Owners or of the Class A-6 Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties. Within 30 days of its discovery or its receipt of notice of breach, the Master Servicer shall cure such breach in all material respects and, upon the Master Servicer's continued failure to cure such breach, may thereafter be removed by the Trustee pursuant to Section 8.20 hereof; provided, however, that if the Master Servicer can demonstrate to the reasonable satisfaction of the Class A-6 Certificate Insurer and the Trustee that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Class A-6 Certificate Insurer and the Trustee.


          Section 3.3. Representations and Warranties of the Sponsor with Respect to the Mortgage Loans.

          (a) The Sponsor makes the following representations and warranties as to the Mortgage Loans on which the Class A-6 Certificate Insurer relies and the Trustee relies in accepting the Mortgage Loans in trust and executing and authenticating the Certificates. Such representations and warranties speak as of the Startup Day, but shall survive the sale, transfer, and assignment of the Mortgage Loans to the Trustee:

               (i) The information with respect to each Mortgage Loan (including any Unaffiliated Originator Loans) set forth in the Schedules of Mortgage Loans is true and correct as of the Cut-Off Date;

               (ii) All of the original or certified documentation set forth in
     Section 3.5 (including all material documents related thereto) with respect to each Mortgage Loan (including any Unaffiliated Originator Loans) has been or will be delivered to the Trustee on the Startup Day, or as otherwise provided in Section 3.5;

               (iii) Except for any Unaffiliated Originator Loans being serviced by a servicer other than the Master Servicer, each Mortgage Loan is being serviced by the Master Servicer or a Person controlling, controlled by or under common control with the Master Servicer and qualified to service mortgage loans;

               (iv) The Note related to each Mortgage Loan in Group I bears a Coupon Rate of at least 7.00% per annum;

               (v) As of the Cut-Off Date, no more than 1.40% of the Original Aggregate Loan Balance of the Mortgage Loans are 30-59 days Delinquent, no more than 0.03% of the Original Aggregate Loan Balance of the Mortgage Loans are 60-89 days delinquent and no Mortgage Loan is 90 or more days' Delinquent;

               (vi) As of the Cut-Off Day no more than 0.36% of the Original Aggregate Loan Balance of the Mortgage Loans is secured by Properties located within any single zip code area, and no more than 10.44% of the Original Aggregate Loan Balance of the Mortgage Loans consists of Date-of-Payment Loans;

               (vii) Each Mortgage Loan conforms, and all such Mortgage Loans in the aggregate conform, in all material respects to the description thereof set forth in the Registration Statement;

               (viii) Except for the Bulk Acquisition Loans and any Unaffiliated Originator Loans, as of the Cut-Off Date, no more than 2.42% of the Loan Balance of the Mortgage Loans relates to Mortgage Loans originated under the Originators' non-income verification program for self-employed borrowers; and

               (ix) The credit underwriting guidelines applicable to each Mortgage Loan conform in all material respects to the description thereof set forth in the Prospectus.

          (b) The Sponsor hereby assigns to the Trustee for the benefit of the Owners of the Certificates and the Class A-6 Certificate Insurer (so long as a Class A-6 Certificate Insurer Default had not occurred and is continuing) all of its right, title and interest in respect of each Master Transfer Agreement applicable to the related Mortgage Loan. Insofar as such Master Transfer Agreement provides for representations and warranties made by the related Originator in respect of a Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer or by the Trustee on behalf of the Owners and the Class A-6 Certificate Insurer. Upon the discovery by the Sponsor, the Master Servicer, the Class A-6 Certificate Insurer or the Trustee of a breach of any of the representations and warranties made in a Master Transfer Agreement in respect of any Mortgage Loan which materially and adversely affects the interests of the Owners or of the Class A-6 Certificate Insurer in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. The Master Servicer shall promptly notify the related Originator of such breach and request that such Originator cure such breach or take the actions described in Section 3.4(b) hereof within the time periods required thereby, and if such Originator does not cure such breach in all material respects, the Sponsor shall cure such breach or take such actions. The obligations of the Sponsor or Master Servicer, as the case may be, set forth herein with respect to any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole obligations of the Master Servicer and of the Sponsor in respect of such breach.

          Section 3.4. Covenants of Sponsor to Take Certain Actions with Respect to the Mortgage Loans In Certain Situations. (a) With the provisos and limitations as to remedies set forth in this Section 3.4, upon the discovery by any Originator, the Sponsor, the Master Servicer, the Class A-6 Certificate Insurer, any Sub-Servicer or the Trustee that the representations and warranties set forth in Section 3.3 of this Agreement or in the Master Transfer Agreement were untrue in any material respect as of the Startup Day and such breaches of the representations and warranties materially and adversely affect the interests of the Owners or of the Class A-6 Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties.

          The Sponsor acknowledges that a breach of any representation or warranty (x) relating to marketability of title sufficient to transfer unencumbered title to a Mortgage Loan, (y) relating to enforceability of the Mortgage Loan against the related Mortgagor or Property or (z) set forth in clause (viii) of Section 3.3 above constitutes breach of a representation or warranty which "materially and adversely affects the interests of the Owners or of the Class A-6 Certificate Insurer in such Mortgage Loan.

          (b) Upon the earliest to occur of the Sponsor's discovery, its receipt of notice of breach from any one of the other parties hereto or from the Class A-6 Certificate Insurer or such time as a breach of any representation and warranty materially and adversely affects the interests of the Owners or of the Class A-6 Certificate Insurer as set forth above, the Sponsor hereby covenants and warrants that it shall promptly cure such breach in all material respects or it shall (or shall cause an affiliate of the Sponsor to or an Originator to), subject to the further requirements of this paragraph, on the second Remittance Date next succeeding such discovery, receipt of notice or such other time (i) substitute in lieu of each Mortgage Loan in the related Mortgage Loan Group which has given rise to the requirement for action by the Sponsor a Qualified Replacement Mortgage and deliver the Substitution Amount applicable thereto, together with the aggregate amount of all Delinquency Advances and Servicing Advances theretofore made with respect to such Mortgage Loan, to the Master Servicer for deposit in the Principal and Interest Account or (ii) purchase such Mortgage Loan from the REMIC Trust at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Master Servicer for deposit in the Principal and Interest Account. In connection with any such proposed purchase or substitution, the Sponsor at its expense, shall cause to be delivered to the Trustee and the Class A-6 Certificate Insurer an opinion of counsel experienced in federal income tax matters stating whether or not such a proposed purchase or substitution would constitute a Prohibited Transaction for the REMIC Trust or would jeopardize the status of the REMIC Trust as a REMIC, and the Sponsor shall only be required to take either such action to the extent such action would not constitute a Prohibited Transaction for the REMIC Trust or would not jeopardize the status of the REMIC Trust as a REMIC. Any required purchase or substitution, if delayed by the absence of such opinion shall nonetheless occur if so directed by the Class A-6 Certificate Insurer or the Trustee upon the earlier of (i) the occurrence of a default or imminent default with respect to the Mortgage Loan or (ii) the delivery of such opinion. It is understood and agreed that the obligation of the Sponsor to cure the defect, or substitute for, or purchase any Mortgage Loan as to which a representation or warranty is untrue in any material respect and has not been remedied shall constitute the sole remedy available to the Owners, the Trustee and the Class A-6 Certificate Insurer.

          (c) In the event that any Qualified Replacement Mortgage is delivered by an Originator or by the Sponsor (or by an affiliate of the Sponsor, as the case may be) to the Trust pursuant to Section 3.3, Section 3.4 or Section 3.6 hereof, the related Originator and the Sponsor shall be obligated to take the actions described in Section 3.4(b) with respect to such Qualified Replacement Mortgage upon the discovery by any of the Owners, the Sponsor, the Master Servicer, the Class A-6 Certificate Insurer, any Sub-Servicer or the Trustee that the representations and warranties set forth in the related Master Transfer Agreement or in Section

3.3 above are untrue in any material respect on the date such Qualified Replacement Mortgage is conveyed to the Trust such that the interests of the Owners or the Class A-6 Certificate Insurer in the related Qualified Replacement Mortgage are materially and adversely affected; provided, however, that for the purposes of this subsection (c) the representations and warranties in the related Master Transfer Agreement or as set forth in Section 3.3 above referring to items "as of the Cut-Off Date" or "as of the Startup Day" shall be deemed to refer to such items as of the date such Qualified Replacement Mortgage is conveyed to the Trust.

          (d) It is understood and agreed that the covenants set forth in this
Section 3.4 shall survive delivery of the respective Mortgage Loans (including Qualified Replacement Mortgage Loans) to the Trustee.

          Section 3.5. Conveyance of the Mortgage Loans.

          (a) The Sponsor, concurrently with the execution and delivery hereof, and on behalf of the Conduit Acquisition Trust, hereby transfers, sells, assigns, sets over and otherwise conveys without recourse, to the Trustee, all right, title and interest of the Conduit Acquisition Trust in and to each Mortgage Loan listed on the Schedule of Mortgage Loans delivered by the Sponsor on the Startup Day, all its right, title and interest in and to principal collected and interest accruing on each such Mortgage Loan on and after the Cut-Off Date and all its right, title and interest in and to all Insurance Policies. The transfer by the Conduit Acquisition Trust of the Mortgage Loans set forth on the Schedule of Mortgage Loans to the Trustee is absolute and is intended by the Owners and all parties hereto to be treated as a sale by the Conduit Acquisition Trust.

          (b) In connection with the transfer and assignment of the Mortgage Loans, the Sponsor agrees to:

          (i) cause to be delivered, on the Startup Day, without recourse, to the Trustee the items listed in the definitions of "Advanta Mortgage Files" and "Conduit Mortgage Files," as appropriate; provided that the assignments of mortgage listed in clause (e) of Exhibit B hereto shall be delivered to the Trustee with respect to the Designated Advanta Mortgage Files within 75 Business Days of the Startup Day.

          (ii) cause, within 75 Business Days following the Startup Day the assignments of Mortgage to be submitted for recording in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the related Originator to the Trustee; provided, however, that, for administrative convenience and facilitation of servicing and to reduce closing costs, assignments of mortgage shall not be required to be submitted for recording with respect to any Mortgage Loan which relates to an Advanta Mortgage File only if the Trustee, the Class A-6 Certificate Insurer and each Rating Agency has received an Opinion of Counsel, satisfactory in form to each Rating Agency, to the effect that the recordation of such assignments in any specific jurisdiction is not necessary to protect the Trustee's interest in the related Mortgage.

          All recording required pursuant to this Section 3.5 shall be accomplished at the expense of the Originators or of the Sponsor. Notwithstanding anything to the contrary contained in this Section 3.5, in those instances where the public recording office retains the original Mortgage, the assignment of a Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Sponsor shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee of a copy of such Mortgage, such assignment or assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

          Copies of all Mortgage assignments received by the Trustee shall be kept in the related file.

          Such assignments of mortgage shall, in addition to the requirements specified in Exhibit B, be in recordable form. On or before the Startup Day, the Sponsor shall deliver to the Trustee original executed powers of attorney, from the current recordholders of the related Mortgage substantially in the form of Exhibit H, authorizing the Master Servicer on behalf of the Trustee to record the assignments of mortgage as provided in clause (ii) above. Pursuant to such power of attorney, the Trustee also may execute a new assignment of mortgage for any Mortgage Loan if the original assignment of mortgage delivered by the Sponsor to the Trustee is not in recordable form at such time as the assignment of mortgage is to be recorded by the Trustee.

          (c) In the case of Mortgage Loans which have been prepaid in full on or after the Cut-Off Date and prior to the Startup Day, the Sponsor, in lieu of the foregoing, will deliver within 15 Business Days after the Startup Day, to the Trustee a certification of an Authorized Officer in the form set forth in Exhibit C.

          (d) The Sponsor (or the Conduit Acquisition Trust or an affiliate of the Sponsor) shall transfer, sell, assign, set over and otherwise convey without recourse, to the Trustee all right, title and interest of the Sponsor (or the Conduit Acquisition Trust or of such affiliate) in and to any Qualified Replacement Mortgage delivered to the Trustee pursuant to Section 3.3, Section
3.4 or Section 3.6 hereof and
all its right, title and interest to principal collected and interest accruing on such Qualified Replacement Mortgage on and after the applicable Replacement Cut-Off Date; provided, however, that the Sponsor (or the Conduit Acquisition or such affiliate) shall reserve and retain all right, title and interest in and to payments of principal and interest due on such Qualified Replacement Mortgage prior to the applicable Replacement Cut-Off Date.

          (e) As to each Mortgage Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage therefor, the Trustee will transfer, sell, assign, set over and otherwise convey without recourse, on the Sponsor's order, all of its right, title and interest in and to such released Mortgage Loan and all the Trust's right, title and interest to principal collected and interest accruing on such released Mortgage Loan on and after the applicable Replacement Cut-Off Date; provided, however, that the Trust shall reserve and retain all right, title and interest in and to payments of principal collected and interest accruing on such released Mortgage Loan prior to the applicable Replacement Cut-Off Date.

          (f) In connection with any transfer and assignment of a Qualified Replacement Mortgage to the Trustee on behalf of the Trust, the Sponsor agrees to cause to be delivered to the Trustee the items described in Section 3.5(b) on the date of such transfer and assignment or, if a later delivery time is permitted by Section 3.5(b), then no later than such later delivery time.

          (g) As to each Mortgage Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage the Trustee shall deliver on the date of conveyance of such Qualified Replacement Mortgage and on the order of the Sponsor (i) the original Note, or the certified copy, relating thereto, endorsed without recourse, to the Sponsor and (ii) such other documents as constituted the File with respect thereto.

          (h) If a Mortgage assignment is lost during the process of recording, or is returned from the recorder's office unrecorded due to a defect therein, the Sponsor shall prepare a substitute assignment or cure such defect, as the case may be, and thereafter cause each such assignment to be duly recorded.

          (i) The Sponsor shall cause to be reflected on the records of the Conduit Acquisition Trust that the Mortgage Loans have been sold to the Trust.

          (j) To the extent that the ratings, if any, then assigned to the unsecured debt of the Sponsor or of the Sponsor's ultimate corporate parent are satisfactory to the Control Party, Standard & Poor's, Moody's and Fitch, then any


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
of the Document Delivery Requirements described above may be waived by an instrument signed by the Control Party, Standard & Poor's, Fitch and Moody's (or any documents theretofore delivered to the Trustee returned to the Sponsor) on such terms and subject to such conditions as the Control Party, Moody's, Standard & Poor's and Fitch may permit.

          Section 3.6. Acceptance by Trustee; Certain Substitutions of Mortgage Loans; Certification by Trustee. (a) The Trustee agrees to execute and deliver on the Startup Day an acknowledgment of receipt of the Notes delivered by the Sponsor in the form attached as Exhibit D hereto, and declares that it will hold such documents and any amendments, replacement or supplements thereto, as well as any other assets included in the definition of Trust Estate and delivered to the Trustee, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Owners. The Trustee further agrees to review any other documents delivered by the Sponsor within 90 days after the Startup Day (or within 90 days with respect to any Qualified Replacement Mortgage after the assignment thereof) and to deliver to the Sponsor, the Class A-6 Certificate Insurer and the Master Servicer a Certification in the form attached as Exhibit E hereto. The Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face, nor shall the Trustee be under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Mortgage Loan.

          (b) If the Trustee during such 90-day period finds any document constituting a part of a File which is not properly executed, has not been received within the specified period, or is unrelated to the Mortgage Loans identified in the Schedules of Mortgage Loans, or that any Mortgage Loan does not conform in a material respect to the description thereof as set forth in the Schedules of Mortgage Loans, the Trustee shall promptly so notify the Sponsor and the Class A-6 Certificate Insurer. In performing any such review, the Trustee may conclusively rely on the Sponsor as to the purported genuineness of any such document and any signature thereon. The Sponsor agrees to use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the Trustee. If, however, within 60 days after the Trustee's notice to it respecting such defect the Sponsor has not remedied or caused to be remedied the defect and the defect materially and adversely affects the interest in the related Mortgage Loan of the Owners or of the Class A-6 Certificate Insurer, the Sponsor will (or will cause the related Originator or an affiliate of the Sponsor to) on the next succeeding Remittance Date (i) substitute in lieu of such Mortgage Loan a Qualified

Replacement Mortgage and, deliver the Substitution Amount applicable thereto to the Master Servicer for deposit in the Principal and Interest Account or (ii) purchase such Mortgage Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Master Servicer for deposit in the Principal and Interest Account. In connection with any such proposed purchase or substitution the Sponsor shall cause at the Sponsor's expense to be delivered to the Trustee and the Class A-6 Certificate Insurer an opinion of counsel experienced in federal income tax matters stating whether or not such a proposed purchase or substitution would constitute a Prohibited Transaction for the REMIC Trust or would jeopardize the status of the REMIC Trust as a REMIC, and the Sponsor shall only be required to take either such action to the extent such action would not constitute a Prohibited Transaction for the REMIC Trust or would not jeopardize the status of the REMIC Trust as a REMIC. Any required purchase or substitution, if delayed by the absence of such opinion shall nonetheless occur upon the earlier of (i) the occurrence of a default or imminent default with respect to the Mortgage Loan or (ii) the delivery of such opinion or (iii) at the direction of the Control Party.

          Section 3.7. Cooperation Procedures. (a) The Sponsor shall, in connection with the delivery of each Qualified Replacement Mortgage to the Trustee, provide the Trustee with the information set forth in the Schedules of Mortgage Loans with respect to such Qualified Replacement Mortgage.

          (b) The Sponsor, the Master Servicer and the Trustee covenant to provide each other and to the Class A-6 Certificate Insurer with all data and information required to be provided by them hereunder at the times required hereunder, and additionally covenant reasonably to cooperate with each other in providing any additional information required by any of them in connection with their respective duties hereunder.


                                   ARTICLE IV

                        ISSUANCE AND SALE OF CERTIFICATES

          Section 4.1. Issuance of Certificates. On the Startup Day, upon the Trustee's receipt from the Sponsor of an executed Delivery Order in the form set forth as Exhibit F hereto, the Trustee shall execute, authenticate and deliver the Certificates on behalf of the Trust in accordance with the directions set forth in such Delivery Order.

          Section 4.2. Sale of Certificates. At 11 a.m. New York City time on the Startup Date, at the offices of Dewey Ballantine, 1301 Sixth Avenue, New York, New York, the Sponsor will sell and convey the Mortgage Loans and the money, instruments and other property related thereto to the Trustee,


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
and the Trustee will (i) deliver to the Representative, the Offered Certificates with an aggregate Percentage Interest in each Class equal to 100%, registered in the name of Cede & Co. or in such other names as the Representative shall direct, against payment of the purchase price thereof by wire transfer of immediately available funds to the Trustee and (ii) deliver to the Sponsor, the Class R Certificates, with an aggregate Percentage Interest equal to 100%, registered as the Sponsor shall request. Upon receipt of the proceeds of the sale of the Certificates, the Trustee shall, from the proceeds of the sale of the Certificates, pay other fees and expenses identified by the Sponsor, and pay to the Sponsor the balance after deducting such amounts.


                                    ARTICLE V

                     CERTIFICATES AND TRANSFER OF INTERESTS

          Section 5.1. Terms. (a) The Certificates are pass through securities having the rights described therein and herein. Notwithstanding references herein or therein with respect to the Certificates as to "principal" and "interest" no debt of any Person is represented thereby, nor are the Certificates or the underlying Notes guaranteed by any Person (except that the Notes may be recourse to the Mortgagors thereof to the extent permitted by law and except for the rights of the Trustee with respect to the Certificate Insurance Policy). Distributions on the Certificates are payable solely from payments received on or with respect to the Mortgage Loans (other than the Servicing Fees), monies in the Principal and Interest Account and monies in the supplemental Interest Payment Account, except as otherwise provided herein, from earnings on monies and the proceeds of property held as a part of the Trust Estate and, with respect to the Class A-6 Certificates upon the occurrence of certain events, from Group II Insured Payments. Each Certificate entitles the Owner thereof to receive monthly, on each Payment Date, in order of priority of distributions with respect to such Class of Certificates, a specified portion of such payments with respect to the Mortgage Loans in the related Mortgage Loan Group and, with respect to the Class A-6 Certificates, (i) the Group II Insured Payments, pro rata in accordance with such Owner's Percentage Interest and (ii) certain amounts payable from the Supplemental Interest Payment Account.

          (b) Each Owner is required, and hereby agrees, to return to the Trustee any Certificate with respect to which the Trustee has made the final distribution due thereon. Any such Certificate as to which the Trustee has made the final distribution thereon shall be deemed cancelled and shall no longer be Outstanding for any purpose of this Agreement, whether or not such Certificate is ever returned to the Trustee.


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
          Section 5.2. Forms. The Certificates shall be in substantially the forms set forth in Exhibit A hereof with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the Sponsor's judgment be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any applicable securities laws or as may, consistently herewith, be determined by the Authorized Officer of the Sponsor executing such Certificates, as evidenced by his execution thereof.

          Section 5.3. Execution, Authentication and Delivery. Each Certificate shall be executed on behalf of the Trust, by the manual signature of one of the Trustee's Authorized Officers and shall be authenticated by the manual signature of one of the Trustee's Authorized Officers.

          Certificates bearing the manual signature of individuals who were at any time the proper officers of the Trustee shall, upon proper authentication by the Trustee, bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Certificates or did not hold such offices at the date of authentication of such Certificates.

          The initial Certificates shall be dated as of the Startup Day and delivered at the Closing to the parties specified in Section 4.2 hereof.

          No Certificate shall be valid until executed and authenticated as set forth above.

          Section 5.4. Registration and Transfer of Certificates. (a) The Trustee, as registrar, shall cause to be kept a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the registration of transfer of Certificates. The Trustee is hereby appointed registrar for the purpose of registering Certificates and transfers of Certificates as herein provided. The Owners shall have the right to inspect the Register at all reasonable times and to obtain copies thereof.

          (b) Subject to the provisions of Section 5.8 hereof, upon surrender for registration of transfer of any Certificate at the office designated as the location of the Register, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and in the aggregate principal amount of the Certificate so surrendered.

            (c) At the option of any Owner, Certificates of any Class owned by such Owner may be exchanged for other Certificates authorized of like Class, tenor and a like aggregate original principal amount and bearing numbers not contemporaneously outstanding, upon surrender of the Certificates to be exchanged at the office designated as the location of the Register. Whenever any Certificate is so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificate or Certificates which the Owner making the exchange is entitled to receive.

            (d) All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid evidence of the same ownership interests in the Trust and entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

            (e) Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Owner thereof or his attorney duly authorized in writing.

            (f) No service charge shall be made to an Owner for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates; any other expenses in connection with such transfer or exchange shall be an expense of the Trust.

            (g) It is intended that the Offered Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein. Each Class of Offered Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Offered Certificate with a denomination equal to the Original Aggregate Loan Balance. Upon initial issuance, the ownership of each such Offered Certificate shall be registered in the Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository.

            The Sponsor and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository.

            With respect to Offered Certificates registered in the Register in the name of Cede & Co., as nominee of the Depository, the Sponsor, the Master Servicer and the Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Offered Certificates from time to time as a Depository. Without limiting the immediately preceding


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
sentence, the Sponsor, the Master Servicer and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to the ownership interest in the Offered Certificates, (ii) the delivery to any Direct or Indirect Participant or any other Person, other than a registered Owner of a Offered Certificate as shown in the Register, of any notice with respect to the Offered Certificates or (iii) the payment to any Direct or Indirect Participant or any other Person, other than a registered Owner of a Offered Certificate as shown in the Register, of any amount with respect to any distribution of principal or interest on the Offered Certificates. No Person other than a registered Owner of a Offered Certificate as shown in the Register shall receive a certificate evidencing such Offered Certificate.

            Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the registered Owners of Offered Certificates appearing as registered Owners in the registration books maintained by the Trustee at the close of business on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

            (h) In the event that (i) the Depository or the Sponsor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Offered Certificates and the Sponsor or the Trustee is unable to locate a qualified successor or (ii) the Sponsor at its sole option elects to terminate the book-entry system through the Depository, the Offered Certificates shall no longer be restricted to being registered in the Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Sponsor may determine that the Offered Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Sponsor, or such depository's agent or designee but, if the Sponsor does not select such alternative global book-entry system, then the Offered Certificates may be registered in whatever name or names registered Owners of Offered Certificates transferring Offered Certificates shall designate, in accordance with the provisions hereof; provided, that the cost of any such re-registration shall be paid by the Sponsor.

            (i) Notwithstanding any other provision of this Agreement to the contrary, so long as any Offered Certificate is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Offered Certificates as the case may be and all notices with


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
respect to such Offered Certificates as the case may be shall be made and given, respectively, in the manner provided in the Representation Letter.

            (j) Neither the Sponsor, the Master Servicer nor the Trustee will have any liability for any actions taken by DTC or its nominee, Euroclear or CEDEL, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Euroclear, CEDEL or Cede & Co., as nominee for DTC, or for maintaining supervising or reviewing any records relating to such beneficial ownership interests.

            Section 5.5. Mutilated, Destroyed, Lost or Stolen Certificates. If
(i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) in the case of any mutilated Certificate, such mutilated Certificate shall first be surrendered to the Trustee, and in the case of any destroyed, lost or stolen Certificate, there shall be first delivered to the Trustee such security or indemnity as may be reasonably required by it to hold the Trustee harmless (provided, that with respect to an Owner which is an insurance company, a letter of indemnity furnished by it shall be sufficient for this purpose; provided, that such insurance company possesses at least an investment grade rating from any of Standard & Poor's, Fitch or Moody's), then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and aggregate principal amount, bearing a number not contemporaneously outstanding.

            Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; any other expenses in connection with such issuance shall be an expense of the Trust.

            Every new Certificate issued pursuant to this Section in exchange for or in lieu of any mutilated, destroyed, lost or stolen Certificate shall constitute evidence of a substitute interest in the Trust, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates of the same Class duly issued hereunder and such mutilated, destroyed, lost or stolen Certificate shall not be valid for any purpose.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and


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
remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

            Section 5.6. Persons Deemed Owners. The Trustee and any agent of the Trustee may treat the Person in whose name any Certificate is registered as the Owner of such Certificate for the purpose of receiving distributions with respect to such Certificate and for all other purposes whatsoever, and neither the Trustee nor any agent of the Trustee shall be affected by notice to the contrary.

            Section 5.7. Cancellation. All Certificates surrendered for registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. No Certificate shall be authenticated in lieu of or in exchange for any Certificate cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates may be held by the Trustee in accordance with its standard retention policy.

            Section 5.8. Limitation on Transfer of Ownership Rights. (a) No sale or other transfer of any Offered Certificate shall be made to the Sponsor, any Originator or any of their respective affiliates.

            (b) No sale or other transfer of record or beneficial ownership of a Class R Certificate or assignment of an interest in the Lower-Tier REMIC Residual Class (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) shall be made to a Disqualified Organization or an agent of a Disqualified Organization. The transfer, sale or other disposition of a Class R Certificate or assignment of an interest in the Lower-Tier REMIC Residual Class (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) to a Disqualified Organization shall be deemed to be of no legal force or effect whatsoever and such transferee shall not be deemed to be an Owner for any purpose hereunder, including, but not limited to, the receipt of distributions on such Class R Certificate or Lower-Tier REMIC Residual Class. Furthermore, in no event shall the Trustee accept surrender for transfer, registration of transfer, or register the transfer, of any Class R Certificate nor authenticate and make available any new Class R Certificate unless the Trustee has received an affidavit from the proposed transferee in the form attached hereto as Exhibit I. Each holder of a Class R Certificate by his acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 5.08(b). The Lower-Tier REMIC Residual Class is not transferable except that the Owner of the Tax Matters Person Residual Interest in the Lower-Tier REMIC may assign its interest to another Person who accepts such assignment and the designation as Tax Matters Person pursuant to Section
11.17 hereof.


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
            (c) No other sale or other transfer of record or beneficial ownership of a Class R Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event such a transfer is to be made within three years from the Startup Day, (i) the Trustee or the Sponsor shall require a written opinion of counsel acceptable to and in form and substance satisfactory to the Sponsor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which opinion of counsel shall not be an expense of the Trustee or the Sponsor, and (ii) the Trustee shall require the Transferee to execute an investment letter acceptable to and in form and substance satisfactory to the Sponsor certifying to the Trustee and the Sponsor the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Sponsor. The Owner of a Class R Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Sponsor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. No Class R Certificate shall be acquired by or transferred to (i) an employee benefit plan (as defined in section 3(3) of the Employee Retirement Security Act of 1974, as amended ("ERISA")) subject to the provisions of Title I of ERISA, (ii) a plan described in section 4975(e)(1) of the Internal Revenue Code of 1986, or (iii) an entity whose underlying assets are deemed to be assets of a plan described in
(i) or (ii) above by reason of such plan's investment in the entity. Any Class R Certificate transferred shall (x) certify that it is not any of the above and
(y) deliver an opinion of counsel to that effect.

            Section 5.9. Assignment of Rights. An Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions hereunder, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of the Trust without compliance with the provisions of
Section 5.4 and Section 5.8 hereof.


                                   ARTICLE VI

                                    COVENANTS

            Section 6.1. Distributions. The Trustee will duly and punctually pay distributions with respect to the Certificates in accordance with the terms of the Certificates and this Agreement. Such distributions shall be made (i) by check mailed on each Payment Date or (ii) if requested by any Owner, to such Owner by wire transfer to an account within the


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
United States designated no later than five Business Days prior to the related Record Date, made on each Payment Date, in each case to each Owner of record on the immediately preceding Record Date; provided, however, that an Owner of a Offered Certificate shall only be entitled to payment by wire transfer if such Owner owns Offered Certificates in the aggregate denomination of at least $5,000,000.

            Section 6.2. Money for Distributions to be Held in Trust; Withholding. (a) All payments of amounts due and payable with respect to any Certificate that are to be made from amounts withdrawn from the Certificate Account pursuant to Section 7.5 hereof or, with respect to the Class A-6 Certificate, from Group II Insured Payments shall be made by and on behalf of the Trustee, and no amounts so withdrawn from the Certificate Account for payments of the Certificates and no Group II Insured Payment shall be paid over to the Trustee except as provided in this Section.

            (b) The Trustee on behalf of the Trust shall comply with all requirements of the Code and applicable state and local law with respect to the withholding from any distributions made by it to any Owner of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

            (c) Any money held by the Trustee in trust for the payment of any amount due with respect to any Offered Certificate and remaining unclaimed by the Owner of such Offered Certificate for the period then specified in the escheat laws of the State of New York after such amount has become due and payable shall be discharged from such trust and be paid first, to the Class A-6 Certificate Insurer on account of any Group II Reimbursement Amount, and second to the Owners of the Class R Certificates; and the Owner of such Offered Certificate shall thereafter, as an unsecured general creditor, look only to the Owners of the Class R Certificates, or in the case of the Class A-6 Certificates, the Class A-6 Certificate Insurer for payment thereof (but only to the extent of the amounts so paid to the Class A-6 Certificate Insurer or the Owners of the Class R Certificates), and all liability of the Trustee with respect to such trust money shall thereupon cease; provided, however, that the Trustee, before being required to make any such payment, shall at the expense of the Sponsor cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which shall be not fewer than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Class A-6 Certificate Insurer or the Owners of the Class R Certificates as provided above. The Trustee shall, at the direction of the Sponsor, also adopt and employ, at the expense of the Sponsor, any other reasonable


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
means of notification of such payment (including but not limited to mailing notice of such payment to Owners whose right to or interest in monies due and payable but not claimed is determinable from the Register at the last address of record for each such Owner).

            Section 6.3. Protection of Trust Estate. (a) The Trustee will hold the Trust Estate in trust for the benefit of the Owners and the Class A-6 Certificate Insurer as their interests may appear, and, upon request of the Class A-6 Certificate Insurer, or with the Consent of the Class A-6 Certificate Insurer, at the request and expense of the Sponsor, will from time to time execute and deliver all such supplements and amendments hereto pursuant to
Section 11.14 hereof and all instruments of further assurance and other instruments, and will take such other action upon such request as it deems reasonably necessary or advisable, to:

                   (i) more effectively hold in trust all or any portion of the Trust Estate;

                  (ii) perfect, publish notice of, or protect the validity of any grant made or to be made by this Agreement;

                 (iii)  enforce any of the Mortgage Loans; or

                  (iv) preserve and defend title to the Trust Estate and the rights of the Trustee, and the ownership interests of the Owners represented thereby, in such Trust Estate against the claims of all Persons and parties.

            The Trustee shall send copies of any request received from the Class A-6 Certificate Insurer or the Sponsor to take any action pursuant to this
Section 6.3 to the other party.

            (b) The Trustee shall have the power to enforce, and shall enforce the obligations of the other parties to this Agreement and of the Class A-6 Certificate Insurer by action, suit or proceeding at law or equity, and shall also have the power to enjoin, by action or suit in equity, any acts or occurrences which may be unlawful or in violation of the rights of the Owners; provided, however, that nothing in this Section shall require any action by the Trustee unless the Trustee shall first (i) have been furnished indemnity satisfactory to it and (ii) when required by this Agreement, have been requested to take such action by a majority of the Percentage Interests represented by the affected Class or Classes of Offered Certificates then Outstanding or, if there are no longer any affected Offered Certificates then outstanding, by such majority of the Percentage Interests represented by the Class R Certificates.

            (c) The Trustee shall execute any instrument required pursuant to this Section so long as such instrument does not conflict with this Agreement or with the Trustee's fiduciary duties.

            Section 6.4. Performance of Obligations. The Trustee will not take any action that would release the Sponsor or the Class A-6 Certificate Insurer from any of their respective covenants or obligations under any instrument or document relating to the Trust Estate or the Certificates or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or document, except as expressly provided in this Agreement or such other instrument or document.

            The Trustee may contract with other Persons to assist it in performing its duties hereunder.

            Section 6.5. Negative Covenants. The Trustee will not, to the extent within the control of the Trustee, take any of the following actions:

                  (i) sell, transfer, exchange or otherwise dispose of any of the Trust Estate except as expressly permitted by this Agreement;

                  (ii) claim any credit on or make any deduction from the distributions payable in respect of, the Certificates (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Owner by reason of the payment of any taxes levied or assessed upon any of the Trust Estate;

                  (iii) incur, assume or guaranty on behalf of the Trust any indebtedness of any Person except pursuant to this Agreement;

                  (iv) dissolve or liquidate the Trust Estate in whole or in part, except pursuant to Article IX hereof; or

                  (v) (A) impair the validity or effectiveness of this Agreement, or release any Person from any covenants or obligations with respect to the Trust or to the Certificates under this Agreement, except as may be expressly permitted hereby or (B) create or extend any lien, charge, adverse claim, security interest, mortgage or other encumbrance to or upon the Trust Estate or any part thereof or any interest therein or the proceeds thereof.


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
            Section 6.6. No Other Powers. The Trustee will not, to the extent within the control of the Trustee, permit the Trust to engage in any business activity or transaction other than those activities permitted by Section 2.3 hereof.

            Section 6.7. Limitation of Suits. No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement or the Certificate Insurance Policy or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

       (1) such Owner has previously given written notice to the Sponsor and the Trustee of such Owner's intention to institute such proceeding;

       (2) the Owners of not less than 25% of the Percentage Interests represented by the affected Class or Classes of Certificates then Outstanding or, if there are no affected Classes of Offered Certificates then Outstanding, by such percentage of the Percentage Interests represented by the Class R Certificates, shall have made written request to the Trustee to institute such proceeding in respect of such Event of Default;

       (3) such Owner or Owners have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

       (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceeding;

       (5) as long as any Class A-6 Certificates or any Group II Reimbursement Amount are outstanding, the Class A-6 Certificate Insurer consented in writing thereto; and

       (6) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Class A-6 Certificate Insurer or by the Owners of a majority of the Percentage Interests represented by the Offered Certificates or, if there are no Offered Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class R Certificates;

it being understood and intended that no one or more Owners shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Owner of the same Class or to obtain or to seek to obtain priority or preference over any other Owner of the same Class or to enforce any right under this Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Owners of the same Class.

            In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Owners, each representing less than a majority of the applicable Class of Certificates, the Trustee shall act at the direction of the Class A-6 Certificate Insurer, notwithstanding any other provision of this Agreement.

            Section 6.8. Unconditional Rights of Owners to Receive Distributions. Notwithstanding any other provision in this Agreement, the Owner of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided herein and therein with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

            Section 6.9. Rights and Remedies Cumulative. Except as otherwise provided herein, no right or remedy herein conferred upon or reserved to the Trustee, the Class A-6 Certificate Insurer or to the Owners is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as otherwise provided herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            Section 6.10. Delay or Omission Not Waiver. No delay of the Trustee, the Class A-6 Certificate Insurer or any Owner of any Certificate to exercise any right or remedy under this Agreement to any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee, the Class A-6 Certificate Insurer or to the Owners may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Class A-6 Certificate Insurer or by the Owners, as the case may be.

            Section 6.11. Control by Owners. The Class A-6 Certificate Insurer (so long as a Class A-6 Insurer Default has not occurred and is continuing) or the Owners of a majority of the Percentage Interests represented by the Offered Certificates then Outstanding, with the consent of the Control Party (which may not be unreasonably withheld) or, if there are no longer any Offered Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class R Certificates then Outstanding, with the consent of


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
the Control Party (which may not be unreasonably withheld) may direct the time, method and place of conducting any proceeding for any remedy available to the Control Party with respect to the Certificates or exercising any trust or power conferred on the Control Party with respect to the Certificates or the Trust Estate, including, but not limited to, those powers set forth in Section 6.3 and
Section 8.20 hereof; provided that:

        (1) such direction shall not be in conflict with any rule of law or with this Agreement;

        (2) the Control Party shall have been provided with indemnity satisfactory to it; and

        (3) the Trustee may take any other action deemed proper by the Trustee, which is not inconsistent with such direction; provided, however, that the Trustee need not take any action which it determines might involve it in liability or may be unjustly prejudicial to the Owners not so directing; provided, further, that in the event that any directions provided by the Trustee and the Class A-6 Certificate Insurer conflict with each other, the Class A-6 Certificate Insurer's direction shall prevail.

            So long as a Class A-6 Certificate Insurer Default has not occurred and is continuing, the Class A-6 Certificate Insurer shall act as the Control Party until all Group II Reimbursement Amounts have been paid.


                                   ARTICLE VII

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

            Section 7.1. Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of all money and other property payable to or receivable by the Trustee pursuant to this Agreement, including all payments due on the Mortgage Loans in accordance with the respective terms and conditions of such Mortgage Loans and required to be paid over to the Trustee by the Master Servicer or by any Sub-Servicer. The Trustee shall hold all such money and property received by it, other than pursuant to or as contemplated by Section 6.2(b) hereof, as part of the Trust Estate and shall apply it as provided in this Agreement.

            Section 7.2. Establishment of Certificate Account. The Sponsor shall cause to be established, and the Trustee shall maintain, at the corporate trust office of the Trustee, a Certificate Account, the Upper-Tier Group I Distribution Account and the Upper Tier Group II Distribution Account each


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
of which is to be held by the Trustee in the name of the Trust for the benefit of the Owners of the Certificates and the Class A-6 Certificate Insurer, as their interests may appear.

            Section 7.3. The Certificate Insurance Policy.

            (a) On each Determination Date the Trustee shall determine with respect to the immediately following Payment Date: the amounts to be on deposit in the Certificate Account on such Payment Date with respect to Group II (disregarding the amounts of any Group II Insured Payments) and equal to the sum of (x) such amounts excluding the amount of any Group II Monthly Excess Cashflow amounts included in such amounts and excluding an amount equal to the Premium Amount together with any Trustee's Fees described in 7.5(c)(1) for the related Payment Date, plus (y) any amounts of Group II Monthly Excess Cashflow to be applied on such Payment Date and any amounts available from Group I Monthly Excess Cashflow pursuant to Section 7.5(f)(8); the amounts described in the preceding clause (x) with respect to each Group II and Payment Date, after taking into account the portion of the Group II Principal Distribution Amount to be actually distributed on such Payment Date without regard to any Group II Insured Payment to be made with respect to such Payment Date, are the "Group II Available Funds"; the sum of the amounts described in the preceding clauses (x) and (y) are the "Group II Total Available Funds".

            (b) If the Group II Insured Distribution Amount for any, Payment Date exceeds the Group II Total Available Funds for such Payment Date (after taking into account the portion of the Group II Principal Distribution Amount to be actually distributed on such Payment Date without regard to any Group II Insured Payment to be made with respect to such Payment Date) (such amount being a "Group II Deficiency Amount"), the Trustee shall complete a Notice in the form of Exhibit A to the Certificate Insurance Policy and submit such notice to the Class A-6 Certificate Insurer no later than 12:00 noon New York City time on the second Business Day preceding such Payment Date as a claim for a Group II Insured Payment in an amount equal to such Group II Deficiency Amount. Upon receipt of Group II Insured Payments from the Class A-6 Certificate Insurer under the Certificate Insurance Policy, the Trustee shall deposit such Group II Insured Payments in the Certificate Account.

            (c) The Trustee shall distribute all Group II Insured Payments received, or the proceeds thereof, in accordance with Section 7.5(c) to the Owners of the Class A-6 Certificates.

            (d) The Trustee shall (i) receive Group II Insured Payments as attorney-in-fact of each Owner of the Class A-6 Certificates of the related Class receiving any Group II


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
Insured Payment from the Class A-6 Certificate Insurer and (ii) disburse such Group II Insured Payment to the Owners of the Class A-6 Certificates as set forth in Section 7.5(c). The Class A-6 Certificate Insurer shall be entitled to receive the related Group II Reimbursement Amount pursuant to Sections 7.5(g)(2) and (4) hereof with respect to each Group II Insured Payment made by the Class A-6 Certificate Insurer. The Trustee hereby agrees on behalf of each Owner of Class A-6 Certificates and the Trust for the benefit of the Certificate Insurer that it recognizes that to the extent the Class A-6 Certificate Insurer makes Group II Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Owners of such Class A-6 Certificates, the Class A-6 Certificate Insurer will be entitled to receive the Group II Reimbursement Amount pursuant to Sections 7.5(g)(2) and (4) hereof.

            (e) The Trustee shall receive, as attorney-in-fact of each Owner of a Class A-6 Certificate, any Group II Insured Payment from the Class A-6 Certificate Insurer and disburse the same to each Owner of a Class A-6 Certificate in accordance with the provisions of Section 7.3. Group II Insured Payments disbursed by the Trustee from proceeds of the Certificate Insurance Policy shall not be considered payment by the Trust Fund nor shall such payments discharge the obligation of the Trust Fund with respect to the Class A-6 Certificates, and the Class A-6 Certificate Insurer shall become the owner of such unpaid amounts due from the Trust Fund in respect of Class A-6 Certificates. The Trustee hereby agrees on behalf of each Holder of a Class A-6 Certificate for the benefit of the Class A-6 Certificate Insurer that it recognizes that to the extent the Class A-6 Certificate Insurer makes any Group II Insured Payment, either directly or indirectly (as by paying through the Trustee), to the Class A-6 Certificateholders, the Class A-6 Certificate Insurer will be subrogated to the rights of the Class A-6 Certificateholders with respect to such Group II Insured Payment, shall be deemed to the extent of payments so made to be a registered Class A-6 Certificateholder and shall receive all future distributions until all such Group II Insured Payments by the Class A-6 Certificate Insurer, together with interest thereon at the interest rate borne by the Class A-6 Certificates, have been fully reimbursed. To evidence such subrogation, the Trustee shall, or shall cause the Certificate Registrar to, note the Class A-6 Certificate Insurer's rights as subrogee on the registration books maintained by the Trustee or the Certificate Registrar upon receipt from the Class A-6 Certificate Insurer of proof of payment of any Group II Insured Payment. The effect of the foregoing provisions is that, to the extent of Group II Insured Payments made by it, the Class A-6 Certificate Insurer shall be paid before payment of the balance of the distributions are made to the other Owners of the Class A-6 Certificates.


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
            Section 7.4. Reserved.

            Section 7.5. Flow of Funds.

            (a) (i) The Trustee shall deposit to the Certificate Account with respect to each Mortgage Loan Group, without duplication, upon receipt, the proceeds of any liquidation of the assets of the Trust, all remittances made to the Trustee pursuant to Section 8.08(d)(ii) and the Monthly Remittance Amount remitted by the Master Servicer.

            (ii) On each Payment Date, the Trustee shall transfer the Lower-Tier Group I Distribution Amount from the Certificate Account to the Upper-Tier Group I Distribution Account.

            (iii) On each Payment Date, the Trustee shall transfer the Lower-Tier Group II Distribution Amount from the Certificate Account to the Upper-Tier Group II Distribution Account.

            (b) With respect to the Upper-Tier Group I Distribution Account on each Payment Date, the Trustee shall make the following disbursements from the Group I Interest Remittance Amount transferred thereto pursuant to subsection
(a), in the following order of priority, and each such disbursement shall be treated as having occurred only after all preceding disbursements have occurred:

              (i) First, to the Trustee, the portion of the Trustee's Fee relating to Group I;

             (ii) Second, to the Owners of the Class A Certificates related to Group I, the related Class A Current Interest plus the related Class A Interest Carry Forward Amount with respect to each such Class of Class A Certificates without any priority among such Class A Certificates; provided, that if the Group I Interest Amount Available is not sufficient to make a full distribution of interest with respect to all Classes of the Class A Certificates related to Group I, the Group I Interest Amount Available will be distributed among the outstanding Classes of Class A Certificates related to Group I pro rata based on the aggregate amount of interest due on each such Class, and the amount of the shortfall will be carried forward;

            (iii) Third, to the extent of the Group I Interest Remittance Amount then remaining, to the Owners of the Class M-1


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
                        Certificates, the Class M-1 Current Interest;

             (iv) Fourth, to the extent of the Group I Interest Remittance Amount then remaining, to the Owners of the Class M-2 Certificates, the Class M-2 Current Interest;

              (v) Fifth, to the extent of the Group I Interest Remittance Amount then remaining, to the Owners of the Class B-1 Certificates, the Class B-1 Current Interest; and

             (vi) Sixth, the Group I Monthly Excess Interest Amount shall be applied or distributed as provided in subsection (f) of this Section 7.5.

            (c) With respect to the Upper Tier Group II Distribution Account on each Payment Date, the Trustee shall make the following disbursements from the Group II Interest Remittance Amount transferred thereto pursuant to subsection
(a), in the following order of priority, and each such disbursement shall be treated as having occurred only after all preceding disbursements have occurred:

              (i) First, to the Trustee, the portion of the Trustee's Fee relating to Group II;

             (ii) Second, to the Class A-6 Certificate Insurer, the Premium Amount;

            (iii) Third, to the Owners of the Class A-6 Certificates, the Class A-6 Current Interest plus the Class A-6 Interest Carry Forward Amount; and

             (iv) Fourth, the Group II Monthly Excess Interest Amount shall be applied or distributed as provided in subsection (g) of this Section 7.5.

            (d) With respect to the Upper Tier Group I Distribution Account, on each Payment Date, the Trustee shall make the following disbursements from amounts relating to principal transferred to the Certificate Account pursuant to subsection (a), in the following order of priority, and each such disbursement shall be treated as having occurred only after all preceding disbursements have occurred:

              (i) On each Payment Date (a) before the Stepdown Date or (b) with respect to which


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
                        a Group I Trigger Event is in effect, Owners of the Class A Certificates (other than the Class A-7IO Certificates) related to Group I will be entitled to receive payment of 100% of the Group I Principal Distribution Amount as follows: (I) to the Owners of the Class A-5 Certificates, the Class A-5 Lockout Distribution Amount and (II) to the Owners of the Class A Certificates related to Group I, as follows: first, to the Owners of the Class A-1 Certificates, until the Class A-1 Certificate Principal Balance is reduced to zero; second, to the Owners of the Class A-2 Certificates, until the Class A-2 Certificate Principal Balance is reduced to zero; third, to the Owners of the Class A-3 Certificates, until the Class A-3 Certificate Principal Balance is reduced to zero; fourth, to the Owners of the Class A-4 Certificates, until the Class A-4 Certificate Principal Balance is reduced to zero; fifth, to the Owners of the Class A-5 Certificates, until the Class A-5 Certificate Principal Balance is reduced to zero; provided, however, that on any Payment Date on which the sum of the Certificate Principal Balance of the Subordinate Certificates and the Group I Overcollateralization Amount is zero, any amounts of principal payable to the Owners of the Class A Certificates related to Group I on such Payment Date shall be distributed pro rata and not sequentially.

            (ii) On each Payment Date (a) on or after the Group I Stepdown Date and (b) as long as a Group I Trigger Event is not in effect, the Owners of the Group I Certificates will be entitled to receive payments of principal, in the order of priority, in the amounts set forth below and to the extent of the Group I Principal Distribution Amount as follows:

                        (A) First, the lesser of (x) the Group I Principal Distribution Amount and (y) the Group I Class A Principal Distribution Amount shall be distributed (I) to the Owners of the Class A-5 Certificates, in an amount equal to the Class A-5 Lockout Distribution Amount and (II) the


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
                                    remainder paid to the Owners of the Class A
                                    Certificates (other than the Class A-7IO
                                    Certificates) related to Group I as follows:
                                    first, to the Owners of the Class A-l
                                    Certificates, until the Class A-1
                                    Certificate Principal Balance is reduced to zero; second, to the Owners of the Class A-2 Certificates, until the Class A-2 Certificate Principal Balance is reduced to zero; third, to the Owners of the Class A-3 Certificates, until the Class A-3 Certificate Principal Balance is reduced to zero; fourth, to the Owners of the Class A-4 Certificates, until the Class A-4 Certificate Principal Balance is reduced to zero; fifth, to the Owners of the Class A-5 Certificates, until the Class A-5 Certificate Principal Balance is reduced to zero; provided, however, that on any Payment Date on which the sum of the Certificate Principal Balance of the Subordinate Certificates and the Group I
                                    Overcollateralization Amount is zero, any amounts of principal payable to the Owners of the Class A Certificates related to Group I on such Payment Date shall be distributed pro rata and not sequentially.

                        (B) Second, the lesser of (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the amount distributed to the Owners of the Class A Certificates related to Group I in clause (A) above and (y) the Class M-1 Principal Distribution Amount shall be distributed to the Owners of the Class M-1 Certificates, until the Class M-1 Certificate Principal Balance has been reduced to zero;

                        (C) Third, the lesser of (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the sum of the amount distributed to the


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
                                    Owners of the Class A Certificates related to Group I in clause (A) above and the amount distributed to the Owners of the Class M-1 Certificates in clause (B) above and (y) the Class M-2 Principal Distribution Amount shall be distributed to the Owners of the Class M-2 Certificates, until the Class M-2 Certificate Principal Balance has been reduced to zero;

                        (D) Fourth, the lesser of (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the sum of the amount distributed to the Owners of the Class A Certificates related to Group I pursuant to clause (A) above, the amount distributed to the Owners of the Class M-1 Certificates pursuant to clause (B) above and the amount distributed to the Owners of the Class M-2 Certificates pursuant to clause (C) above and (y) the Class B-1 Principal Distribution Amount shall be delivered to the Owners of the Class B-1 Certificates, until the Class B-1 Certificate Principal Balance has been reduced to zero;

                        (E) Fifth, the lesser of (x) any amount of the Group I Principal Distribution Amount remaining after making all of the distributions in clauses (A), (B), (C) and
                                    (D) above and (y) and the positive
                                    difference, if any, of (i) $12,100,000 minus
                                    (ii) the Group I Overcollateralization
                                    Amount I for such Payment Date shall be
                                    applied as a payment of principal with
                                    respect to the Subordinate Certificates in reverse order of seniority (i.e., first to the Class B-1 Certificates, second to the related Class M-2 Certificates, third to the related Class M-1 Certificates and fourth to the Group I Class A Certificates (other than the Class A-7IO Certificates)) until their respective Certificate Principal


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
                                    Balances have been reduced to zero; and

                        (F) Sixth, any portion of the Group I Principal Distribution Amount remaining after making all of the distributions in clauses (A),
                                    (B), (C), (D) and (E) above shall be
                                    distributed as provided in subsection (f) of this Section 7.5.

            (iii) Notwithstanding the foregoing, (x) in the event that the Certificate Principal Balance of all of the Class A Certificates relating to Group I have been reduced to zero, all amounts of principal that would have been distributed to such Class A Certificates will be distributed to the related Subordinate Certificates of such Group sequentially in the following order: Class M-1, Class M-2 and Class B. Similarly, if the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero, all amounts of principal that would have been distributed to such Class M-1 Certificates will be distributed to the related Class M-2 and Class B Certificates in that order. Finally, if the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero, all amounts of principal that would have been distributed on such Class M-2 Certificates will be distributed to the related Class B; and (y) on any Payment Date on which the sum of the Certificate Principal Balance of the Subordinate Certificates and the Group I Overcollateralization Amount is zero, any amounts of principal payable to the Owners of the Group Class A Certificates on such Payment Date shall be distributed pro rata and not sequentially.

            (e) With respect to the Upper-Tier Group II Distribution Account, on each Payment Date, the Trustee shall distribute to the Owners of the Class A-6 Certificates 100% of the Group II Principal Distribution Amount.

            (f) On any Payment Date, the Group I Monthly Excess Cashflow Amount is required to be applied in the following order of priority on such Payment
Date:

                        (1) to fund the Group I Extra Principal Distribution Amount for such Payment Date;

                        (2) to fund the Class M-1 Interest Carry Forward Amount, if any;

                        (3) to fund the Class M-1 Realized Loss Amortization Amount for such Payment Date;

                        (4) to fund the Class M-2 Interest Carry Forward Amount, if any;

                        (5) to fund the Class M-2 Realized Loss Amortization Amount for such Payment Date;

                        (6) to fund the Class B-1 Interest Carry Forward Amount, if any;

                        (7) to fund the Class B-1 Realized Loss Amortization Amount for such Payment Date;

                        (8) to fund any amounts listed in clauses (1) through (4) of Section 7.5(g) to the extent such amounts have not been funded in full through the application of Group II Monthly Excess Cashflow Amounts; and

                        (9)         as provided in Section 7.5(h) hereof.

            (g) On any Payment Date, the Group II Monthly Excess Cashflow Amount is required to be applied in the following order of priority on such Payment
Date:

                        (1) to the Class A-6 Certificate Insurer in respect of any Group II Reimbursement Amount, an amount not in excess of the excess of (x) the Group II Monthly Excess Cash Flow Amount for such Payment Date minus the amount described in clause (1) above over (b) the Group II Applied Realized Loss Amount, if any, as of such Payment Date (and prior to taking into account the payment of any Group II Extra Principal Distribution Amount for such Payment Date);

                        (2) to fund the Group II Extra Principal Distribution Amount for such Payment Date;


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
                        (3) to reimburse the Class A-6 Certificate Insurer, for any remaining Group II Reimbursement Amount;

                        (4)         as provided in Section 7.5(h) hereof.

            (h) (i) On any Payment Date, any Group I Monthly Excess Cashflow Amount remaining after the application of Section 7.5(f)(1)-(9) shall be distributed to the Master Servicer to the extent of any unreimbursed or unrecoverable Delinquency Advances or Servicing Advances.

(ii) On any Payment Date, any Group II Monthly Excess Cashflow Amount remaining after the application of Section 7.5(g)(1)-(3) shall be distributed as follows:

                        (1) to the Master Servicer to the extent of any unreimbursed or unrecoverable Delinquency Advances or Servicing Advances; and

                        (2) to the Supplemental Interest Payment Account, the remainder.

            (i) On each Payment Date, the Trustee shall allocate the excess of the Group I Certificate Principal Balance over the Loan Balance of the Mortgage Loans in Group I to reduce the Certificate Principal Balances of the Subordinate Certificates related to Group I in the following order of priority:

                        (i) to the Class B-1 Certificates until the Class B-1 Certificate Principal Balance is reduced to zero;

                        (ii) to the Class M-2 Certificates until the Class M-2 Certificate Principal Balance is reduced to zero; and

                        (iii) to the Class M-1 Certificates until the Class M-1 Certificate Principal Balance is reduced to zero.

            (j) [reserved].

            (k) Notwithstanding anything above, the aggregate amounts distributed on all Payment Dates to the Owners of the Certificates on account of principal pursuant to clauses (d) and (e) shall not exceed the original Certificate Principal Balance of the related Certificates.

            (l) The rights of the Owners to receive distributions from the proceeds of the Trust Estate and all ownership interests of the Owners in such distributions, shall be as set forth in this Agreement. In this regard, all rights of the Owners of the Class R Certificates to receive distributions in respect of the Class R Certificates, and all


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
ownership interests of the Owners of the Class R Certificates in and to such distributions, shall be subject and subordinate to the preferential rights of the holders of the Offered Certificates to receive distributions thereon and the ownership interests of such Owners in such distributions, as described herein. In accordance with the foregoing, the ownership interests of the Owners of the Class R Certificates in amounts deposited in the Accounts from time to time shall not vest unless and until such amounts are distributed in respect of the Class R Certificates in accordance with the terms of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, the Owners of the Class R Certificates shall not be required to refund any amount properly distributed on the Class R Certificates pursuant to this Section 7.5.

            Section 7.6. Investment of Accounts. (a) So long as no event described in Sections 8.20(a) or (b) hereof shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of the Accounts held by the Trustee shall be invested and reinvested by the Trustee in the name of the Trustee for the benefit of the Owners and the Class A-6 Certificate Insurer, as their interests may appear, as directed in writing by the Master Servicer, in one or more Eligible Investments bearing interest or sold at a discount. During the continuance of an event described in Sections 8.20(a) or (b) hereof and following any removal of the Master Servicer, the Control Party shall direct such investments. No investment in any Account shall mature later than the Business Day immediately preceding the next Payment Date.

            (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. No investments will be liquidated prior to maturity unless the proceeds thereof are needed for disbursement.

            (c) Subject to Section 10.1 hereof, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any loss on any Eligible Investment included therein (except to the extent that the bank serving as Trustee is the obligor thereon).

            (d) The Trustee shall hold funds in the Accounts held by the Trustee uninvested upon the occurrence of either of the following events:

                (i) the Master Servicer shall have failed to give investment directions to the Trustee within ten


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
        days after receipt of a written request for such directions from the Trustee; or

                    (ii) the Master Servicer shall have failed to give investment directions to the Trustee during the ten-day period described in clause (i) preceding, by 11:15 a.m. New York time (or such other time as may be agreed by the Master Servicer and the Trustee) on any Business Day (any such investment by the Trustee pursuant to this clause (ii) to mature on the next Business Day after the date of such investment).

            (e) For purposes of investment, the Trustee shall aggregate all amounts on deposit in the Accounts. All income or other gain from investments in the Accounts shall be deposited, pro rata, in the Accounts immediately on receipt, and any loss resulting from such investments shall be charged, pro rata, to the Accounts.

            Section 7.7. Eligible Investments. The following are Eligible
Investments:

            (a) Direct general obligations of the United States or the obligations of any agency or instrumentality of the United States fully and unconditionally guaranteed, the timely payment or the guarantee of which constitutes a full faith and credit obligation of the United States.

            (b) Federal Housing Administration debentures and rated Aa2 or higher by Moody's and AA or better by Standard & Poor's.

            (c) Freddie Mac senior debt obligations and rated Aa2 or higher by Moody's and AA or better by Standard & Poor's.

            (d) Federal Home Loan Banks' consolidated senior debt obligations and rated Aa2 or higher by Moody's and AA or better by Standard & Poor's.

            (e) FNMA senior debt obligations and rated Aa2 or higher by Moody's.

            (f) Federal funds, certificates of deposit, time and demand deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated A-1 or better by Standard & Poor's and P-1 by Moody's.

            (g) Investment agreements approved by the Control Party provided:

            1. The agreement is with a bank or insurance company which has an unsecured, uninsured and unguaranteed obligation (or claims-paying ability) rated Aa2 or better by Moody's and AA or better by Standard & Poor's, and

            2. Monies invested thereunder may be withdrawn without any penalty, premium or charge upon not more than one day's notice (provided such notice may be amended or canceled at any time prior to the withdrawal date), and

            3. The agreement is not subordinated to any other obligations of such insurance company or bank, and

            4. The same guaranteed interest rate will be paid on any future deposits made pursuant to such agreement, and

            5. The Trustee and the Class A-6 Certificate Insurer receive an opinion of counsel that such agreement is an enforceable obligation of such insurance company or bank.

            (h) Commercial paper (having original maturities of not more than 365 days) rated A-1 or better by Standard & Poor's and P-1 or better by Moody's.

            (i) Investments in money market funds rated AAAm or AAAm-G by Standard & Poor's and Aaa or P-1 by Moody's.

            (j) Investments approved in writing by the Control Party and acceptable to Moody's, Standard & Poor's and Fitch;

provided that no instrument described above is permitted to evidence either the right to receive (a) only interest with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

            Section 7.8. Reports by Trustee. (a) On each Payment Date the Trustee shall provide to each Owner, to the Master Servicer, to the Class A-6 Certificate Insurer, to each Underwriter, to the Sponsor, to Standard & Poor's, Fitch and to Moody's a written report in substantially the form set forth as
Exhibit I hereto with respect to each Mortgage Loan Group, as such form may be revised by the Trustee, the Master Servicer, Moody's and Standard & Poor's and Fitch from time to


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time, but in every case setting forth the information requested on Exhibit I hereto and the following information:

                          (i) the amount of the distribution with respect to the
            related Class of Certificates;

                         (ii) the amount of such distributions allocable to
            principal, separately identifying the aggregate amount of any Prepayments or other unscheduled recoveries of principal included therein;

                        (iii) the amount of such distributions allocable to
            interest;

                         (iv) the Interest Carry Forward Amount for each Class;

                          (v) the Certificate Principal Balance for each Class
            of Offered Certificates (other than the Class A-7IO Certificates) and the Class A-7IO Notional Principal Balance of the Class A-7IO Certificates as of such Payment Date, together with the principal amount of such Class of Offered Certificates (other than the Class A-7IO Certificates) (based on a Certificate in an original principal amount of $1,000) then outstanding, in each case after giving effect to any payment of principal on such Payment Date;

                         (vi) with respect to the Class A-6 Certificates, the
            amount of any Group II Insured Payment included in the amounts distributed in respect of the Class A-6 Certificates;

                        (vii) the aggregate Loan Balance of all Mortgage Loans
            after giving effect to any payment of principal on such Payment Date both in the aggregate and in each of the Mortgage Loan Groups;

                       (viii) information furnished by the Sponsor pursuant to
            Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Owners in computing their market discount;

                         (ix) the total of any Substitution Amounts and any
            Loan Purchase Price amounts included in such distribution;

                          (x) the weighted average Coupon Rate of the Mortgage
            Loans with respect to each Group;

                         (xi) whether a Group I Trigger Event has occurred;

                        (xii) the amount of any Supplemental Interest Payment,
            Group I Extra Principal Distribution Amount or any Group II Extra Principal Distribution Amount;


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
                         (xiii) the Group I Senior Enhancement Percentage;

                          (xiv) the Group I Overcollateralization Amount, the
            Group II Overcollateralization Amount after giving effect to any payment of principal on such Payment Date;

                           (xv) the amount of any Group I or Group II Applied
            Realized Loss Amount, Group I or Group II Realized Loss Amortization Amount and Unpaid Realized Loss Amount for each Class as of the close of such Payment Date;

                          (xvi) the aggregate Loan Balances of all Mortgage
            Loans in each Mortgage Loan Group that were repurchased during the related Remittance Period and any repurchases pursuant to Section 8.10;

                         (xvii) the amounts, if any, of any Realized Losses in
            each Mortgage Loan Group for the related Remittance Period;

                        (xviii) the Pool Rolling Six-Month Delinquency Rate and
            the Pool Cumulative Realized Losses (x) as a percentage of the average Pool Principal Balance as of the close of business on the last day of each of the twelve preceding Remittance Periods and (y) as a percentage of the Original Aggregate Loan Balance; and

                          (xix) a number with respect to each Class (the "Pool
            Factor" for such Class) computed by dividing the Certificate Principal Balance for such Class (after giving effect to any distribution of principal to be made on such Payment Date) by the Certificate Principal Balance for such Class on the Startup Day.

                 Items (i) through (iii) above shall, with respect to each Class of Offered Certificates, be presented on the basis of a Certificate having a $1,000 denomination. In addition, by January 31 of each calendar year following any year during which the Certificates are outstanding, the Trustee shall furnish a report to each Owner of record at any time during each calendar year as to the aggregate of amounts reported pursuant to (i), (ii) and (iii) with respect to the Certificates for such calendar year.

                 (b) In addition, on each Payment Date the Trustee will distribute to each Owner, to the Class A-6 Certificate Insurer, to each Underwriter, to the Master Servicer, to the Sponsor, to Standard & Poor's, Fitch and to Moody's, together with the information described in Subsection (a) preceding, the following information with respect to each Mortgage Loan Group as of the close of business on the last Business Day of the prior calendar month, which is hereby required to be prepared by the Master Servicer and furnished to the Trustee for such purpose on or prior to the related Remittance Date:


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
                (i) the total number of Mortgage Loans in each Mortgage Loan Group and the aggregate Loan Balances thereof, together with the number, aggregate principal balances of such Mortgage Loans in such Mortgage Loan Group and the percentage (based on the aggregate Loan Balances of the Mortgage Loans in such Mortgage Loan Group) of the aggregate Loan Balances of such Mortgage Loans to the aggregate Loan Balance of all Mortgage Loans in the related Mortgage Loan Group (a) 30-59 days Delinquent, (b) 60-89 days Delinquent and (c) 90 or more days Delinquent;

               (ii) the number, aggregate Loan Balances of all Mortgage Loans in each Mortgage Loan Group and percentage (based on the aggregate Loan Balances of the Mortgage Loans in such Mortgage Loan Group) of the aggregate Loan Balances of such Mortgage Loans to the aggregate Loan Balance of all Mortgage Loans in the related Mortgage Loan Group in foreclosure proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

              (iii) the number, aggregate Loan Balances of all Mortgage Loans in each Mortgage Loan Group and percentage (based on the aggregate Loan Balances of the Mortgage Loans in such Mortgage Loan Group) of the aggregate Loan Balances of such Mortgage Loans to the aggregate Loan Balance of all Mortgage Loans in the related Mortgage Loan Group relating to Mortgagors in bankruptcy proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

               (iv) the number, aggregate Loan Balances of all Mortgage Loans in each Mortgage Loan Group and percentage (based on the aggregate Loan Balances of the Mortgage Loans in such Mortgage Loan Group) of the aggregate Loan Balances of such Mortgage Loans to the aggregate Loan Balance of all Mortgage Loans in the related Mortgage Loan Group relating to REO Properties (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

                (v) the loan number of the related Mortgage Loan and the book value of any REO Property in each Mortgage Loan Group;

               (vi) the amount of Group I Cumulative Realized Losses and Group II Cumulative Realized Losses; and


              (vii) the aggregate Loan Balance of 60+ Day Delinquent Mortgage Loans with respect to each Group.


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
            (c) The foregoing reports shall be sent be to an Owner only insofar as such Owner owns a Certificate with respect to the related Mortgage Loan Group.

            (d) The Sponsor and the Master Servicer, on behalf of Certificateholders and the Trust (the "Trust Parties") hereby authorize the Trustee to include the loan level information with respect to the Mortgage Loans, excluding any information relating to the fees or amounts due to the Class A-6 Certificate Insurer, contained in reports provided to the Class A-6 Certificate Insurer or the Trustee by the Master Servicer hereunder and, if so directed by an Authorized Officer of the Sponsor in writing to the Trustee, the monthly report to the Owners prepared by the Trustee (the "Information") on The Bloomberg, an on-line computer based on-line information network maintained by Bloomberg L.P. ("Bloomberg") or on any other on-line computer based on-line information network or service ("Information Network"), or in other electronic or print information services deemed acceptable by the Sponsor or the Master Servicer as designated in writing to the Trustee by an Authorized Officer of the Master Servicer. The Trust Parties agree not to commence any actions or proceedings, or otherwise assert any claims, against the Trustee or its affiliates or any of the Trustee's or its affiliates' respective agents, representatives, directors, officers or employees (collectively, the "Designated Parties"), arising out of, or related to or in connection with the dissemination and/or use of any Information by the Trustee, including, but not limited to, claims based on allegations of inaccurate or incomplete information by the Trustee to Bloomberg or to any Information Network or otherwise (other than in connection with the Trustee's negligence or willful misconduct). The Trust Parties waive their rights to assert any such claims against the Designated Parties and fully and finally release the Designated Parties from any and all such claims, demands, obligations, actions and liabilities (other than in connection with such Designated Parties' negligence or willful misconduct). The Trustee makes no representations or warranties, expressed or implied, of any kind whatsoever with respect to the accuracy, adequacy, timeliness, completeness, merchantability or fitness for any particular purpose of any Information in any form or manner. The authorizations, covenants and obligations of the Trust Parties under this section shall be irrevocable and shall survive the termination of this Agreement.

            Section 7.9. Additional Reports by Trustee. (a) The Trustee shall report to the Sponsor, the Class A-6 Certificate Insurer and the Master Servicer with respect to the amount then held in each Account (including investment earnings accrued or scheduled to accrue) held by the Trustee and the identity of the investments included therein, as the


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
Sponsor, the Master Servicer or the Class A-6 Certificate Insurer may from time to time request. Without limiting the generality of the foregoing, the Trustee shall, at the request of the Sponsor, the Master Servicer or the Class A-6 Certificate Insurer, transmit promptly to the Sponsor, the Class A-6 Certificate Insurer and the Master Servicer copies of all accounting of receipts in respect of the Mortgage Loans furnished to it by the Master Servicer and shall notify the Sponsor, the Class A-6 Certificate Insurer and the Master Servicer if any such receipts have not been received by the Trustee.

            (b) The Trustee shall immediately report to the Class A-6 Certificate Insurer, Sponsor and Master Servicer with respect to its actual knowledge, without independent investigation, of any breach of any of the representations or warranties relating to individual Mortgage Loans set forth in any Master Transfer Agreement or in Section 3.3(a) hereof.

            Section 7.10. Supplemental Interest Payment Account, Supplement Interest Payments and Class R Distribution Account.

            (a) The parties hereto do hereby create and establish a trust, the "Advanta Supplemental Interest Trust 1997-2" (the "Supplemental Interest Trust"). The Supplemental Interest Trust shall hold a trust account, the "Supplemental Interest Payment Account" to be held by the Trustee in its name on behalf of the Supplemental Interest Trust. None of the assets of the Supplemental Interest Trust shall be considered assets of the REMIC, and any amounts transferred from the REMIC to the Supplemental Interest Trust shall be treated as distributions with respect to the Class R Certificates.

            (b) The amount, if any, on deposit in the Supplemental Interest Payment Account on any Payment Date is the "Supplemental Interest Payment Amount Available" on such Payment Date.

            If, on any Determination Date the Trustee determines that the Supplemental Interest Payment Amount Available to be available on the next Payment Date is less than the excess of (x) the excess of (i) the Full Interest Distribution Amount over (ii) the Class A-6 Current Interest over (y) the Supplemental Interest Payment Amount Available as of such Payment Date (the "Formula Interest Shortfall"), the Trustee shall demand that the Designated Residual Owner fund the Formula Interest Shortfall on the related Payment Date.

            The amount so funded by the Designated Residual Owner on any such Payment Date is the "Interest Advance" for such Payment Date.


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
            On each Payment Date, the Trustee shall withdraw from the Supplemental Interest Payment Account and pay to the Owners of the Class A-6 Certificates which are not receiving the Full Interest Distribution Amount with respect to such Class on such Distribution Date the amount by which such Full Interest Distribution Amount exceeds the Class A-6 Current Interest on such Payment Date.

            (c) Any portion of the Supplemental Interest Payment Amount Available after application of clause (b) above shall be applied in the following order of priority:

                        (i) first, to the Designated Residual Owner, as
            reimbursement for unpaid Interest Advances, together with interest thereon, with the earliest Interest Advances being deemed to be paid first;

                       (ii) second, to the owners of the Class R Certificates
            the remainder pro rata in accordance with their Percentage
            Interests.


                                  ARTICLE VIII

                          SERVICING AND ADMINISTRATION
                                OF MORTGAGE LOANS

            Section 8.1. Master Servicer and Sub-Servicers. (a) Acting directly or through one or more Sub-Servicers as provided in Section 8.3, the Master Servicer, as master servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and with reasonable care, and using that degree of skill and attention that the Master exercises with respect to comparable mortgage loans that it services for itself or others, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.

            (b) The duties of the Master Servicer shall include collecting and posting of all payments, responding to inquiries of Mortgagors or by federal, state or local government authorities with respect to the Mortgage Loans, investigating delinquencies, reporting tax information to Mortgagors in accordance with its customary practices and accounting for collections and furnishing monthly and annual statements to the Trustee with respect to distributions, paying Compensating Interest and making Delinquency Advances and Servicing Advances pursuant hereto. The Master Servicer shall follow its customary standards, policies and procedures in performing its duties as Master Servicer. The Master Servicer shall cooperate with the Trustee and furnish to the Trustee with reasonable promptness information in its possession as may be necessary or appropriate to enable the


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
Trustee to perform its tax reporting duties hereunder. The Trustee shall furnish the Master Servicer or any Sub-servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer or any Sub-servicer to carry out its servicing and administrative duties hereunder.

            (c) Without limiting the generality of the foregoing, the Master Servicer (i) shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, on behalf of itself, the Owners and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the related Properties; (ii) may consent to any modification of the terms of any Note not expressly prohibited hereby if the effect of any such modification (x) will not be to affect materially and adversely the security afforded by the related Property, the timing of receipt of any payments required hereby or the interests of the Class A-6 Certificate Insurer and (y) will not cause the REMIC Trust to fail to qualify as a REMIC.

            (d) The Master Servicer shall have the right using that degree of skill and attention that the Master Servicer exercises with respect to comparable mortgage loans that it services for itself or others, to approve applications of Mortgagors for consent to (i) partial releases of Mortgages,
(ii) alterations to Properties and (iii) removal, demolition or division of Properties. No application for approval shall be considered by the Master Servicer unless: (x) the provisions of the related Note and Mortgage have been complied with; (y) the Combined Loan-to-Value Ratio (which may, for this purpose, be determined at the time of any such action in a manner reasonably acceptable to the Trustee) and the Mortgagor's debt-to-income ratio after any release does not exceed the Combined Loan-to-Value Ratio and debt-to-income ratio applicable to such Mortgage Loan at origination and (z) the lien priority of the related Mortgage is not adversely affected; provided, however, that the foregoing requirements (x), (y) and (z) shall not apply to any such situation described in this paragraph if such situation results from any condemnation or easement activity by a governmental entity.

            (e) The parties intend that the REMIC Trust shall constitute, and that the affairs of REMIC Trust shall be conducted so as to qualify it as a REMIC. In furtherance of such intention, the Master Servicer covenants and agrees that it shall act as agent (and the Master Servicer is hereby appointed to act as agent) on behalf of the REMIC Trust and that in such capacity it shall: (i) use its best efforts to conduct the affairs of the REMIC Trust at all times that any Class of Certificates are outstanding so as to maintain the


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status of the REMIC Trust as a REMIC under the REMIC Provisions; (ii) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of REMIC Trust or that would subject the Trust to tax and (iii) exercise reasonable care not to allow the REMIC Trust to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC.

            (f) The Master Servicer may, and is hereby authorized to, perform any of its servicing responsibilities with respect to all or certain of the Mortgage Loans through a Sub-Servicer as it may from time to time designate, but no such designation of a Sub-Servicer shall serve to release the Master Servicer from any of its obligations under this Agreement. Such Sub-Servicer shall have all the rights and powers of the Master Servicer with respect to such Mortgage Loans under this Agreement.

            (g) Without limiting the generality of the foregoing, but subject to Sections 8.13 and 8.14, the Master Servicer in its own name or in the name of a Sub-Servicer may be authorized and empowered pursuant to a power of attorney executed and delivered by the Trustee to execute and deliver, and may be authorized and empowered by the Trustee, to execute and deliver, on behalf of itself, the Owners and the Trustee or any of them, (i) any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Properties, (ii) and to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Property on behalf of the Trustee, and (iii) to hold title to any Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Trustee; provided, however, that Section 8.14(a) shall constitute a power of attorney from the Trustee to the Master Servicer or any Sub-servicer to execute an instrument of satisfaction (or assignment of mortgage without recourse) with respect to any Mortgage Loan paid in full (or with respect to which payment in full has been escrowed). Subject to Sections 8.13 and 8.14, the Trustee shall furnish the Master Servicer and any Sub-servicer with any powers of attorney and other documents as the Master Servicer or such Sub-Servicer shall reasonably request to enable the Master Servicer and such Sub-Servicer to carry out their respective servicing and administrative duties hereunder.

            (h) The Master Servicer shall give prompt notice to the Trustee of any action, of which the Master Servicer has actual knowledge, to (i) assert a claim against the Trust or (ii) assert jurisdiction over the Trust.

            (i) Servicing Advances incurred by the Master Servicer or any Sub-Servicer in connection with the servicing


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of the Mortgage Loans (including any penalties in connection with the payment of any taxes and assessments or other charges) on any Property shall be recoverable by the Master Servicer or such Sub-Servicer to the extent described in Section 8.9(c) and in Section 7.5(h)(1) hereof.

            Section 8.2. Collection of Certain Mortgage Loan Payments. (a) The Master Servicer shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policies, follow Accepted Servicing Practices. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or other fees which may be collected in the ordinary course of servicing the Mortgage Loans, (ii) if a Mortgagor is in default or about to be in default because of a Mortgagor's financial condition, arrange with the Mortgagor a schedule for the payment of delinquent payments due on the related Mortgage Loan; provided, however, the Master Servicer shall not reschedule the payment of delinquent payments more than one time in any twelve consecutive months with respect to any Mortgagor.

            (b) The Master Servicer shall hold in escrow on behalf of the related Mortgagor all Prepaid Installments received by it, and shall apply such Prepaid Installments as directed by such Mortgagor and as set forth in the related Note.

            Section 8.3. Sub-Servicing Agreements Between Master Servicer and Sub-Servicers. The Master Servicer may enter into Sub-Servicing Agreements for any servicing and administration of Mortgage Loans with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement. The Master Servicer shall give notice to the Class A-6 Certificate Insurer and the Trustee of the appointment of any Sub-Servicer and shall furnish to the Class A-6 Certificate Insurer and the Trustee a copy of the Subservicing Agreement. For purposes of this Agreement, the Master shall be deemed to have received payments on Mortgage Loans when any Sub-Servicer has received such payments. Any such Sub-Servicing Agreement shall be consistent with and not violate the provisions of this Agreement.

            Section 8.4. Successor Sub-Servicers. The Master Servicer may terminate any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement and to either itself directly service the related Mortgage Loans itself or enter into a Sub-Servicing Agreement with a successor Sub-Servicers that qualifies under Section 8.3.


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            Section 8.5. Liability of Master Servicer. The Master Servicer shall not be relieved of its obligations under this Agreement notwithstanding any Sub-Servicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or otherwise, and the Master Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master by such Sub-Servicer and nothing contained in such Sub-Servicing Agreement shall be deemed to limit or modify this Agreement. The Trust shall not indemnify the Master Servicer for any losses due to the Master Servicer's negligence.

            Section 8.6. No Contractual Relationship Between Sub-Servicer and Trustee or the Owners. Any Sub-Servicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Master Servicer alone and the Class A-6 Certificate Insurer, the Trustee and the Owners shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer except as set forth in Section 8.7.

            Section 8.7. Assumption or Termination of Sub-Servicing Agreement by Trustee. In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Master Servicer hereunder by the Trustee pursuant to Section 8.20, it is understood and agreed that the Master Servicer's rights and obligations under any Sub-Servicing Agreement then in force between the Master Servicer and a Sub-Servicer may be assumed or terminated by the Trustee at its option. Any termination fee due under any such sub-servicing agreement shall be paid by the preceding Master Servicer but in no event shall the Trustee be liable for any such fee.

            The Master Servicer shall, upon request of the Trustee, but at the expense of the Master Servicer, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party, without the payment of any fee by the Trustee, notwithstanding any contrary provision in any Sub-Servicing Agreement.

            Section 8.8. Principal and Interest Account.

            (a) The Master Servicer and/or each Sub-servicer, as applicable, shall establish in the name of the Trust for the benefit of the Owners of the Certificates and the Class A-6 Certificate Insurer, as their interests may appear, and


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maintain at one or more Designated Depository Institutions the Principal and
Interest Account.

            Subject to Subsections (c) and (e) below, the Master Servicer and any Sub-servicer shall deposit all receipts related to the Mortgage Loans to the Principal and Interest Account on a daily basis (but no later than the first Business Day after receipt).

            On the Startup Day the Sponsor and/or the Master Servicer shall deposit to the Principal and Interest Account all receipts related to the Mortgage Loans which relate to or are received on or after the Cut-Off Date.

            (b) All funds in the Principal and Interest Account may only be held
(i) uninvested, up to the limits insured by the FDIC or (ii) invested in Eligible Investments. The Principal and Interest Account shall be held in trust in the name of the Trust and for the benefit of the Owners of the Certificates. Any investment earnings on funds held in the Principal and Interest Account shall be for the account of the Master Servicer and may only be withdrawn from the Principal and Interest Account by the Master Servicer immediately following the remittance of the Monthly Remittance Amounts by the Master Servicer. Any references herein to amounts on deposit in the Principal and Interest Account shall refer to amounts net of such investment earnings. Any investment losses are at the expense of the Master Servicer and shall be replaced on or prior to the Remittance Date.

            (c) Subject to Subsection (e) below, the Master Servicer shall deposit to the Principal and Interest Account all principal and interest collections on the Mortgage Loans received on or after the Cut-Off Date including any Prepaid Installments, Prepayments and Net Liquidation Proceeds, all Loan Purchase Prices and Substitution Amounts received or paid by the Master Servicer with respect to the Mortgage Loans, other recoveries or amounts related to the Mortgage Loans received by the Master Servicer, Compensating Interest and Delinquency Advances together with any amounts which are reimbursable from the Principal and Interest Account, but net of (i) the Servicing Fee with respect to each Mortgage Loan and other servicing compensation to the Master Servicer as permitted by Section 8.15 hereof, (ii) principal (including Prepayments) collected on the related Mortgage Loans prior to the Cut-Off Date, (iii) interest accruing on the related Mortgage Loans prior to the Cut-Off Date and
(iv) Net Liquidation Proceeds to the extent such Net Liquidation Proceeds exceed the Loan Balance of the related Mortgage Loan.

            (d) (i) The Master Servicer may make withdrawals from the Principal and Interest Account only for the following purposes:


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          (A)       to effect the timely remittance to the Trustee of the
                    Monthly Remittance Amounts due on the Remittance Date;

          (B) to reimburse itself pursuant to Section 8.9(a) hereof for unreimbursed Delinquency Advances and Servicing Advances and Nonrecoverable Advances;

          (C) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account;

          (D) to withdraw amounts that have been deposited to the Principal and Interest Account in error; and

          (E) to clear and terminate the Principal and Interest Account following the termination of the Trust Estate pursuant to Article X.

            (ii) On the tenth day of each month, the Master Servicer shall send to the Trustee a report, in the form of a computer tape, detailing the payments on the Mortgage Loans during the prior Remittance Period. Such tape shall be in the form and have the specifications as may be agreed to between the Master Servicer and the Trustee from time to time.

            (iii) On each Remittance Date the Master Servicer shall remit to the Trustee by wire transfer, or otherwise make funds available in immediately available funds, (x) for Group I, the Group I Interest Remittance Amount and the Group I Principal Remittance Amount and (y) for Group II, the Group II Interest Remittance Amount and the Group II Principal Remittance Amount.

            (e) To the extent that the ratings, if any, then assigned to the unsecured debt of the Master Servicer or of the Master Servicer's ultimate corporate parent are satisfactory to the Class A-6 Certificate Insurer, the Trustee, Moody's, Standard & Poor's and Fitch, then the requirement to maintain the Principal and Interest Account may be waived by an instrument signed by the Class A-6 Certificate Insurer, Standard & Poor's, Trustee, Fitch and Moody's, and the Master Servicer may be allowed to co-mingle with its general funds the amounts otherwise required to be deposited to the Principal and Interest Account, on such terms and subject to such conditions as the Class A-6 Certificate Insurer, the Trustee, Moody's, Standard & Poor's and Fitch may permit.

            Section 8.9. Delinquency Advances, Compensating Interest and Servicing Advances. (a) The Master Servicer is required, not later than each Remittance Date, to deposit into the Principal and Interest Account an amount equal to the sum


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of the interest portions (net of the Servicing Fees) due, but not collected, with respect to Delinquent Mortgage Loans during the prior Remittance Period, but only if, in its good faith business judgment, the Master Servicer reasonably believes that such amount will ultimately be recovered from the related Mortgage Loan. Such amounts are "Delinquency Advances".

            The Master Servicer shall be permitted to fund its payment of Delinquency Advances on any Remittance Date and to reimburse itself for any Delinquency Advances paid from the Master Servicer's own funds, from collections on the related Mortgage Loan. The Master Servicer may use funds deposited to the Principal and Interest Account subsequent to the related Remittance Period and shall deposit into the Principal and Interest Account with respect thereto (i) late collections from the Mortgagor whose Delinquency gave rise to the shortfall which resulted in such Delinquency Advance and (ii) Net Liquidation Proceeds recovered on account of the related Mortgage Loan to the extent of the amount of aggregate Delinquency Advances related thereto or (iii) from its own funds. If not therefore recovered from the related Mortgagor or the related Net Liquidation Proceeds, Delinquency Advances constituting Nonrecoverable Advances shall be recoverable pursuant to Section 7.5(h)(1) hereof.

            (b) On or prior to each Remittance Date, the Master Servicer shall deposit in the Principal and Interest Account with respect to any full Prepayment received on a Mortgage Loan during the related Remittance Period out of its own funds without any right of reimbursement therefor, an amount equal to the difference between (x) 30 days' interest at the Mortgage Loan's Coupon Rate (less the Servicing Fee) on the Loan Balance of such Mortgage Loan as of the first day of the related Remittance Period and (y) to the extent not previously advanced, the interest (less the Servicing Fee) paid by the Mortgagor with respect to the Mortgage Loan during such Remittance Period (any such amount paid by the Master Servicer, "Compensating Interest"). The Master Servicer shall in no event be required to pay Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate Servicing Fee received by the Master Servicer with respect to all Mortgage Loans for such Remittance Period.

            (c) The Master Servicer will pay all "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) Preservation Expenses, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of REO Property, but is only required to pay such costs and expenses to the extent the Master Servicer reasonably believes such costs and expenses will increase Net Liquidation Proceeds on the related Mortgage Loan. Each such


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amount so paid will constitute a "Servicing Advance". The Master Servicer may recover Servicing Advances (x) from the Mortgagors to the extent permitted by the Mortgage Loans, from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan and (y) as provided in Section 7.5(h)(1) hereof. In no case may the Master Servicer recover Servicing Advances from principal and interest payments on any Mortgage Loan or from any amounts relating to any other Mortgage Loan except as provided pursuant to Section 7.5(h)(1) hereof.

            (d) On the Remittance Date in July 1997, the Master Servicer shall make two special, non-recoverable advances, one with respect to Group I and one with respect to Group II Equal to one-month's interest, calculated at the weighted average Pass-Through Rate (applicable to the July, 1997 Payment Date) for the classes of Offered Certificates related to such Group, with respect to all Mortgage Loans not having a payment due during June, 1997; the amounts of such advances shall be included in the related Interest Remittance Amount.

            Section 8.10. Purchase of Mortgage Loans. The Master Servicer may, but is not obligated to, purchase for its own account any Mortgage Loan which becomes Delinquent, in whole or in part, as to four consecutive monthly installments or any Mortgage Loan as to which enforcement proceedings have been brought by the Master Servicer or by any Sub-servicer pursuant to Section 8.13. Any such Loan so purchased shall be purchased by the Master Servicer on a Remittance Date at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the Principal and Interest Account. Notwithstanding the foregoing, the Master Servicer may not purchase any such Mortgage Loan unless the Master Servicer has delivered to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that such a purchase would not constitute a Prohibited Transaction for the Trust or otherwise subject the Trust to tax and would not jeopardize the status of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC.

            Section 8.11. Maintenance of Insurance. (a) The Master Servicer shall cause to be maintained with respect to each Mortgage Loan a hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage, and which provides for a recovery by the Master Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the full insurable value of the premises.

            (b) If the Mortgage Loan at the time of origination relates to a Property in an area identified in the Federal


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Register by the Federal Emergency Management Agency as having special flood hazards, the Master Servicer will cause to be maintained with respect thereto a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable carrier in an amount representing coverage, and which provides for a recovery by the Master Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan of not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. The Master Servicer shall indemnify the Trust and the Class A-6 Certificate Insurer out of the Master Servicer's own funds for any loss to the Trust and the Class A-6 Certificate Insurer resulting from the Master Servicer's failure to maintain the insurance required by this Section.

            (c) In the event that the Master Servicer shall obtain and maintain a blanket policy insuring against fire, flood and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Master Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of this Section 8.11, the Master Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under this Section 8.11, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Property a policy complying with the preceding paragraphs of this Section 8.11, and there shall have been a loss which would have been covered by such policy, deposit in the Principal and Interest Account from the Master Servicer's own funds the difference, if any, between the amount that would have been payable under a policy complying with the preceding paragraphs of this Section 8.11 and the amount paid under such blanket policy. Upon the request of the Trustee or the Class A-6 Certificate Insurer, the Master Servicer shall cause to be delivered to the Trustee and the Class A-6 Certificate Insurer, a certified true copy of such policy.

            Section 8.12. Due-on-Sale Clauses; Assumption and Substitution Agreements. When a Property has been or is about to be conveyed by the Mortgagor, the Master Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Note; provided, however, that the Master Servicer shall not exercise any such right if


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(i) the "due-on-sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law or (ii) the Master Servicer reasonably believes that to permit an assumption of the Mortgage Loan would not materially and adversely affect the interest of the Owners or of the Class A-6 Certificate Insurer. In such event, the Master Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Note and, unless prohibited by applicable law or the Mortgage Documents, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Master Servicer is authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Note; provided, however, that to the extent any such substitution of liability agreement would be delivered by the Master Servicer outside of its usual procedures for mortgage loans held in its own portfolio the Master Servicer shall, prior to executing and delivering such agreement, obtain the prior written consent of the Control Party. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Master Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement, which copy shall be added by the Trustee to the related File and which shall, for all purposes, be considered a part of such File to the same extent as all other documents and instruments constituting a part thereof. The Master Servicer shall be responsible for recording or causing the recordation any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the required monthly payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Master Servicer or the Sub-Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Master Servicer as additional servicing compensation.

            Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatsoever.


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            Section 8.13. Realization Upon Defaulted Mortgage Loans. (a) The
Master Servicer shall foreclose upon or otherwise comparably effect the ownership on behalf of the Trust of Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of Delinquent payments and which the Master Servicer has not purchased pursuant to
Section 8.10. In connection with such foreclosure or other conversion, the Master Servicer shall exercise such of the rights and powers vested in it hereunder, and use the same degree of care and skill in their exercise or use, as prudent mortgage lenders would exercise or use under the circumstances in the conduct of their own affairs, including, but not limited to, advancing funds for the payment of taxes, amounts due with respect to Senior Liens, and insurance premiums. Any amounts so advanced shall constitute "Servicing Advances" within the meaning of Section 8.9(c) hereof. The Master Servicer shall sell any REO Property within 23 months of its acquisition by the Trust, unless the Master Servicer obtains for the Trustee an opinion of counsel experienced in federal income tax matters, addressed to the Trustee, the Class A-6 Certificate Insurer and the Master Servicer, to the effect that the holding by the Trust of such REO Property for any greater period will not result in the imposition of taxes on "Prohibited Transactions" of the Trust or any REMIC therein as defined in
Section 860F of the Code or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC under the REMIC Provisions at any time that any Certificates are outstanding. Notwithstanding the generality of the foregoing provisions, the Master Servicer shall manage, conserve, protect and operate each REO Property for the Owners solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Lower-Tier REMIC or the Upper Tier REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Owners, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Owners for the period prior to the sale of such REO Property. The Master Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a REO Property in


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determining whether to foreclose upon or otherwise comparably convert the ownership of such REO Property. With respect to any Mortgage Loan secured by a mixed use REO Property, the Master Servicer shall, prior to foreclosing upon or otherwise comparably effecting the ownership in the name of the Master Servicer on behalf of the Trust, either (x) perform a "phase one environmental study" of such REO Property or (y) repurchase such REO Property at the Loan Purchase Price.

            Notwithstanding the generality of the foregoing provisions, the Master Servicer shall manage, conserve, protect and operate each REO Property for the Owners solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Owners, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Owners for the period prior to the sale of such REO Property. The Master Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such Property.

            (b) The Master Servicer shall determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a "Liquidated Loan".

            Section 8.14. Trustee to Cooperate; Release of Files. (a) Upon the payment in full of any Mortgage Loan (including the repurchase of any Mortgage Loan or any liquidation of such Mortgage Loan through foreclosure or otherwise), or the receipt by the Master Servicer or any Sub-servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer or any Sub-servicer shall deliver to the Trustee a Master Servicer's Trust Receipt. Upon receipt of such Master


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Servicer's Trust Receipt, the Trustee shall promptly release the related File, in trust to (i) the Master Servicer, (ii) an escrow agent or (iii) any employee, agent or attorney of the Trustee, in each case pending its release by the Master Servicer, such escrow agent or such employee, agent or attorney of the Trustee, as the case may be. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Master Servicer or any Sub-servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage which secured the Note, an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Property relating to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Principal and Interest Account. In lieu of executing any such satisfaction or assignment, as the case may be, the Master Servicer or any Sub-servicer may prepare and submit to the Trustee, a satisfaction (or assignment without recourse, if requested by the Person or Persons entitled thereto) in form for execution by the Trustee with all requisite information completed by the Master Servicer or any Sub-servicer; in such event, the Trustee shall execute and acknowledge such satisfaction or assignment, as the case may be, and deliver the same with the related File, as aforesaid.

            (b) From time to time and as appropriate in the servicing of any Mortgage Loan, including, without limitation, foreclosure or other comparable conversion of a Mortgage Loan or collection under any applicable Insurance Policy, the Trustee shall (except in the case of the payment or liquidation pursuant to which the related File is released to an escrow agent or an employee, agent or attorney of the Trustee), upon request of the Master Servicer or any Sub-servicer and delivery to the Trustee of a Master Servicer's Trust Receipt, release the related File to the Master Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings, including, without limitation, an assignment without recourse of the related Mortgage to the Master Servicer; provided that there shall not be released and unreturned at any one time more than 10% of the entire number of Files. The Trustee shall complete in the name of the Trustee any endorsement in blank on any Note prior to releasing such Note to the Master Servicer or any Sub-servicer. Such receipt shall obligate the Master Servicer or any Sub-servicer to return the File to the Trustee when the need therefor by the Master Servicer or any Sub-servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of the liquidation information, in physical or electronic form, the Master Servicer's Trust


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Receipt shall be released by the Trustee to the Master Servicer or any
Sub-servicer.

            (c) No costs associated with the procedures described in this
Section 8.14 shall be an expense of the Trust.

            (d) The provisions set forth in Subsections (a) and (b) may be superseded by any waiver of the Document Delivery Requirement as may be given by the Class A-6 Certificate Insurer, Moody's, Standard & Poor's and Fitch pursuant to Section 3.5(j) hereof.

            (e) Each Master Servicer's Trust Receipt may be delivered to the Trustee (i) via mail or courier, (ii) via facsimile or (iii) by such other means, including, without limitation, electronic or computer readable medium, as the Master Servicer and the Trustee shall mutually agree. The Trustee shall promptly release the related File(s) within five (5) to seven (7) business days of receipt of a properly completed Master Servicer's Trust Receipt pursuant to clauses (i), (ii) or (iii) above or such shorter period as may be agreed upon by the Master Servicer and the Trustee. Receipt of a Master Servicer's Trust Receipt pursuant to clauses (i), (ii) or (iii) above shall be authorization to the Trustee to release such Files, provided the Trustee has determined that such Master Servicer's Trust Receipt has been executed, with respect to clauses (i) or (ii) above, or approved, with respect to clause (iii) above, by an Authorized Officer of the Master Servicer or any Sub-servicer, and so long as the Trustee complies with its duties and obligations under this Agreement. If the Trustee is unable to release the Files within the time frames previously specified, the Trustee shall immediately notify the Master Servicer or any Sub-servicer indicating the reason for such delay, but in no event shall such notification be later than five business days after receipt of a Master Servicer's Trust Receipt. If the Master Servicer is required to pay penalties or damages due solely to the Trustee's negligent failure to release the related File or the Trustee's negligent failure to execute and release documents in a timely manner, the Trustee shall be liable for such penalties or damages.

            On each day that the Master Servicer remits to the Trustee Master Servicer's Trust Receipts pursuant to clauses (ii) or (iii) above, the Master Servicer or any Sub-servicer shall also submit to the Trustee a summary of the total amount of such Master Servicer's Trust Receipts requested on such day by the same method as described in such clauses (ii) or (iii) above.

            Section 8.15. Servicing Compensation. As compensation for its activities hereunder, the Master Servicer shall be entitled to retain the amount of the Servicing Fee with


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respect to each Mortgage Loan. Additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, late payment charges, or any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account pursuant to
Section 8.8(c)(v) and similar items may, to the extent collected from Mortgagors, be retained by the Master Servicer.

            Section 8.16. Annual Statement as to Compliance. The Master Servicer, at its own expense, will deliver to the Trustee, the Class A-6 Certificate Insurer, Standard & Poor's, Fitch and Moody's, on or before the last day of March of each year, commencing in 1998, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during such preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Master Servicer to remedy such defaults.

            Section 8.17. Annual Independent Certified Public Accountants' Reports. On or before the last day of March of each year, commencing in 1998, the Master Servicer, at its own expense, shall cause to be delivered to the Trustee, the Class A-6 Certificate Insurer, Standard & Poor's, Fitch and Moody's a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Control Party stating that such firm has, with respect to the Master Servicer's overall servicing operations (i) performed applicable tests in accordance with the compliance testing procedures as set forth in Appendix 3 of the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees or (ii) examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and in either case stating such firm's conclusions relating thereto.

            Section 8.18. Access to Certain Documentation and Information Regarding the Mortgage Loans. The Master Servicer shall provide to the Trustee, the Class A-6 Certificate Insurer, the FDIC and the supervisory agents and examiners of each of the foregoing access to the documentation regarding the Mortgage Loans required by applicable state and federal regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it.


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            Upon any change in the format of the computer tape maintained by the
Master Servicer in respect of the Mortgage Loans, the Master Servicer shall deliver a copy of such computer tape to the Trustee and in addition shall provide a copy of such computer tape to the Trustee at such other times as the Trustee may reasonably request.

            Section 8.19. Assignment of Agreement. The Master Servicer may not assign its obligations under this Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee and the Class A-6 Certificate Insurer, which such consent shall not be unreasonably withheld; provided, however, that any assignee must meet the eligibility requirements set forth in Section 8.20(g) hereof for a successor servicer. Notice of any such assignment shall be given by the Master Servicer to the Trustee, the Class A-6 Certificate Insurer and Moody's.

            Section 8.20. Removal of Master Servicer; Resignation of Master Servicer. (a) The Trustee, with the consent of the Class A-6 Certificate Insurer (or the Owners pursuant to Section 6.11 hereof) may remove the Master Servicer upon the occurrence of any of the following events:

               (i) The Master Servicer shall fail to deliver to the Trustee any proceeds or required payment, which failure continues unremedied for five Business Days following written notice to an Authorized Officer of the Master Servicer from the Trustee or from any Owner.

              (ii) The Master Servicer shall (I) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or similar entity with respect to itself or its property, (II) admit in writing its inability to pay its debts generally as they become due, (III) make a general assignment for the benefit of creditors, (IV) be adjudicated a bankrupt or insolvent, (V) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or
      (VI) take corporate action for the purpose of effecting any of the foregoing;

             (iii) If without the application, approval or consent of the Master Servicer, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Master Servicer an order for relief or an


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      adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or similar entity with respect to the Master Servicer or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Master Servicer in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue undismissed or pending and unstayed for any period of seventy-five (75) consecutive days; or

              (iv) The Master Servicer shall fail to perform any one or more of its obligations hereunder other than the obligations contemplated by Subsection 8.20(i) above, and shall continue in default thereof for a period of sixty (60) days after notice by the Trustee or the Class A-6 Certificate Insurer of said failure; provided, however, that if the Master Servicer can demonstrate to the reasonable satisfaction of the Control Party that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Control Party; or

               (v) The Master Servicer shall fail to cure any breach of any of its representations and warranties set forth in Section 3.2 which materially and adversely affects the interests of the Owners or the Class A-6 Certificate Insurer for a period of thirty (30) days after the Master Servicer's discovery or receipt of notice thereof; provided, however, that if the Master Servicer can demonstrate to the reasonable satisfaction of the Control Party that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Control Party.

            (b) The Control Party also may remove the Master Servicer upon the occurrence of any of the following events:

               (i) a Group II Total Available Funds Shortfall; provided, however, that the Class A-6 Certificate Insurer shall have no right to remove the Master Servicer under this clause (i) if the Master Servicer can demonstrate to the reasonable satisfaction of the Class A-6 Certificate Insurer that such event was due to circumstances beyond the control of the Master Servicer; or

               (ii) the failure by the Master Servicer to make any required Servicing Advance; or

              (iii) the failure by the Master Servicer to perform any one or more of its obligations hereunder or


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      under the Insurance Agreement, which failure materially and adversely affects the interests of the Class A-6 Certificate Insurer and the Trustee; or

              (iv) the failure by the Master Servicer to make any required Delinquency Advance or to pay any Compensating Interest; or

               (v) if on any Payment Date the Pool Rolling Six-Month Delinquency Rate for the Mortgage Loans exceeds 10%;

              (vi) if on any Payment Date occurring in July of any year, commencing in July 1997, the aggregate Pool Cumulative Realized Losses over the prior twelve month period exceed 3% of the average Pool Principal Balance as of the close of business on the last day of each of the twelve preceding Remittance Periods; or

             (vii) (a) if on any Payment Date of the first sixty Payment Dates after the Startup Day the aggregate Pool Cumulative Realized Losses for all prior Remittance Periods since the Startup Day exceed 8% of the Original Aggregate Loan Balance and (b) if on any Payment Date thereafter the aggregate Pool Cumulative Realized Losses for all prior Remittance Periods since the Startup Day exceed 12.5% of the Original Aggregate Loan Balance;

provided, however, with respect to clauses (iv), (v), (vi) and (vii), if the Master Servicer can demonstrate to the reasonable satisfaction of the Control Party that any such event was due to circumstances beyond the control of the Master Servicer, such event shall not be considered an event of termination of the Master Servicer;

provided, however, that (x) prior to any removal of the Master Servicer by the Control Party pursuant to clauses (i) or (ii) of this Section 8.20(b), the Master Servicer shall first have been given by the Control Party and by registered or certified mail, notice of the occurrence of one or more of the events set forth in clauses (i), (ii) or (iii) above and the Master Servicer shall not have remedied, or shall not have taken actions satisfactory to the Control Party to remedy, such event or events within 30 days (60 days with respect to clause (iii)) after the Master Servicer's receipt of such notice (provided, however, that if the Master Servicer can demonstrate to the reasonable satisfaction of the Control Party that it is diligently pursuing remedial action, then the cure period in each case may be extended with the written approval of the Control Party) and (y) in the event of the refusal or inability of the Master Servicer to make any required Delinquency Advance or to pay any Compensating Interest or Monthly Remittance, such removal shall be effective (without the requirement of any action on the part


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of the Class A-6 Certificate Insurer or of the Trustee) at 4 p.m. on the second
Business Day following the day on which the Trustee or the Class A-6 Certificate Insurer notifies an Authorized Officer of the Master Servicer that a required Delinquency Advance has not been received by the Trustee. Upon the Trustee's determination that a required Delinquency Advance or payment of Compensating Interest has not been made by the Master Servicer, the Trustee shall so notify in writing an Authorized Officer of the Master Servicer and the Class A-6 Certificate Insurer as soon as is reasonably practical.

            (c) The Master Servicer shall not resign from the obligations and duties hereby imposed on it, except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of this Agreement. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an opinion of counsel to such effect which shall be delivered to the Trustee and the Class A-6 Certificate Insurer.

            (d) No removal or resignation of the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with this Section. If no successor servicer is available, the Trustee shall act as successor servicer and perform all of the obligations of this Section, including, without limitation, making Delinquency Advances and paying Compensating Interest; provided, however, that the Trustee will not be obligated to act as successor servicer if it is legally unable to perform its duties hereunder.

            (e) Upon removal or resignation of the Master Servicer, the Master Servicer also shall promptly deliver or cause to be delivered to a successor servicer or the Trustee all the books and records (including, without limitation, records kept in electronic form) that the Master Servicer has maintained for the Mortgage Loans, including all tax bills, assessment notices, insurance premium notices and all other documents as well as all original documents then in the Master Servicer's possession.

            (f) Any collections received by the Master Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly and immediately to the Trustee or the successor Master Servicer.

            (g) Upon removal or resignation of the Master Servicer, the Trustee
(x) may solicit bids for a successor servicer as described below, and (y) pending the appointment


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of a successor Master Servicer as a result of soliciting such bids, shall serve as Master Servicer. The Trustee shall, if it is unable to obtain a qualifying bid and is prevented by law from acting as Master Servicer, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution which has shareholders' equity of not less than $10,000,000, as determined in accordance with generally accepted accounting principles, and acceptable to the Class A-6 Certificate Insurer as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. The compensation of any successor servicer (including, without limitation, the Trustee) so appointed shall be the aggregate Servicing Fees, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 8.8 and 8.15; provided, however, that if the Trustee acts as successor Master Servicer then the Sponsor agrees to pay to the Trustee at such time that the Trustee becomes such successor Master Servicer a fee of twenty-five dollars ($25.00) for each Mortgage Loan then included in the Trust Estate. The Trustee shall be obligated to serve as successor Master Servicer whether or not the $25.00 fee described in the preceding sentence is paid by the Sponsor, but shall in any event be entitled to receive, and to enforce payment of, such fee from the Sponsor.

            (h) In the event the Trustee solicits bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor Master Servicer shall be entitled to the full amount of the aggregate Servicing Fees as servicing compensation, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 8.8 and 8.15. Within thirty days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid. The Trustee shall deduct from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor.


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            (i) The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor Master Servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor Master Servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor Master Servicer, as applicable, all amounts which then have been or should have been deposited in the Principal and Interest Account by the Master Servicer or which are thereafter received with respect to the Mortgage Loans. Neither the Trustee nor any other successor Master Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer or (iii) any breaches of a predecessor Master Servicer.

            (j) The Trustee or any other successor Master Servicer, upon assuming the duties of Master Servicer hereunder, shall immediately make all Delinquency Advances and pay all Compensating Interest which the Master Servicer has theretofore failed to remit with respect to the Mortgage Loans; provided, however, that if the Trustee is acting as successor Master Servicer, the Trustee shall only be required to make Delinquency Advances (including the Delinquency Advances described in this clause (j)) if, in the Trustee's reasonable good faith judgment, such Delinquency Advances will ultimately be recoverable from the related Mortgage Loans.

            (k) The Master Servicer which is being removed or is resigning shall give notice to the Mortgagors and to Moody's, Standard & Poor's and Fitch of the transfer of the servicing to the successor.

            (l) The Trustee shall give notice to the Class A-6 Certificate Insurer, Moody's, Standard & Poor's and Fitch and to the Owners of the occurrence of any event specified in Section 8.20(a) of which the Trustee has knowledge.

            (m) Notwithstanding anything herein to the contrary, upon termination of the Master Servicer hereunder, any liabilities of the Master Servicer which accrued prior to such termination shall survive such termination.

            Section 8.21. Inspections by the Class A-6 Certificate Insurer and the Trustee; Errors and Omissions Insurance. (a) At any reasonable time and from time to time


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upon reasonable notice, the Class A-6 Certificate Insurer, the Trustee, or any
agents or representatives thereof may inspect the Master Servicer's servicing operations and discuss the servicing operations of the Master Servicer with any of its officers or directors. The costs and expenses incurred by the Master Servicer or its agents or representatives in connection with any such examinations or discussions shall be paid by the Master Servicer.

            (b) The Master Servicer agrees to maintain errors and omissions coverage and a fidelity bond, each at least to the extent generally maintained by prudent mortgage loan servicers having servicing portfolios of a similar size.

            Section 8.22. Merger, Conversion, Consolidation or Succession to Business of Master Servicer. Any corporation into which the Master Servicer may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to all or substantially all of the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto provided that such corporation meets the qualifications set forth in Section 8.20(g).

            Section 8.23. Notices of Material Events. The Master Servicer shall give prompt notice to the Class A-6 Certificate Insurer, the Trustee, Moody's, Standard & Poor's and Fitch of the occurrence of any of the following events:

            (a) Any default or any fact or event which results, or which with notice or the passage of time, or both, would result in the occurrence of a default by the Sponsor, any Originator or the Master Servicer under any Transaction Document or would constitute a material breach of a representation, warranty or covenant under any Transaction Document;

            (b) The submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation against the Sponsor, the Master Servicer or AMHC in any federal, state or local court or before any governmental body or agency, or before any arbitration board, or any such proceedings threatened by any governmental agency, which, if adversely determined, would have a material adverse effect upon any the Sponsor's, the Master Servicer's or AMHC's ability to perform its obligations under any Transaction Document;

            (c) The commencement of any proceedings by or against the Sponsor, the Master Servicer or AMHC under any applicable bankruptcy, reorganization, liquidation, insolvency


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or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, trustee or other similar official shall have been, or may be, appointed or requested for the Sponsor, the Master Servicer or AMHC; and

            (d) The receipt of notice from any agency or governmental body having authority over the conduct of any of the Sponsor's the Master Servicer's or the AMHC's business that the Sponsor, the Master Servicer or AMHC is to cease and desist, or to undertake any practice, program, procedure or policy employed by the Sponsor, the Master Servicer or AMHC in the conduct of the business of any of them, and such cessation or undertaking will materially adversely affect the conduct of the Sponsor's, the Master Servicer's or AMHC's business or its ability to perform under the Transaction Documents or materially adversely affect the financial affairs of the Sponsor, the Master Servicer or AMHC.


                                   ARTICLE IX

                              TERMINATION OF TRUST

            Section 9.1. Termination of Trust. The Trust created hereunder and all obligations created by this Agreement will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to this Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate, (ii) at any time when a Qualified Liquidation of the REMIC Trust is effected as described below or (iii) as described in Section
9.2 or 9.3 hereof. To effect a termination of this Agreement pursuant to clause
(ii) above, the Owners of all Certificates then Outstanding shall (x) unanimously direct the Trustee on behalf of the Lower-Tier REMIC and the Upper-Tier REMIC to adopt a plan of complete liquidation with respect to each of the Mortgage Loan Groups as contemplated by Section 860F(a)(4) of the Code and
(y) provide to the Trustee an opinion of counsel experienced in federal income tax matters to the effect that such liquidation constitutes a Qualified Liquidation, and the Trustee either shall sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Estate, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates based on their interests in the Trust, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 90th day after


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the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation. In no event, however, will the Trust created by this Agreement continue beyond the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof. The Trustee shall give written notice of termination of the Agreement to each Owner in the manner set forth in Section 11.5.

            Section 9.2. Termination Upon Option of Master Servicer. (a) On any Remittance Date on or after the Clean-Up Call Date, the Master Servicer acting directly or through one or more affiliates may determine to purchase and may cause the purchase from the Trust of all (but not fewer than all) Mortgage Loans in the Trust Estate and all property theretofore acquired in respect of any such Mortgage Loan by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate at a price equal to the sum of (v) the greater of
(i) 100% of the aggregate Loan Balances of the related Mortgage Loans as of the day of purchase minus (a) the amount actually remitted by the Master Servicer representing the related Monthly Principal Remittance Amount on such Remittance Date for the related Remittance Period and (b) any unreimbursed Delinquency Advances, Servicing Advances and Nonrecoverable Advances and (ii) the fair market value of such Mortgage Loans (disregarding accrued interest), (w) the amount of any difference between the related Monthly Interest Remittance Amount actually remitted by the Master Servicer on such Remittance Date and the related Monthly Interest Remittance Amount due on such Remittance Date, (x) the related Group II Reimbursement Amount, if any, and (y) the aggregate amount of any Delinquency Advances and Servicing Advances remaining unreimbursed, together with any accrued and unpaid Servicing Fees, as of such Remittance Date (such amount, the "Termination Price"). In connection with such purchase, the Master Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase. Notwithstanding the foregoing, the Master Servicer or its affiliate may not terminate the Trust pursuant to this Section 9.2 if termination would result in a draw on the Certificate Insurance Policy.

            (b) In connection with any such purchase, the Master Servicer shall provide to the Trustee an opinion of counsel experienced in federal income tax matters to the effect that such purchase constitutes a Qualified Liquidation of the REMIC Trust.

            (c) Promptly following any such purchase, the Trustee will release the Files to the Master Servicer, or


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otherwise upon their order, in a manner similar to that described in Section
8.14 hereof.

            Section 9.3. Termination Upon Loss of REMIC Status. (a) Following a
(x) final determination by the Internal Revenue Service, or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or (y) if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the REMIC Trust does not and will no longer qualify as a "REMIC" pursuant to Section 860D of the Code (the "Final Determination") or (z) following the delivery of an opinion of counsel ("REMIC Opinion") to the effect that the effect of the Final Determination is to increase substantially the probability that the REMIC Trust will no longer qualify as a "REMIC" pursuant to
Section 860D of the Code, on any Remittance Date on or after the date which is 30 calendar days following such Final Determination, the Owners of a majority in Percentage Interest represented by the Offered Certificates then Outstanding may direct the Trustee to adopt a plan of complete liquidation with respect to the Trust Estate. In connection with such purchase, the Master Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit in the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

            (b) Upon receipt of such direction from the Owners of such Offered Certificates or such notice from the Class A-6 Certificate Insurer, the Trustee shall notify the holders of the Class R Certificates of such election to liquidate or such determination to purchase, as the case may be, (the "Termination Notice"). The Owner of a majority of the Percentage Interest of the Class R Certificates then Outstanding may, on any Remittance Date, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all (but not fewer than all) Mortgage Loans in the Trust Estate, and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the Termination Price.

            (c) If, during the Purchase Option Period, the Owners of the Class R Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period in the event that the Owners of the Offered Certificates have given the Trustee the direction described in clause (a)(i) above, the Trustee shall sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Estate, such that, if so directed, the liquidation of the Trust Estate, the


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distribution of the proceeds of such liquidation occur no later than the close of the 60th day, or such later day as the Owners of the Offered Certificates shall permit or direct in writing, after the expiration of the Purchase Option Period.

            (d) Following a Final Determination, the Owners of a majority of the Percentage Interest of the Class R Certificates then Outstanding may, at their option on any Remittance Date and upon delivery to the Owners of the Offered Certificates and the Trustee of an opinion of counsel experienced in federal income tax matters selected by the Owners of such Class R Certificates which opinion shall be reasonably satisfactory in form and substance to a majority of the Percentage Interests represented by the Offered Certificates then Outstanding and the Trustee, to the effect that the effect of the Final Determination is to increase substantially the probability that the gross income of the REMIC Trust will be subject to federal taxation, purchase from the Trust all (but not fewer than all) Mortgage Loans in the Trust Estate, and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the Termination Price. In connection with such purchase, the Master Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase. The foregoing opinion shall be deemed satisfactory unless the Owners of a majority of the Percentage Interest represented by the Offered Certificates then Outstanding or the Trustee give the Owners of a majority of the Percentage Interest of the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

            Section 9.4. Disposition of Proceeds. The Trustee shall, upon receipt thereof, deposit the proceeds of any liquidation of the Trust Estate pursuant to this Article IX to the Certificate Account; provided, however, that any amounts representing Servicing Fees, unreimbursed Delinquency Advances or unreimbursed Servicing Advances theretofore funded by the Master Servicer from the Master Servicer's own funds shall be paid by the Trustee to the Master Servicer.

            Section 9.5. Netting of Amounts. If any Person paying the Termination Price would receive a portion of the amount so paid, such Person may net any such amount against the Termination Price otherwise payable.


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                                    ARTICLE X

                                   THE TRUSTEE

            Section 10.1.  Certain Duties and Responsibilities.

            (a) The Trustee (i) undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee and (ii) in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished pursuant to and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

            (b) Notwithstanding the appointment of the Master Servicer hereunder, the Trustee is hereby empowered to perform the duties of the Master Servicer hereunder whether following the failure of the Master Servicer to perform, pursuant to Section 8.20 hereof or otherwise. Specifically, and not in limitation of the foregoing, the Trustee shall have the power:

            (i)  to collect Mortgagor payments;

           (ii)  to foreclose on defaulted Mortgage Loans;

          (iii) to enforce due-on-sale clauses and to enter into assumption and substitution agreements as permitted by Section 8.12 hereof;

           (iv)  to deliver instruments of satisfaction pursuant to Section
                 8.14;

            (v) to make Delinquency Advances and Servicing Advances and to pay Compensating Interest, and

           (vi)  to enforce the Mortgage Loans.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

           (ii) the Trustee shall not be liable for any error of judgment made in good faith by an Authorized Officer, unless it shall be proved


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                 that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Class A-6 Certificate Insurer or of the Owners of a majority in Percentage Interest of the Certificates of the affected Class or Classes and the Class A-6 Certificate Insurer relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement relating to such Certificates.

            (d) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

            (e) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (f) The permissive right of the Trustee to take actions enumerated in this Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its own negligence or willful misconduct.

            (g) The Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Agreement, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder until it shall be indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements and against all liability, except liability which is adjudicated to have resulted from its negligence or willful misconduct, in connection with any action so taken. The Trustee shall receive from the Sponsor promptly upon demand therefor, reimbursement of expenses as are described in the fee quote letter, dated May 23, 1997 and executed by the Sponsor.

            Section 10.2. Removal of Trustee for Cause. (a) The Trustee may be removed pursuant to paragraph (b) hereof upon the occurrence of any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or


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pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

      (1) the Trustee shall fail to distribute to the Owners entitled thereto on any Payment Date amounts available for distribution in accordance with the terms hereof; or

      (2) the Trustee shall fail in the performance of, or breach, any covenant or agreement of the Trustee in this Agreement, or if any representation or warranty of the Trustee made in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such failure or breach shall continue or not be cured for a period of 30 days after there shall have been given, by registered or certified mail, to the Trustee by the Sponsor, the Class A-6 Certificate Insurer or by the Owners of at least 25% of the aggregate Percentage Interests represented by the Offered Certificates then Outstanding, or, if there are no Offered Certificates then Outstanding, by such Percentage Interests represented by any Class B Certificates, a written notice specifying such failure or breach and requiring it to be remedied; or

      (3) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Trustee, and such decree or order shall have remained in force undischarged or unstayed for a period of 75 days; or

      (4) a conservator or receiver or liquidator or sequestrator or custodian of the property of the Trustee is appointed in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Trustee or relating to all or substantially all of its property; or

      (5) the Trustee shall become insolvent (however insolvency is evidenced), generally fail to pay its debts as they come due, file or consent to the filing of a petition to take advantage of any applicable insolvency or reorganization statute,


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            make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take corporate action for the purpose of any of the foregoing.

            The Sponsor shall give to the Class A-6 Certificate Insurer and Moody's, Standard & Poor's and Fitch notice of the occurrence of any such event of which the Sponsor is aware.

            (b) If any event described in Paragraph (a) occurs and is continuing, then and in every such case (i) the Class A-6 Certificate Insurer or
(ii) with the prior written consent (which shall not be unreasonably withheld) of the Class A-6 Certificate Insurer (x) the Sponsor or (y) the Owners of a majority of the Percentage Interests represented by the Offered Certificates, or, if there are no Offered Certificates then Outstanding, by such Percentage Interest represented by any Class of Class R Certificates then Outstanding may, whether or not the Trustee resigns pursuant to Section 10.9 hereof, immediately, concurrently with the giving of notice to the Trustee, and without delaying the 30 days required for notice therein, appoint a successor Trustee pursuant to the terms of Section 10.9 hereof.

            Section 10.3. Certain Rights of the Trustee. Except as otherwise provided in Section 10.1 hereof:

            (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) any request or direction of the Sponsor, the Class A-6 Certificate Insurer or the Owners of any Class of Certificates mentioned herein shall be sufficiently evidenced in writing;

            (c) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

            (d) the Trustee may consult with counsel, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon;


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            (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Owners pursuant to this Agreement, unless such Owners shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

            (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit;

            (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed and supervised with due care by it hereunder; and

            (h) the Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by the Authorized Officer of any Person or within its rights or powers under this Agreement other than as to validity and sufficiency of its authentication of the Certificates.

            Section 10.4. Not Responsible for Recitals or Issuance of Certificates. The recitals contained herein and in the Certificates, except any such recitals relating to the Trustee, shall be taken as the statements of the Sponsor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates other than as to validity and sufficiency of its authentication of the Certificates.

            Section 10.5. May Hold Certificates. The Trustee or any agent of the Trust, in its individual or any other capacity, may become an Owner or pledgee of Certificates and may otherwise deal with the Trust with the same rights it would have if it were not Trustee or such agent.

            Section 10.6. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other trust funds except to the extent required herein or required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Sponsor and except to the extent of income or other gain on investments which are deposits in or


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certificates of deposit of the Trustee in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

            Section 10.7. No Lien for Fees. The Trustee shall have no lien on the Trust Estate for the payment of any fees and expenses.

            Section 10.8. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America or of any State authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, subject to supervision or examination by the United States of America or any such State having a rating or ratings acceptable to the Class A-6 Certificate Insurer or, if the last sentence of Section 11.18 hereof is applicable, the Sponsor and having (x) long-term, unsecured debt rated at least A-1 by Moody's (or such lower rating as may be acceptable to Moody's) and (y) a short-term deposit rating of at least A-1 from Standard & Poor's (or such lower rating as may be acceptable to Standard & Poor's). If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall, upon the request of the Sponsor (with the consent of the Class A-6 Certificate Insurer) (which consent shall not be unreasonably withheld) or of the Class A-6 Certificate Insurer, resign immediately in the manner and with the effect hereinafter specified in this Article X.

            Section 10.9. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article X shall become effective until the acceptance of appointment by the successor trustee under Section 10.10 hereof.

            (b) The Trustee, or any trustee or trustees hereafter appointed, may resign at any time by giving written notice of resignation to the Sponsor and by mailing notice of resignation by first-class mail, postage prepaid, to the Class A-6 Certificate Insurer and the Owners at their addresses appearing on the Register. A copy of such notice shall be sent by the resigning Trustee to Moody's, Standard & Poor's and Fitch. Upon receiving notice of resignation, the Sponsor shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, executed on behalf of the


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Trust by an Authorized Officer of the Sponsor, one copy of which instrument shall be delivered to the Trustee so resigning and one copy to the successor trustee or trustees. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Owner may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

            (c) If at any time the Trustee shall cease to be eligible under
Section 10.8 hereof and shall fail to resign after written request therefor by the Sponsor or by the Class A-6 Certificate Insurer, the Class A-6 Certificate Insurer or the Sponsor (with the written consent of the Class A-6 Certificate Insurer) may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Sponsor, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

            (d) The Owners of a majority of the Percentage Interests represented by the Offered Certificates, or, if there are no Offered Certificates then Outstanding, by such majority of the Percentage Interests represented by Class R Certificates then Outstanding may at any time, with the prior written consent of the Class A-6 Certificate Insurer, remove the Trustee and appoint a successor trustee by delivering to the Trustee to be removed, to the successor trustee so appointed, to the Sponsor and to the Class A-6 Certificate Insurer, copies of the record of the act taken by the Owners, as provided for in Section 11.3 hereof.

            (e) If the Trustee fails to perform its duties in accordance with the terms of this Agreement or becomes ineligible to serve as Trustee, the Class A-6 Certificate Insurer or, if the last sentence of Section 11.18 hereof is applicable, the Sponsor may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, signed by the Class A-6 Certificate Insurer and the Sponsor duly authorized, one complete set of which instruments shall be delivered to the Sponsor, one complete set to the Class A-6 Certificate Insurer, one complete set to the Trustee so removed and one complete set to the successor Trustee so appointed.

            (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Sponsor shall promptly appoint a successor Trustee acceptable to the Class


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A-6 Certificate Insurer. If within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee shall be appointed by act of the Owners of a majority of the Percentage Interests represented by the Offered Certificates then Outstanding or, if there are no Offered Certificates then Outstanding, by such majority of the Percentage Interest of the Class R Certificates delivered to the Sponsor and the retiring Trustee, the successor Trustee so appointed shall forthwith upon its acceptance of such appointment become the successor Trustee and supersede the successor Trustee appointed by the Sponsor. If no successor Trustee shall have been so appointed by the Sponsor or the Owners and shall have accepted appointment in the manner hereinafter provided, any Owner may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

            (g) The Sponsor shall give notice of any removal of the Trustee by mailing notice of such event by first-class mail, postage prepaid, to the Class A-6 Certificate Insurer and to the Owners as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee and the address of its corporate trust office.

            Section 10.10. Acceptance of Appointment by Successor Trustee. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Sponsor on behalf of the Trust and to its predecessor Trustee an instrument accepting such appointment hereunder and stating its eligibility to serve as Trustee hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor hereunder; but, on request of the Sponsor or the successor Trustee, such predecessor Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all of the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such Trustee so ceasing to act hereunder. Upon request of any such successor Trustee, the Sponsor on behalf of the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

            Upon acceptance of appointment by a successor Trustee as provided in this Section, the Sponsor shall mail notice thereof by first-class mail, postage prepaid, to the Owners at their last addresses appearing upon the Register.


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The Sponsor shall send a copy of such notice to Moody's, Standard & Poor's and
Fitch. If the Sponsor fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Trust.

            No successor Trustee shall accept its appointment unless at the time of such acceptance such successor shall be qualified and eligible under this
Article X.

            Section 10.11. Merger, Conversion, Consolidation or Succession to Business of the Trustee. Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation or association shall be otherwise qualified and eligible under this Article X. In case any Certificates have been executed, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such Trustee may adopt such execution and deliver the Certificates so executed with the same effect as if such successor Trustee had itself executed such Certificates.

            Section 10.12. Reporting; Withholding. The Trustee shall timely provide to the Owners the Internal Revenue Service's Form 1099 and any other statement required by applicable Treasury regulations as determined by the Sponsor, and shall withhold, as required by applicable law, federal, state or local taxes, if any, applicable to distributions to the Owners, including, but not limited to, backup withholding under Section 3406 of the Code and the withholding tax on distributions to foreign investors under Sections 1441 and 1442 of the Code.

            Section 10.13. Liability of the Trustee. The Trustee shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Trustee herein. Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee shall be under any liability on any Certificate or otherwise to any Account, the Sponsor, the Master Servicer or any Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Trustee or any such Person against any liability which would otherwise be imposed by reason of negligent action, negligent failure to act or bad faith in the performance of duties or by reason of reckless disregard of


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obligations and duties hereunder. Subject to the foregoing sentence, the Trustee shall not be liable for losses on investments of amounts in any Account (except for any losses on obligations on which the bank serving as Trustee is the obligor). In addition, the Sponsor and Master Servicer covenant and agree to indemnify the Trustee, and its officers, directors, employees and agents, including, without limitation, when the Trustee is acting as Master Servicer, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including legal fees and expenses) other than those resulting from the negligence or bad faith of the Trustee. The indemnification provided in this
Section 10.13 shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. The Trustee and any director, officer, employee or agent of the Trustee may rely and shall be protected in acting or refraining from acting in good faith on any certificate, notice or other document of any kind prima facie properly executed and submitted by the Authorized Officer of any Person respecting any matters arising hereunder.

            Section 10.14. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or Property may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Class A-6 Certificate Insurer to act as co-Trustee or co-Trustees, jointly with the Trustee, of all or any part of the Trust Estate or separate Trustee or separate Trustees of any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Owners, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section 10.14, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case any event indicated in Sections 8.20(a) or 8.20(b) shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment with the consent of the Class A-6 Certificate Insurer. No co-Trustee or separate Trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 10.8 and no notice to Owner of the appointment of any co-Trustee or separate Trustee shall be required under Section 10.8.

            Every separate Trustee and co-Trustee shall, to the extent permitted, be appointed and act subject to the following provisions and conditions:


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               (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate Trustee or co-Trustee jointly (it being understood that such separate Trustee or co-Trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Trustee or co-Trustee, but solely at the direction of the Trustee;

              (ii) No co-Trustee hereunder shall be held personally liable by reason of any act or omission of any other co-Trustee hereunder; and

             (iii) The Master Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate Trustee or co-Trustee.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate Trustees and co-Trustees, as effectively as if given to each of them. Every instrument appointing any separate Trustee or co-Trustee shall refer to this Agreement and the conditions of this Section 10.14. Each separate Trustee and co-Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer.

            Any separate Trustee or co-Trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate Trustee or co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.


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            The Trustee shall give to Moody's, the Sponsor and the Class A-6
Certificate Insurer notice of the appointment of any Co-Trustee or separate Trustee.


                                   ARTICLE XI

                                  MISCELLANEOUS

            Section 11.1. Compliance Certificates and Opinions. Upon any application or request by the Sponsor, the Class A-6 Certificate Insurer or the Owners to the Trustee to take any action under any provision of this Agreement, the Sponsor, the Class A-6 Certificate Insurer or the Owners, as the case may be, shall furnish to the Trustee a certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of any documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate need be furnished.

            Except as otherwise specifically provided herein, each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

            (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; and

            (c) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

            Section 11.2. Form of Documents Delivered to the Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate of an Authorized Officer of the Trustee may be based, insofar as it relates to legal matters,


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upon an opinion of counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the opinion is erroneous. Any such certificate of an Authorized Officer of the Trustee or any opinion of counsel may be based, insofar as it relates to factual matter upon a certificate or opinion of, or representations by, one or more Authorized Officers of the Sponsor or of the Master Servicer, stating that the information with respect to such factual matters is in the possession of the Sponsor or of the Master Servicer, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Trustee, stating that the information with respect to such matters is in the possession of the Trustee, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may be based on the written opinion of other counsel, in which event such opinion of counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Trustee may reasonably rely upon the opinion of such other counsel.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

            Section 11.3. Acts of Owners. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Owners in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Sponsor and/or the Class A-6 Certificate Insurer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section.


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            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

            (c) The ownership of Certificates shall be proved by the Register.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Owner of any Certificate shall bind the Owner of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificates.

            Section 11.4. Notices, etc. to Trustee. Any request, demand, authorization, direction, notice, consent, waiver or act of the Owners or other documents provided or permitted by this Agreement to be made upon, given or furnished to, or filed with the Trustee by any Owner, the Class A-6 Certificate Insurer or by the Sponsor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at its corporate trust office as set forth in Section 2.2 hereof.

            Section 11.5. Notices and Reports to Owners; Waiver of Notices. Where this Agreement provides for notice to Owners of any event or the mailing of any report to Owners, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Owner affected by such event or to whom such report is required to be mailed, at the address of such Owner as it appears on the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Owners is mailed in the manner provided above, neither the failure to mail such notice or report nor any defect in any notice or report so mailed to any particular Owner shall affect the sufficiency of such notice or report with respect to other Owners, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.


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            Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Owners shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Owners when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

            Where this Agreement provides for notice to any rating agency that rated any Certificates, failure to give such notice shall not affect any other rights or obligations created hereunder.

            Section 11.6. Rules by Trustee and Sponsor. The Trustee may make reasonable rules for any meeting of Owners. The Sponsor may make reasonable rules and set reasonable requirements for its functions.

            Section 11.7. Successors and Assigns. All covenants and agreements in this Agreement by any party hereto shall bind its successors and assigns, whether so expressed or not.

            Section 11.8. Severability. In case any provision in this Agreement or in the Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 11.9. Benefits of Agreement. Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Owners, the Class A-6 Certificate Insurer and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

            Section 11.10. Legal Holidays. In any case where the date of any Remittance Date, any Payment Date, any other date on which any distribution to any Owner is proposed to be paid, or any date on which a notice is required to be sent to any Person pursuant to the terms of this Agreement shall not be a Business Day, then (notwithstanding any other provision of the Certificates or this Agreement) payment or mailing need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made or mailed on the nominal date of any such Remittance


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Date, such Payment Date, or such other date for the payment of any distribution to any Owner or the mailing of such notice, as the case may be, and no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

            Section 11.11. Governing Law. In view of the fact that Owners are expected to reside in many states and outside the United States and the desire to establish with certainty that this Agreement will be governed by and construed and interpreted in accordance with the law of a state having a well-developed body of commercial and financial law relevant to transactions of the type contemplated herein, this Agreement and each Certificate shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

            Section 11.12. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            Section 11.13. Usury. The amount of interest payable or paid on any Certificate under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the State of New York or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable New York laws, which could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any Certificate exceeds the Highest Lawful Rate, the Trust stipulates that such excess amount will be deemed to have been paid to the Owner of such Certificate as a result of an error on the part of the Trustee acting on behalf of the Trust and the Owner receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Trustee on behalf of the Trust, refund the amount of such excess or, at the option of such Owner, apply the excess to the payment of principal of such Certificate, if any, remaining unpaid. In addition, all sums paid or agreed to be paid to the Trustee for the benefit of Owners of Certificates for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Certificates.

            Section 11.14. Amendment. (a) The Trustee, the Sponsor and the Master Servicer, may at any time and from time to time, with the prior written consent of the Class A-6 Certificate Insurer but without the giving of notice to or the receipt of the consent of the Owners, amend this Agreement,


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and the Trustee shall consent to such amendment, for the purpose of (i) curing any ambiguity, or correcting or supplementing any provision hereof which may be inconsistent with any other provision hereof, or to add provisions hereto which are not inconsistent with the provisions hereof, (ii) upon receipt of an opinion of counsel experienced in federal income tax matters to the effect that no entity-level tax will be imposed on the REMIC Trust or upon the transferor of a Class R Certificate as a result of the ownership of any Class R Certificate by a Disqualified Organization, removing the restriction on transfer set forth in
Section 5.8(b) hereof or (iii) complying with the requirements of the Code and the regulations proposed or promulgated thereunder; provided, however, that any such action shall not, as evidenced by an opinion of counsel delivered to the Trustee, materially and adversely affect the interests of any Owner (without its written consent).

            (b) The Trustee, the Sponsor and the Master Servicer may, at any time and from time to time, with the prior written consent of the Class A-6 Certificate Insurer but without the giving of notice to or the receipt of the consent of the Owners, amend this Agreement, and the Trustee shall consent to such amendment, for the purpose of changing the definition of "Specified Subordinated Amount" with respect to any Mortgage Loan Group; provided, however, that no such change shall affect the weighted average life of the related Class of Offered Certificates (assuming an appropriate prepayment speed as determined by the Representative) by more than five percent, as determined by the Representative.

            (c) This Agreement may also be amended by the Trustee, the Sponsor, and the Master Servicer at any time and from time to time, with the prior written approval of the Class A-6 Certificate Insurer and not less than a majority of the Percentage Interest represented by each affected Class of Certificates then Outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Owners hereunder; provided, however, that no such amendment shall (a) change in any manner the amount of, or change the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of such Certificate, (b) reduce the aforesaid percentages of Percentage Interests which are required to consent to any such amendments or (c) result in a down-rating or withdrawal of any ratings then assigned to the Offered Certificates, without the consent of the Owners of all Certificates of the Class or Classes affected then Outstanding.

            (d) Each proposed amendment to this Agreement shall be accompanied by an opinion of counsel nationally recognized in federal income tax matters addressed to the Trustee and to


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the Class A-6 Certificate Insurer to the effect that such amendment would not adversely affect the status of the REMIC Trust as a REMIC.

            (e) The Class A-6 Certificate Insurer, the Owners, Moody's, Standard & Poor's and Fitch shall be provided with copies of any amendments to this Agreement, together with copies of any opinions or other documents or instruments executed in connection therewith.

            Section 11.15. REMIC Status; Taxes. (a) The Tax Matters Person shall prepare and file or cause to be filed with the Internal Revenue Service Federal tax or information returns with respect to the REMIC Trust and the Certificates containing such information and at the times and in such manner as may be required by the Code or applicable Treasury regulations, and shall furnish to Owners such statements or information at the times and in such manner as may be required thereby. For this purpose, the Tax Matters Person may, but need not, rely on any proposed regulations of the United States Department of the Treasury. The Tax Matters Person shall indicate the election to treat the REMIC Trust as a REMIC (which election shall apply to the taxable period ending December 31, 1996 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe. The Trustee, as Tax Matters Person appointed pursuant to Section 11.17 hereof shall sign all tax information returns filed pursuant to this Section 11.15. The Tax Matters Person shall provide information necessary for the computation of tax imposed on the transfer of a Class R Certificate to a Disqualified Organization, or an agent of a Disqualified Organization, or a pass-through entity in which a Disqualified Organization is the record holder of an interest. The Tax Matters Person shall provide the Trustee with copies of any Federal tax or information returns filed, or caused to be filed, by the Tax Matters Person with respect to the REMIC Trust or the Certificates.

            (b) The Tax Matters Person shall timely file all reports required to be filed by the Trust with any federal, state or local governmental authority having jurisdiction over the Trust, including other reports that must be filed with the Owners, such as the Internal Revenue Service's Form 1066 and Schedule Q and the form required under Section 6050K of the Code, if applicable to REMICs. Furthermore, the Tax Matters Person shall report to Owners, if required, with respect to the allocation of expenses pursuant to Section 212 of the Code in accordance with the specific instructions to the Tax Matters Person by the Sponsor with respect to such allocation of expenses. The Tax Matters Person shall collect any forms or reports from the Owners determined by the Sponsor to be required under applicable federal, state and local tax laws.

            (c) The Tax Matters Person shall provide to the Internal Revenue Service and to persons described in Section 860E(e)(3) and (6) of the Code the information described in Proposed Treasury Regulation Section 1.860D-1(b)(5)(ii), or any successor regulation thereto. Such information will be provided in the manner described in Proposed Treasury Regulation Section 1.860E(2)(a)(5), or any successor regulation thereto.

            (d) The Sponsor covenants and agrees that within ten Business Days after receiving a written request from the Trustee it shall provide to the Trustee any information necessary to enable the Trustee to meet its obligations under subsections (b) and (c) above.

            (e) The Trustee, the Sponsor and the Master Servicer each covenants and agrees for the benefit of the Owners (i) to take no action which would result in the termination of "REMIC" status for the REMIC Trust, (ii) not to engage in any "prohibited transaction", as such term is defined in Section 860F(a)(2) of the Code and (iii) not to engage in any other action which may result in the imposition on the REMIC Trust of any other taxes under the Code.

            (f) The REMIC Trust shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

            (g) Except as otherwise permitted by Section 7.6(b), no Eligible Investment shall be sold prior to its stated maturity (unless sold pursuant to a plan of liquidation in accordance with Article IX hereof).

            (h) Neither the Sponsor nor the Trustee shall enter into any arrangement by which the Trustee will receive a fee or other compensation for services rendered pursuant to this Agreement, which fee or other compensation is paid from the Trust Estate, other than as expressly contemplated by this Agreement.

            (i) Notwithstanding the foregoing clauses (g) and (h), the Trustee or the Sponsor may engage in any of the transactions prohibited by such clauses, provided that the Trustee shall have received the prior written consent of the Class A-6 Certificate Insurer and an opinion of counsel experienced in federal income tax matters to the effect that such transaction does not result in a tax imposed on the Trustee or cause a termination of REMIC status for the REMIC Trust; provided, however, that such transaction is otherwise permitted under this Agreement.

            Section 11.16. Additional Limitation on Action and Imposition of Tax. (a) Any provision of this Agreement to the contrary notwithstanding, the Trustee shall not, without having obtained an opinion of counsel experienced in federal income tax matters to the effect that such transaction does not result in a tax imposed on the Trust or cause a termination of REMIC status for the REMIC Trust, (i) sell any assets in the Trust Estate, (ii) accept any contribution of assets after the Startup Day or (iii) agree to any modification of this Agreement.

            (b) In the event that any tax is imposed on "prohibited transactions" of the REMIC Trust as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" as defined in Section 860G(c) of the Code, on any contribution to the REMIC Trust after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax (other than any minimum tax imposed by Sections 23151(a) or 23153(a) of the California Revenue and Taxation
Code) is imposed, such tax shall be paid by (i) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement, or otherwise (iii) the Owners of the Class R Certificates in proportion to their Percentage Interests. To the extent such tax is chargeable against the Owners of the Class R Certificates, notwithstanding anything to the contrary contained herein, the Trustee is hereby authorized to retain from amounts otherwise distributable to the Owners of the Class R Certificates on any Payment Date sufficient funds to reimburse the Trustee for the payment of such tax (to the extent that the Trustee has not been previously reimbursed or indemnified therefor).

            Section 11.17. Appointment of Tax Matters Person. The Owners of the Class R Certificates hereby appoint the Trustee as their agent to act as the Tax Matters Person for REMIC Trust for all purposes of the Code and such Tax Matters Person will perform, or cause to be performed, such duties and take, or cause to be taken, such actions as are required to be performed or taken by the Tax Matters Person under the Code.

            Section 11.18. The Class A-6 Certificate Insurer. The Class A-6 Certificate Insurer is a third-party beneficiary of this Agreement. Any right conferred to the Class A-6 Certificate Insurer shall be suspended during the continuance of a Class A-6 Certificate Insurer Default. During the continuance of a Class A-6 Certificate Insurer Default the Class A-6 Certificate Insurer's rights hereunder shall vest in the Owners of the Class A Certificates and shall be exercisable by the Owners of at least a majority in Percentage Interest of the Class A Certificates then Outstanding or, if there are no Class A Certificates then Outstanding and the Certificate Insurance Policy has expired or been suspended due to a Class A-6 Certificate Insurer Default, by at least a majority of the Subordinate Certificates then Outstanding or if there are no Class A Certificates or Subordinate Certificates outstanding and the Certificate Insurance Policy has expired or been suspended due to a Class A-6 Certificate Insurer Default, by at least a majority of the Class R Certificates then Outstanding. At such time as the Class A-6 Certificates are no longer Outstanding hereunder and the Class A-6 Certificate Insurer has been reimbursed for all Group II Reimbursement Amounts to which it is entitled hereunder and the Certificate Insurance Policy has expired, the Class A-6 Certificate Insurer's rights hereunder shall terminate.

            Section 11.19. Maintenance of Records. Each Originator and Owner of a Class R Certificate shall each continuously keep an original executed counterpart of this Agreement in its official records.

            Section 11.20. Notices. All notices hereunder shall be given as follows, until any superseding instructions are given to all other Persons listed below:

      The Trustee:                  Bankers Trust Company
                                        of California, N.A.
                                    3 Park Plaza
                                    Irvine, CA  92614
                                    Attention:  Advanta 1997-2
                                    Tel:  (714) 253-7575
                                    Fax:  (714) 253-7577

      The Sponsor:                  Advanta Mortgage Conduit
                                         Services Inc.
                                    16875 West Bernardo Drive
                                    San Diego, California  92127
                                    Tel:  (619) 674-3317
                                    Attention:

      The Master Servicer:          Advanta Mortgage Corp. USA
                                    16875 West Bernardo Drive
                                    San Diego, California  92127
                                    Tel:  (619) 674-3317
                                    Fax:  (619) 674-3592

      The Certificate               AMBAC Indemnity Corporation
        Insurer:                    One State Street Plaza
                                    New York, New York  10004
                                    Attention:  Howard Pfeffer
                                    Telecopy No.:  (212) 363-1459
                                    Confirmation:  (212) 208-3491

      Moody's:                      Moody's Investors Service
                                    99 Church Street
                                    New York, New York  10007
                                    Attention: The Mortgage
                                              Monitoring
                                              Department

      Standard & Poor's:            Standard & Poor's Ratings Group
                                    26 Broadway
                                    15th Floor
                                    New York, New York  10004
                                    Attention: Surveillance Dept.

      Fitch:                        Fitch Investors Service, L.P.
                                    One State Street
                                    New York, New York  10004

      Underwriters:                 Morgan Stanley & Co. Incorporated
                                      Representative of the
                                      Underwriters
                                    1585 Broadway
                                    New York, New York  10036

            IN WITNESS WHEREOF, the Sponsor, the Master Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.


                           ADVANTA MORTGAGE CONDUIT SERVICES, INC.
                              as Sponsor



                           By:/s/ Mark T. Dunsheath
                              ------------------------------
                              Mark T. Dunsheath
                              Vice President



                           ADVANTA MORTGAGE CORP. USA
                              as Master Servicer



                           By:/s/ Mark T. Dunsheath
                              ------------------------------
                              Mark T. Dunsheath
                              Vice President


                           BANKERS TRUST COMPANY OF
                             CALIFORNIA, N.A., as Trustee



                           By:/s/ Erin Deegan
                              ------------------------------
                              Erin Deegan
                              Assistant Vice President


                        [Pooling and Servicing Agreement]

                                                                      SCHEDULE I
                                                     SCHEDULES OF MORTGAGE LOANS

                                                                     EXHIBIT A-1
                                                  FORM OF CLASS A-1 CERTIFICATES


                       ADVANTA MORTGAGE LOAN TRUST 1997-2
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                         CLASS A-1 GROUP I CERTIFICATES
                       (Fixed Rate Class A-1 Certificate)

                     Comprised of a Certificate Representing
                     Certain Interests Relating to a Pool of
                           Mortgage Loans in Group I.
                       The Mortgage Loans are Serviced by

                 ADVANTA MORTGAGE CORP. USA, as Master Servicer

                 Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                 (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, N.A., Advanta Corp., an Originator or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing (i) a fractional ownership interest in Group I described herein, monies in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans in Group I held by the Trust and (ii) monies held in such Accounts.

No.:  A-1                                       June 17, 1997        00755W DD 5
                                               -----------------     -----------
                                                       Date             CUSIP


$165,800,000                                February 25, 2012
-------------------------                   ------------------------------
Original Principal Amount                   Final Scheduled
                                            Payment Date

                                   CEDE & CO.
                           -------------------------
                                Registered Owner


                                      A-1-1

            The registered Owner named above is the registered Owner of a fractional interest in (i) a pool consisting of primarily fixed rate mortgage loans (the "Mortgage Loans") assigned to a particular mortgage loan group ("Group I") which will be formed by Advanta Mortgage Conduit Services, Inc. ("Advanta" or the "Sponsor"), a Delaware corporation and sold by the Sponsor to Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee") on behalf of Advanta Mortgage Loan Trust 1997-2 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among the Sponsor, the Trustee and Advanta Mortgage Corp. USA, as Master Servicer (the "Master Servicer"), (ii) such amounts, including Eligible Investments, as from time to time may be held in the related Accounts (except as otherwise provided in the Pooling and Servicing Agreement), each created pursuant to the Pooling and Servicing Agreement, (iii) any Mortgaged Property relating to the Mortgage Loans in Group I, the ownership of which has been effected in the name of the Master Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust Estate, (iv) Net Liquidation Proceeds relating to the Mortgage Loans in Group I. Such Mortgage Loans in Group I and other amounts and property enumerated above are hereinafter referred to as "Group I."

            The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class A-1 Certificates on June 17, 1997 (the "Startup Date"), which aggregate amount was $165,800,000. The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Payment Date of the Class A-1 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to July 25, 1997 (the first Payment Date) will be less than the Original Principal Amount set forth above.

            Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

            SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION


                                      A-1-2

860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

            THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

            NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

            This Certificate is one of a Class of duly-authorized Certificates designated as Advanta Mortgage Loan Trust 1997-2, Mortgage Loan Asset-Backed Certificates, Class A-1 Group I Certificates (the "Class A-1 Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Class A-2 Group I Certificates; Class A-3 Group I Certificates; Class A-4 Group I Certificates; Class A-5 Group I Certificates; Class A-7IO Group I Certificates; Class M-1 Group I Certificates; Class M-2 Group I Certificates; Class B-1 Group I Certificates; Class A-6 Group II Certificates and Class R Certificates; all such Certificates are collectively referred to herein as the "Certificates."

            Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

            On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 25, 1997, the Owners of the Class A-1 Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date") will be entitled to receive the Class A-1 Distribution Amount relating to such Payment Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

            Each Owner of record of a Class A-1 Certificate will be entitled to receive such Owner's Percentage Interest in the


                                      A-1-3
amounts distributed on such Payment Date to the Owners of the Class A-1 Certificates. The Percentage Interest of each Class A-1 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-1 Certificate by $165,800,000.

            The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

            The Mortgage Loans will be serviced by the Master Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Master Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Master Servicer from any of its obligations under the Pooling and Servicing Agreement.

            This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, N.A., Advanta Corp., any Originator or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans in Group I and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

            No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

            Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution,


                                      A-1-4
and such right shall not be impaired without the consent of such Owner.

            The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Trust is effected pursuant to the Pooling and Servicing Agreement.

            The Pooling and Servicing Agreement additionally provides that (i) the Master Servicer, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Class A Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the original aggregate Loan Balance of the Mortgage Loans in the Trust Estate as of the Closing Date and
(ii) under certain circumstances relating to the qualification of the Trust as a REMIC under the Code the Mortgage Loans may be sold, thereby affecting the early retirement of the Class A-1 Certificates.

            The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

            The Owners of a majority of the Percentage Interests represented by the Offered Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

            The Trustee is required to furnish certain information on each Payment Date to the Owner of this


                                      A-1-5

Certificate, as more fully described in the Pooling and Servicing Agreement.

            The Class A-1 Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000 (except for one odd Certificate). As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-1 Certificates are exchangeable for new Class A-1 Certificates of authorized denominations evidencing the same aggregate principal amount.

            The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.


                                      A-1-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                             BANKERS TRUST COMPANY OF
                                             CALIFORNIA, N.A.,
                                               as Trustee



                                             By:_________________________
                                                Name:
                                                Title:



Trustee Authentication

BANKERS TRUST COMPANY OF
CALIFORNIA, N.A.
  As Trustee


By:______________________
   Name:
   Title:


                                      A-1-7

                                                                     EXHIBIT A-2
                                                  FORM OF CLASS A-2 CERTIFICATES


                       ADVANTA MORTGAGE LOAN TRUST 1997-2
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                         CLASS A-2 GROUP I CERTIFICATES
                         SUPPLEMENTAL INTEREST PAYMENTS


                     Comprised of a Certificate Representing
                     Certain Interests Relating to a Pool of
                           Mortgage Loans in Group I.
                       The Mortgage Loans are Serviced by

                 ADVANTA MORTGAGE CORP. USA, as Master Servicer

                 Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                 (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, N.A., Advanta Corp., an Originator or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing (i) a fractional ownership interest in Group I described herein, monies in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans in Group I held by the Trust and (ii) monies held in such Accounts.

No.:  A-2                                     June 17, 1997          00755W DE 3
                                              ------------------     -----------
                                                       Date             CUSIP


$109,900,000                                 May 25, 2021
-------------------------                    -----------------------
Original Principal Amount                    Final Scheduled
                                             Payment Date

                                   CEDE & CO.
                   ------------------------------------------
                                Registered Owner


                                      A-2-1

            The registered Owner named above is the registered Owner of a fractional interest in (i) a pool consisting of fixed rate mortgage loans (the "Mortgage Loans") assigned to a particular mortgage loan group ("Group I") which will be formed by Advanta Mortgage Conduit Services, Inc. ("Advanta" or the "Sponsor"), a Delaware corporation and sold by the Sponsor to Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee") on behalf of Advanta Mortgage Loan Trust 1997-2 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among the Sponsor, the Trustee and Advanta Mortgage Corp. USA, as Master Servicer (the "Master Servicer"), (ii) such amounts, including Eligible Investments, as from time to time may be held in the related Accounts (except as otherwise provided in the Pooling and Servicing Agreement), each created pursuant to the Pooling and Servicing Agreement, (iii) any Mortgaged Property relating to the Mortgage Loans in Group I, the ownership of which has been effected in the name of the Master Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust Estate, and (iv) Net Liquidation Proceeds relating to the Mortgage Loans in Group I. Such Mortgage Loans in Group I and other amounts and property enumerated above are hereinafter referred to as "Group I."

            The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class A-2 Certificates on June 17, 1997 (the "Startup Date"), which aggregate amount was $109,900,000. The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Payment Date of the Class A-1 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to July 25, 1997 (the first Payment Date) will be less than the Original Principal Amount set forth above.

            Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

            SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION


                                      A-2-2

860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

            THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

            NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

            This Certificate is one of a Class of duly-authorized Certificates designated as Advanta Mortgage Loan Trust 1997-2, Mortgage Loan Asset-Backed Certificates, Class A-2 Group II Certificates (the "Class A-2 Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Class A-1 Group I Certificates, Class A-3 Group I Certificates, Class A-4 Group I Certificates, Class A-5 Group I Certificates, Class A-7IO Group I Certificates, Class M-1 Group I Certificates, Class M-2 Group I Certificates, Class B-1 Group I Certificates, Class A-6 Group II Certificates, and Class R Certificates; all such Certificates are collectively referred to herein as the "Certificates."

            Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

            On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 25, 1997 the Owners of the Class A-2 Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date") will be entitled to receive the Class A-2 Distribution Amount relating to such Payment Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

            Each Owner of record of a Class A-2 Certificate will be entitled to receive such Owner's Percentage Interest in the


                                      A-2-3
amounts distributed on such Payment Date to the Owners of the Class A-2 Certificates. The Percentage Interest of each Class A-2 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-2 Certificate by $109,900,000.

            The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

            The Mortgage Loans will be serviced by the Master Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Master Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Master Servicer from any of its obligations under the Pooling and Servicing Agreement.

            This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, N.A., Advanta Corp., any Originator or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans in Group I and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement), all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

            No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

            Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution,


                                      A-2-4
and such right shall not be impaired without the consent of such Owner.

            The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Trust is effected pursuant to the Pooling and Servicing Agreement.

            The Pooling and Servicing Agreement additionally provides that (i) the Master Servicer may, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Class A Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the original aggregate Loan Balance of the Mortgage Loans in the Trust Estate as of the Cut-Off Date and (ii) under certain circumstances relating to the qualification of the Trust as a REMIC under the Code the Mortgage Loans may be sold, thereby affecting the early retirement of the Class A-2 Certificates.

            The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

            The Owners of a majority of the Percentage Interests represented by the Offered Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

            The Trustee is required to furnish certain information on each Payment Date to the Owner of this


                                      A-2-5

Certificate, as more fully described in the Pooling and Servicing Agreement.

            The Class A-2 Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000 (except for one odd Certificate). As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-2 Certificates are exchangeable for new Class A-2 Certificates of authorized denominations evidencing the same aggregate principal amount.

            The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.


                                      A-2-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                          BANKERS TRUST COMPANY OF
                                          CALIFORNIA, N.A.,
                                            as Trustee



                                          By:_________________________
                                             Name:
                                             Title:



Trustee Authentication

BANKERS TRUST COMPANY OF
CALIFORNIA, N.A.
  As Trustee


By:______________________
   Name:
   Title:


                                      A-2-7

                                                                     EXHIBIT A-3
                                                  FORM OF CLASS A-3 CERTIFICATES

                       ADVANTA MORTGAGE LOAN TRUST 1997-2
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                         CLASS A-3 GROUP I CERTIFICATES
                       (Fixed Rate Class A-3 Certificate)

                     Comprised of a Certificate Representing
                     Certain Interests Relating to a Pool of
                           Mortgage Loans in Group I.
                       The Mortgage Loans are Serviced by

                 ADVANTA MORTGAGE CORP. USA, as Master Servicer

                 Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                 (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, N.A., Advanta Corp., an Originator or any of their subsidiaries and affiliates. This certificate is comprised of (A) a Certificate representing
(i) a fractional ownership interest in Group I described herein, monies in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans in Group I held by the Trust and
(ii) monies held in such Accounts.

No.:  A-3                                       June 17, 1997        00755W DF 0
                                               -----------------     -----------
                                                       Date             CUSIP


$10,500,000                                       October 25, 2022
-------------------------                         ----------------
Original Principal Amount                         Final Scheduled
                                                  Payment Date

                                   CEDE & CO.
                          ----------------------------
                                Registered Owner


                                      A-3-1

            The registered Owner named above is the registered Owner of a fractional interest in (i) a pool consisting of primarily fixed rate mortgage loans (the "Mortgage Loans") assigned to a particular mortgage loan group ("Group I") which will be formed by Advanta Mortgage Conduit Services, Inc. ("Advanta" or the "Sponsor"), a Delaware corporation and sold by the Sponsor to Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee") on behalf of Advanta Mortgage Loan Trust 1997-2 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among the Sponsor, the Trustee and Advanta Mortgage Corp. USA, as Master Servicer (the "Master Servicer"), (ii) such amounts, including Eligible Investments, as from time to time may be held in the related Accounts (except as otherwise provided in the Pooling and Servicing Agreement), each created pursuant to the Pooling and Servicing Agreement, (iii) any Mortgaged Property relating to the Mortgage Loans in Group I, the ownership of which has been effected in the name of the Master Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust Estate, (iv) Net Liquidation Proceeds relating to the Mortgage Loans in Group I. Such Mortgage Loans in Group I and other amounts and property enumerated above are hereinafter referred to as "Group I."

            The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class A-3 Certificates on June 17, 1997 (the "Startup Date"), which aggregate amount was $10,500,000. The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Payment Date of the Class A-3 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to July 25, 1997 (the first Payment
Date) will be less than the Original Principal Amount set forth above.

            Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

            SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION


                                      A-3-2

860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

            THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

            NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

            This Certificate is one of a Class of duly-authorized Certificates designated as Advanta Mortgage Loan Trust 1997-2, Mortgage Loan Asset-Backed Certificates, Class A-3 Group I Certificates (the "Class A-3 Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Class A-1 Group I Certificates, Class A-2 Group I Certificates, Class A-4 Group I Certificates, Class A-5 Group I Certificates, Class A-7IO Group I Certificates, Class M-1 Group I Certificates, Class M-2 Group I Certificates, Class B-1 Group I Certificates, Class A-6 Group II Certificates and Class R Certificates; all such Certificates are collectively referred to herein as the "Certificates."

            Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

            On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 25, 1997, the Owners of the Class A-3 Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date") will be entitled to receive the Class A-3 Distribution Amount relating to such Payment Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

            Each Owner of record of a Class A-3 Certificate will be entitled to receive such Owner's Percentage Interest in the


                                      A-3-3
amounts distributed on such Payment Date to the Owners of the Class A-3 Certificates. The Percentage Interest of each Class A-3 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-3 Certificate by $10,500,000.

            The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

            The Mortgage Loans will be serviced by the Master Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Master Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Master Servicer from any of its obligations under the Pooling and Servicing Agreement.

            This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, N.A., Advanta Corp., any Originator or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans in Group I and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

            No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

            Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.


                                      A-3-4

            The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Trust is effected pursuant to the Pooling and Servicing Agreement.

            The Pooling and Servicing Agreement additionally provides that (i) the Master Servicer, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Class A Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the original aggregate Loan Balance of the Mortgage Loans in the Trust Estate as of the Closing Date and
(ii) under certain circumstances relating to the qualification of the Trust as a REMIC under the Code the Mortgage Loans may be sold, thereby affecting the early retirement of the Class A-3 Certificates.

            The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

            The Owners of a majority of the Percentage Interests represented by the Offered Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

            The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.


                                      A-3-5

            The Class A-3 Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000 (except for one odd Certificate). As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-3 Certificates are exchangeable for new Class A-3 Certificates of authorized denominations evidencing the same aggregate principal amount.

            The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.


                                      A-3-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                          BANKERS TRUST COMPANY OF
                                          CALIFORNIA, N.A.,
                                            as Trustee



                                          By:_________________________
                                             Name:
                                             Title:



Trustee Authentication

BANKERS TRUST COMPANY OF
CALIFORNIA, N.A.
  As Trustee


By:______________________
   Name:
   Title:


                                      A-3-7

                                                                     EXHIBIT A-4
                                                  FORM OF CLASS A-4 CERTIFICATES

                       ADVANTA MORTGAGE LOAN TRUST 1997-2
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                         CLASS A-4 GROUP I CERTIFICATES
                       (Fixed Rate Class A-4 Certificate)

                     Comprised of a Certificate Representing
                     Certain Interests Relating to a Pool of
                           Mortgage Loans in Group I.
                       The Mortgage Loans are Serviced by

                 ADVANTA MORTGAGE CORP. USA, as Master Servicer

                 Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                 (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, N.A., Advanta Corp., an Originator or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing (i) a fractional ownership interest in Group I described herein, monies in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans in Group I held by the Trust and (ii) monies held in such Accounts.

No.:  A-4                                       June 17, 1997        00755W DG 8
                                               -----------------     -----------
                                                       Date             CUSIP


$44,445,000                                       June 25, 2027
-------------------------                         -----------------
Original Principal Amount                         Final Scheduled
                                                  Payment Date

                                   CEDE & CO.
                          ----------------------------
                                Registered Owner


                                      A-4-1

            The registered Owner named above is the registered Owner of a fractional interest in (i) a pool consisting of primarily fixed rate mortgage loans (the "Mortgage Loans") assigned to a particular mortgage loan group ("Group I") which will be formed by Advanta Mortgage Conduit Services, Inc. ("Advanta" or the "Sponsor"), a Delaware corporation and sold by the Sponsor to Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee") on behalf of Advanta Mortgage Loan Trust 1997-2 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among the Sponsor, the Trustee and Advanta Mortgage Corp. USA, as Master Servicer (the "Master Servicer"), (ii) such amounts, including Eligible Investments, as from time to time may be held in the related Accounts (except as otherwise provided in the Pooling and Servicing Agreement), each created pursuant to the Pooling and Servicing Agreement, (iii) any Mortgaged Property relating to the Mortgage Loans in Group I, the ownership of which has been effected in the name of the Master Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust Estate, (iv) Net Liquidation Proceeds relating to the Mortgage Loans in Group I. Such Mortgage Loans in Group I and other amounts and property enumerated above are hereinafter referred to as "Group I."

            The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class A-4 Certificates on June 17, 1997 (the "Startup Date"), which aggregate amount was $44,445,000. The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Payment Date of the Class A-4 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to July 25, 1997 (the first Payment
Date) will be less than the Original Principal Amount set forth above.

            Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

            SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION


                                      A-4-2

860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

            THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

            NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

            This Certificate is one of a Class of duly-authorized Certificates designated as Advanta Mortgage Loan Trust 1997-2, Mortgage Loan Asset-Backed Certificates, Class A-4 Group I Certificates (the "Class A-4 Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Class A-1 Group I Certificates, Class A-2 Group I Certificates, Class A-3 Group I Certificates, Class A-5 Group I Certificates, Class A-7IO Group I Certificates, Class M-1 Group I Certificates, Class M-2 Group I Certificates, Class B-1 Group I Certificates, Class A-6 Group II Certificates, and Class R Certificates; all such Certificates are collectively referred to herein as the "Certificates."

            Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

            On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 25, 1997, the Owners of the Class A-4 Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date") will be entitled to receive the Class A-4 Distribution Amount relating to such Payment Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

            Each Owner of record of a Class A-4 Certificate will be entitled to receive such Owner's Percentage Interest in the


                                      A-4-3
amounts distributed on such Payment Date to the Owners of the Class A-4 Certificates. The Percentage Interest of each Class A-4 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-4 Certificate by $44,445,000.

            The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

            The Mortgage Loans will be serviced by the Master Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Master Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Master Servicer from any of its obligations under the Pooling and Servicing Agreement.

            This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, N.A., Advanta Corp., any Originator or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans in Group I and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

            No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

            Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.


                                      A-4-4

            The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Trust is effected pursuant to the Pooling and Servicing Agreement.

            The Pooling and Servicing Agreement additionally provides that (i) the Master Servicer, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Class A Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the original aggregate Loan Balance of the Mortgage Loans in the Trust Estate as of the Closing Date and
(ii) under certain circumstances relating to the qualification of the Trust as a REMIC under the Code the Mortgage Loans may be sold, thereby affecting the early retirement of the Class A-4 Certificates.

            The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

            The Owners of a majority of the Percentage Interests represented by the Offered Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

            As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

            The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.


                                      A-4-5

            The Class A-4 Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000 (except for one odd Certificate). As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-4 Certificates are exchangeable for new Class A-4 Certificates of authorized denominations evidencing the same aggregate principal amount.

            The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.


                                      A-4-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                          BANKERS TRUST COMPANY OF
                                          CALIFORNIA, N.A.,
                                            as Trustee



                                          By:_________________________
                                             Name:
                                             Title:



Trustee Authentication

BANKERS TRUST COMPANY OF
CALIFORNIA, N.A.
  As Trustee


By:______________________
   Name:
   Title:


                                      A-4-7

                                                                     EXHIBIT A-5
                                                  FORM OF CLASS A-5 CERTIFICATES

                       ADVANTA MORTGAGE LOAN TRUST 1997-2
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                         CLASS A-5 GROUP I CERTIFICATES
                       (Fixed Rate Class A-5 Certificate)

                     Comprised of a Certificate Representing
                     Certain Interests Relating to a Pool of
                           Mortgage Loans in Group I.
                       The Mortgage Loans are Serviced by

                 ADVANTA MORTGAGE CORP. USA, as Master Servicer

         Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, N.A., Advanta Corp., an Originator or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing (i) a fractional ownership interest in Group I described herein, monies in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans in Group I held by the Trust and (ii) monies held in such Accounts.

No.:  A-5                          June 17, 1997             00755W DH 6
                                  ---------------            -----------
                                        Date                    CUSIP


$36,855,000                            June 25, 2027
-------------------------              -------------------
Original Principal Amount              Final Scheduled
                                       Payment Date

                                   CEDE & CO.
                              --------------------
                                Registered Owner



                                      A-5-1

         The registered Owner named above is the registered Owner of a fractional interest in (i) a pool consisting of primarily fixed rate mortgage loans (the "Mortgage Loans") assigned to a particular mortgage loan group ("Group I") which will be formed by Advanta Mortgage Conduit Services, Inc. ("Advanta" or the "Sponsor"), a Delaware corporation and sold by the Sponsor to Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee") on behalf of Advanta Mortgage Loan Trust 1997-2 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among the Sponsor, the Trustee and Advanta Mortgage Corp. USA, as Master Servicer (the "Master Servicer"), (ii) such amounts, including Eligible Investments, as from time to time may be held in the related Accounts (except as otherwise provided in the Pooling and Servicing Agreement), each created pursuant to the Pooling and Servicing Agreement, (iii) any Mortgaged Property relating to the Mortgage Loans in Group I, the ownership of which has been effected in the name of the Master Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust Estate, (iv) Net Liquidation Proceeds relating to the Mortgage Loans in Group I. Such Mortgage Loans in Group I and other amounts and property enumerated above are hereinafter referred to as "Group I."

         The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class A-5 Certificates on June 17, 1997 (the "Startup Date"), which aggregate amount was $36,855,000. The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Payment Date of the Class A-5 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to July 25, 1997 (the first Payment
Date) will be less than the Original Principal Amount set forth above.

         Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

         SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION



                                      A-5-2

860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

         THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND,
NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

         NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

         This Certificate is one of a Class of duly-authorized Certificates designated as Advanta Mortgage Loan Trust 1997-2, Mortgage Loan Asset-Backed Certificates, Class A-5 Group I Certificates (the "Class A-5 Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Class A-1 Group I Certificates, Class A-2 Group I Certificates, Class A-3 Group I Certificates, Class A-4 Group I Certificates, Class A-7IO Group I Certificates, Class M-1 Group I Certificates, Class M-2 Group I Certificates, Class B-1 Group I Certificates, Class A-6 Group II Certificates, and Class R Certificates; all such Certificates are collectively referred to herein as the "Certificates."

         Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

         On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 25, 1997, the Owners of the Class A-5 Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date") will be entitled to receive the Class A-5 Distribution Amount relating to such Payment Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

         Each Owner of record of a Class A-5 Certificate will be entitled to receive such Owner's Percentage Interest in the



                                      A-5-3
amounts distributed on such Payment Date to the Owners of the Class A-5 Certificates. The Percentage Interest of each Class A-5 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-5 Certificate by $36,885,000.

         The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

         The Mortgage Loans will be serviced by the Master Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Master Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Master Servicer from any of its obligations under the Pooling and Servicing Agreement.

         This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, N.A., Advanta Corp., any Originator or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans in Group I and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

         No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

         Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.



                                      A-5-4

         The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Trust is effected pursuant to the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement additionally provides that (i) the Master Servicer, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Class A Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the original aggregate Loan Balance of the Mortgage Loans in the Trust Estate as of the Closing Date and (ii) under certain circumstances relating to the qualification of the Trust as a REMIC under the Code the Mortgage Loans may be sold, thereby affecting the early retirement of the Class A-5 Certificates.

         The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

         The Owners of a majority of the Percentage Interests represented by the Offered Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

         The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.



                                      A-5-5

         The Class A-5 Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000 (except for one odd Certificate). As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-5 Certificates are exchangeable for new Class A-5 Certificates of authorized denominations evidencing the same aggregate principal amount.

         The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.



                                      A-5-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                       BANKERS TRUST COMPANY OF
                                       CALIFORNIA, N.A.,
                                         as Trustee



                                       By:_________________________
                                          Name:
                                          Title:



Trustee Authentication

BANKERS TRUST COMPANY OF
CALIFORNIA, N.A.
  As Trustee


By:___________________________
   Name:
   Title:



                                      A-5-7

                                                                     EXHIBIT A-6
                                                  FORM OF CLASS A-6 CERTIFICATES

                       ADVANTA MORTGAGE LOAN TRUST 1997-2
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                         CLASS A-6 GROUP II CERTIFICATES
                          AND RELATED RIGHTS TO RECEIVE
                         SUPPLEMENTAL INTEREST PAYMENTS
                      (Variable Rate Class A-6 Certificate)

                   Comprised of (i) a Certificate Representing
                     Certain Interests Relating to a Pool of
             Mortgage Loans in Group II and (ii) the Uncertificated
                right to receive Supplemental Interest Payments.
                       The Mortgage Loans are Serviced by

                 ADVANTA MORTGAGE CORP. USA, as Master Servicer

         Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, N.A., Advanta Corp., an Originator or any of their subsidiaries and affiliates. This certificate is comprised of (A) a Certificate representing (i) a fractional ownership interest in Group II described herein, monies in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans in Group II held by the Trust, (ii) monies held in such Accounts and (B) the uncertificated right to receive Supplemental Interest Payments.)

No.:  A-6                          June 17, 1997           00755W DJ 2
                                  -----------------        -----------
                                          Date                CUSIP


$280,000,000                           May 25, 2027
-------------------------              ------------------
Original Principal Amount              Final Scheduled
                                       Payment Date

                                   CEDE & CO.
                              --------------------
                                Registered Owner



                                      A-6-1

         The registered Owner named above is the registered Owner of a fractional interest in (A) (i) a pool consisting of variable rate mortgage loans (the "Mortgage Loans") assigned to a particular mortgage loan group ("Group II") which will be formed by Advanta Mortgage Conduit Services, Inc. ("Advanta" or the "Sponsor"), a Delaware corporation and sold by the Sponsor to Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee") on behalf of Advanta Mortgage Loan Trust 1997-2 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among the Sponsor, the Trustee and Advanta Mortgage Corp. USA, as Master Servicer (the "Master Servicer"), (ii) such amounts, including Eligible Investments, as from time to time may be held in the related Accounts (except as otherwise provided in the Pooling and Servicing Agreement), each created pursuant to the Pooling and Servicing Agreement, (iii) any Mortgaged Property relating to the Mortgage Loans in Group II, the ownership of which has been effected in the name of the Master Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust Estate, (iv) Net Liquidation Proceeds relating to the Mortgage Loans in Group II and (B) the right to receive Supplemental Interest Payments, the Mortgage Loans in Group II and other amounts and property enumerated in (A) above are hereinafter referred to as "Group II". Such Mortgage Loans in Group I and other amounts and property enumerated above are hereinafter referred to as "Group II."

         The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class A-6 Certificates on June 17, 1997 (the "Startup Date"), which aggregate amount was $280,000,000. The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Payment Date of the Class A-6 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to July 25, 1997 (the first Payment
Date) will be less than the Original Principal Amount set forth above.

         Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.



                                      A-6-2

         SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

         THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND,
NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

         NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

         This Certificate is one of a Class of duly-authorized Certificates designated as Advanta Mortgage Loan Trust 1997-2, Mortgage Loan Asset-Backed Certificates, Class A-6 Group II Certificates (the "Class A-6 Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Class A-1 Group I Certificates, Class A-2 Group I Certificates, Class A-3 Group I Certificates, Class A-4 Group I Certificates, Class A-5 Group I Certificates, Class A-7IO Group I Certificates, Class M-1 Group I Certificates, Class M-2 Group I Certificates, Class B-1 Group I Certificates, and Class R Certificates; all such Certificates are collectively referred to herein as the "Certificates."

         Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

         On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 25, 1997, the Owners of the Class A-6 Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date") will be entitled to receive the Class A-6 Distribution Amount relating to such Payment Date and will be entitled to any payments due under the related right to receive Supplemental Interest Payments. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee



                                      A-6-3
at least five business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

         Each Owner of record of a Class A-6 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts distributed on such Payment Date to the Owners of the Class A-6 Certificates. The Percentage Interest of each Class A-6 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-6 Certificate by $280,000,000.

         The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

         The Mortgage Loans will be serviced by the Master Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Master Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Master Servicer from any of its obligations under the Pooling and Servicing Agreement.

         This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, N.A., Advanta Corp., any Originator or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans in Group II and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

         No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.



                                      A-6-4

         Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

         The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Trust is effected pursuant to the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement additionally provides that (i) the Master Servicer, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Class A Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the original aggregate Loan Balance of the Mortgage Loans in the Trust Estate as of the Closing Date and (ii) under certain circumstances relating to the qualification of the Trust as a REMIC under the Code the Mortgage Loans may be sold, thereby affecting the early retirement of the Class A-6 Certificates.

         The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

         The Owners of a majority of the Percentage Interests represented by the Offered Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one



                                      A-6-5
or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

         The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

         The Class A-6 Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000 (except for one odd Certificate). As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-6 Certificates are exchangeable for new Class A-6 Certificates of authorized denominations evidencing the same aggregate principal amount.

         The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.



                                      A-6-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                       BANKERS TRUST COMPANY OF
                                       CALIFORNIA, N.A.,
                                         as Trustee



                                       By:________________________________
                                          Name:
                                          Title:



Trustee Authentication

BANKERS TRUST COMPANY OF
CALIFORNIA, N.A.
  As Trustee


By:__________________________
   Name:
   Title:



                                      A-6-7

                                                                   EXHIBIT A-7IO
                                                FORM OF CLASS A-7IO CERTIFICATES

                       ADVANTA MORTGAGE LOAN TRUST 1997-2
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                        CLASS A-7IO GROUP I CERTIFICATES
                      (Fixed Rate Class A-7IO Certificate)

                     Comprised of a Certificate Representing
                     Certain Interests Relating to a Pool of
                           Mortgage Loans in Group I.
                       The Mortgage Loans are Serviced by

                 ADVANTA MORTGAGE CORP. USA, as Master Servicer

         Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, N.A., Advanta Corp., an Originator or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing (i) a fractional ownership interest in Group I described herein, monies in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans in Group I held by the Trust and (ii) monies held in such Accounts.

No.:  A-7IO                        June 17, 1997           00755W DK 9
                                  -----------------        -----------
                                          Date                CUSIP


$ 0                                    June 25, 2027
-------------------------              -----------------
Original Principal Amount              Final Scheduled
                                       Payment Date

                                   CEDE & CO.
                              --------------------
                                Registered Owner



                                     A-7IO-1

         The registered Owner named above is the registered Owner of a fractional interest in (i) a pool consisting of primarily fixed rate mortgage loans (the "Mortgage Loans") assigned to a particular mortgage loan group ("Group I") which will be formed by Advanta Mortgage Conduit Services, Inc. ("Advanta" or the "Sponsor"), a Delaware corporation and sold by the Sponsor to Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee") on behalf of Advanta Mortgage Loan Trust 1997-2 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among the Sponsor, the Trustee and Advanta Mortgage Corp. USA, as Master Servicer (the "Master Servicer"), (ii) such amounts, including Eligible Investments, as from time to time may be held in the related Accounts (except as otherwise provided in the Pooling and Servicing Agreement), each created pursuant to the Pooling and Servicing Agreement, (iii) any Mortgaged Property relating to the Mortgage Loans in Group I, the ownership of which has been effected in the name of the Master Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust Estate, (iv) Net Liquidation Proceeds relating to the Mortgage Loans in Group I. Such Mortgage Loans in Group I and other amounts and property enumerated above are hereinafter referred to as "Group I."

         The Owner hereof is entitled to interest payments only on each Payment Date, as hereinafter described, which shall be calculated based on a notional principal balance ("Notional Principal Balance") equal to the aggregate outstanding principal balance of the Class A-5 Certificates. The Owner hereof will not receive any distributions of principal.

         Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

         SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

         THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND,
NOTWITHSTANDING REFERENCES HEREIN TO INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.



                                     A-7IO-2

         NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

         This Certificate is one of a Class of duly-authorized Certificates designated as Advanta Mortgage Loan Trust 1997-2, Mortgage Loan Asset-Backed Certificates, Class A-7IO Group I Certificates (the "Class A-7IO Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Class A-1 Group I Certificates, Class A-2 Group I Certificates, Class A-3 Group I Certificates, Class A-4 Group I Certificates, Class A-5 Group I Certificates, Class M-1 Group I Certificates, Class M-2 Group I Certificates, Class B-1 Group I Certificates, Class A-6 Group II Certificates, and Class R Certificates; all such Certificates are collectively referred to herein as the "Certificates."

         Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

         On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 25, 1997, the Owners of the Class A-7IO Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date") will be entitled to receive the Class A-7IO Distribution Amount relating to such Payment Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

         The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

         The Mortgage Loans will be serviced by the Master Servicer pursuant to the Pooling and Servicing Agreement. The



                                     A-7IO-3

Pooling and Servicing Agreement permits the Master Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Master Servicer from any of its obligations under the Pooling and Servicing Agreement.

         This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, N.A., Advanta Corp., any Originator or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans in Group I and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

         No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

         Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

         The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Trust is effected pursuant to the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement additionally provides that (i) the Master Servicer, at its option, purchase



                                     A-7IO-4
from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Class A Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the original aggregate Loan Balance of the Mortgage Loans in the Trust Estate as of the Closing Date and (ii) under certain circumstances relating to the qualification of the Trust as a REMIC under the Code the Mortgage Loans may be sold, thereby affecting the early retirement of the Class A-7IO Certificates.

         The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

         The Owners of a majority of the Percentage Interests represented by the Offered Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class and tenor will be issued to the designated transferee or transferees.

         The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-7IO Certificates are exchangeable for new Class A-7IO Certificates of authorized denominations evidencing the same aggregate principal amount.

         The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.



                                     A-7IO-5

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                       BANKERS TRUST COMPANY OF
                                       CALIFORNIA, N.A.,
                                         as Trustee



                                       By:________________________________
                                          Name:
                                          Title:



Trustee Authentication

BANKERS TRUST COMPANY OF
CALIFORNIA, N.A.
  As Trustee


By:__________________________
   Name:
   Title:



                                     A-7IO-6

                                                                     EXHIBIT B-1
                                                  FORM OF CLASS B-1 CERTIFICATES

                       ADVANTA MORTGAGE LOAN TRUST 1997-2
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                         CLASS B-1 GROUP I CERTIFICATES
                       (Fixed Rate Class B-1 Certificate)

                     Comprised of a Certificate Representing
                     Certain Interests Relating to a Pool of
                           Mortgage Loans in Group I.
                       The Mortgage Loans are Serviced by

                 ADVANTA MORTGAGE CORP. USA, as Master Servicer

         Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, N.A., Advanta Corp., an Originator or any of their subsidiaries and affiliates. This certificate is comprised of (A) a Certificate representing (i) a fractional ownership interest in Group I described herein, monies in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans in Group I held by the Trust and (ii) monies held in such Accounts.

No.:  B-1                          June 17, 1997           00755W DN 3
                                  -----------------        -----------
                                         Date                 CUSIP


$14,700,000                                 June 25, 2027
-------------------------                   -----------------
Original Principal Amount                   Final Scheduled
                                            Payment Date

                                   CEDE & CO.
                              --------------------
                                Registered Owner



                                      B-1-1

         The registered Owner named above is the registered Owner of a fractional interest in (i) a pool consisting of primarily fixed rate mortgage loans (the "Mortgage Loans") assigned to a particular mortgage loan group ("Group I") which will be formed by Advanta Mortgage Conduit Services, Inc. ("Advanta" or the "Sponsor"), a Delaware corporation and sold by the Sponsor to Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee") on behalf of Advanta Mortgage Loan Trust 1997-2 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among the Sponsor, the Trustee and Advanta Mortgage Corp. USA, as Master Servicer (the "Master Servicer"), (ii) such amounts, including Eligible Investments, as from time to time may be held in the related Accounts (except as otherwise provided in the Pooling and Servicing Agreement), each created pursuant to the Pooling and Servicing Agreement, (iii) any Mortgaged Property relating to the Mortgage Loans in Group I, the ownership of which has been effected in the name of the Master Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust Estate, (iv) Net Liquidation Proceeds relating to the Mortgage Loans in Group I. Such Mortgage Loans in Group I and other amounts and property enumerated above are hereinafter referred to as "Group I."

         The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class B-1 Certificates on June 17, 1997 (the "Startup Date"), which aggregate amount was $14,700,000. The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Payment Date of the Class B-1 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to July 25, 1997 (the first Payment
Date) will be less than the Original Principal Amount set forth above.

         Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

         SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION



                                      B-1-2

860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

         THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND,
NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

         NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

         This Certificate is one of a Class of duly-authorized Certificates designated as Advanta Mortgage Loan Trust 1997-2, Mortgage Loan Asset-Backed Certificates, Class B-1 Group I Certificates (the "Class B-1 Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Class A-1 Group I Certificates, Class A-2 Group I Certificates, Class A-3 Group I Certificates, Class A-4 Group I Certificates, Class A-5 Group I Certificates, Class A-7IO Group I Certificates, Class M-1 Group I Certificates, Class M-2 Group I Certificates, Class A-6 Group II Certificates, and Class R Certificates; all such Certificates are collectively referred to herein as the "Certificates."

         Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

         On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 25, 1997, the Owners of the Class B-1 Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date") will be entitled to receive the Class B-1 Distribution Amount relating to such Payment Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

         Each Owner of record of a Class B-1 Certificate will be entitled to receive such Owner's Percentage Interest in the



                                      B-1-3
amounts distributed on such Payment Date to the Owners of the Class B-1 Certificates. The Percentage Interest of each Class B-1 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class B-1 Certificate by $14,700,000.

         The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

         The Mortgage Loans will be serviced by the Master Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Master Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Master Servicer from any of its obligations under the Pooling and Servicing Agreement.

         This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, N.A., Advanta Corp., any Originator or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans in Group I and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

         No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

         Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.



                                      B-1-4

         The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Trust is effected pursuant to the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement additionally provides that (i) the Master Servicer, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Class B-1 Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the original aggregate Loan Balance of the Mortgage Loans in the Trust Estate as of the Closing Date and (ii) under certain circumstances relating to the qualification of the Trust as a REMIC under the Code the Mortgage Loans may be sold, thereby affecting the early retirement of the Class B-1 Certificates.

         The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

         The Owners of a majority of the Percentage Interests represented by the Offered Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

         The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.



                                      B-1-5

         The Class B-1 Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000 (except for one odd Certificate). As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class B-1 Certificates are exchangeable for new Class B-1 Certificates of authorized denominations evidencing the same aggregate principal amount.

         The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.



                                      B-1-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                       BANKERS TRUST COMPANY OF
                                       CALIFORNIA, N.A.,
                                         as Trustee



                                       By:___________________________
                                          Name:
                                          Title:



Trustee Authentication

BANKERS TRUST COMPANY OF
CALIFORNIA, N.A.
  As Trustee


By:__________________________
   Name:
   Title:



                                      B-1-7

                                                                     EXHIBIT M-1
                                                  FORM OF CLASS M-1 CERTIFICATES

                       ADVANTA MORTGAGE LOAN TRUST 1997-2
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                         CLASS M-1 GROUP I CERTIFICATES
                       (Fixed Rate Class M-1 Certificate)

                     Comprised of a Certificate Representing
                     Certain Interests Relating to a Pool of
                           Mortgage Loans in Group I.
                       The Mortgage Loans are Serviced by

                 ADVANTA MORTGAGE CORP. USA, as Master Servicer

         Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, N.A., Advanta Corp., an Originator or any of their subsidiaries and affiliates. This certificate is comprised of (A) a Certificate representing (i) a fractional ownership interest in Group I described herein, monies in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans in Group I held by the Trust, and (ii) monies held in such Accounts.

No.:  M-1                          June 17, 1997           00755W DL 7
                                  -----------------        -----------
                                         Date                 CUSIP


$13,650,000                            June 25, 2027
-------------------------              ------------------
Original Principal Amount              Final Scheduled
                                       Payment Date

                                   CEDE & CO.
                              --------------------
                                Registered Owner



                                      M-1-1

         The registered Owner named above is the registered Owner of a fractional interest in (i) a pool consisting of primarily fixed rate mortgage loans (the "Mortgage Loans") assigned to a particular mortgage loan group ("Group I") which will be formed by Advanta Mortgage Conduit Services, Inc. ("Advanta" or the "Sponsor"), a Delaware corporation and sold by the Sponsor to Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee") on behalf of Advanta Mortgage Loan Trust 1997-2 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among the Sponsor, the Trustee and Advanta Mortgage Corp. USA, as Master Servicer (the "Master Servicer"), (ii) such amounts, including Eligible Investments, as from time to time may be held in the related Accounts (except as otherwise provided in the Pooling and Servicing Agreement), each created pursuant to the Pooling and Servicing Agreement, (iii) any Mortgaged Property relating to the Mortgage Loans in Group I, the ownership of which has been effected in the name of the Master Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust Estate, (iv) Net Liquidation Proceeds relating to the Mortgage Loans in Group I. Such Mortgage Loans in Group I and other amounts and property enumerated above are hereinafter referred to as "Group I."

         The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class M-1 Certificates on June 17, 1997 (the "Startup Date"), which aggregate amount was $13,650,000. The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Payment Date of the Class M-1 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to July 25, 1997 (the first Payment
Date) will be less than the Original Principal Amount set forth above.

         Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

         SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION



                                      M-1-2

860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

         THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND,
NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

         NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

         This Certificate is one of a Class of duly-authorized Certificates designated as Advanta Mortgage Loan Trust 1997-2, Mortgage Loan Asset-Backed Certificates, Class M-1 Group I Certificates (the "Class M-1 Certificates") together with the M-2 Certificates (the "Mezzanine Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Class A-1 Group I Certificates, Class A-2 Group I Certificates, Class A-3 Group I Certificates, Class A-4 Group I Certificates, Class A-5 Group I Certificates, Class A-7IO Group I Certificates, Class M-2 Group I Certificates, Class B-1 Group I Certificates, Class A- 6 Group II Certificates, and Class R Certificates; all such Certificates are collectively referred to herein as the "Certificates."

         Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

         On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 25, 1997, the Owners of the Class M-1 Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date") will be entitled to receive the Class M-1 Distribution Amount relating to such Payment Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.



                                      M-1-3

         Each Owner of record of a Class M-1 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts distributed on such Payment Date to the Owners of the Class M-1 Certificates. The Percentage Interest of each Class M-1 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class M-1 Certificate by $13,650,000.

         The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

         The Mortgage Loans will be serviced by the Master Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Master Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Master Servicer from any of its obligations under the Pooling and Servicing Agreement.

         This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, N.A., Advanta Corp., any Originator or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans in Group I and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

         No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

         Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution,



                                      M-1-4
and such right shall not be impaired without the consent of such Owner.

         The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Trust is effected pursuant to the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement additionally provides that (i) the Master Servicer, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Class B-1 Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the original aggregate Loan Balance of the Mortgage Loans in the Trust Estate as of the Closing Date and (ii) under certain circumstances relating to the qualification of the Trust as a REMIC under the Code the Mortgage Loans may be sold, thereby affecting the early retirement of the Class M-1 Certificates.

         The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

         The Owners of a majority of the Percentage Interests represented by the Offered Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

         The Trustee is required to furnish certain information on each Payment Date to the Owner of this



                                      M-1-5

Certificate, as more fully described in the Pooling and Servicing Agreement.

         The Class M-1 Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000 (except for one odd Certificate). As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-1 Certificates are exchangeable for new Class M-1 Certificates of authorized denominations evidencing the same aggregate principal amount.

         The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.



                                      M-1-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                       BANKERS TRUST COMPANY OF
                                       CALIFORNIA, N.A.,
                                         as Trustee



                                       By:___________________________
                                          Name:
                                          Title:



Trustee Authentication

BANKERS TRUST COMPANY OF
CALIFORNIA, N.A.
  As Trustee


By:__________________________
   Name:
   Title:



                                      M-1-7

                                                                     EXHIBIT M-2
                                                  FORM OF CLASS M-2 CERTIFICATES

                       ADVANTA MORTGAGE LOAN TRUST 1997-2
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                         CLASS M-2 GROUP I CERTIFICATES
                       (Fixed Rate Class M-2 Certificate)

                     Comprised of a Certificate Representing
                     Certain Interests Relating to a Pool of
                           Mortgage Loans in Group I.
                       The Mortgage Loans are Serviced by

                 ADVANTA MORTGAGE CORP. USA, as Master Servicer

                  Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, N.A., Advanta Corp., an Originator or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing (i) a fractional ownership interest in Group I described herein, monies in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans in Group I held by the Trust and

No.:  M-2                                      June 17, 1997        00755W DM 5
                                             -----------------     -----------
                                                    Date              CUSIP


$24,150,000                                          June 25, 2027
-------------------------                            -------------
Original Principal Amount                            Final Scheduled
                                                     Payment Date

                                   CEDE & CO.
                           ---------------------------
                                Registered Owner


                                      M-2-1

                  The registered Owner named above is the registered Owner of a fractional interest in (A) (i) a pool consisting of primarily fixed rate mortgage loans (the "Mortgage Loans") assigned to a particular mortgage loan group ("Group I") which will be formed by Advanta Mortgage Conduit Services, Inc. ("Advanta" or the "Sponsor"), a Delaware corporation and sold by the Sponsor to Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee") on behalf of Advanta Mortgage Loan Trust 1997-2 (the "Trust") pursuant to that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among the Sponsor, the Trustee and Advanta Mortgage Corp. USA, as Master Servicer (the "Master Servicer"), (ii) such amounts, including Eligible Investments, as from time to time may be held in the related Accounts (except as otherwise provided in the Pooling and Servicing Agreement), each created pursuant to the Pooling and Servicing Agreement, (iii) any Mortgaged Property relating to the Mortgage Loans in Group I, the ownership of which has been effected in the name of the Master Servicer on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust Estate, (iv) Net Liquidation Proceeds relating to the Mortgage Loans in Group I. Such Mortgage Loans in Group I and other amounts and property enumerated above are hereinafter referred to as "Group I."

                  The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class M-2 Certificates on June 17, 1997 (the "Startup Date"), which aggregate amount was $24,150,000. The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Payment Date of the Class M-2 Certificates. Therefore, the actual outstanding principal amount of this Certificate, on any date subsequent to July 25, 1997 (the first Payment
Date) will be less than the Original Principal Amount set forth above.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION


                                     M-2-2

860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                  THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  This Certificate is one of a Class of duly-authorized Certificates designated as Advanta Mortgage Loan Trust 1997-2, Mortgage Loan Asset-Backed Certificates, Class M-2 Group I Certificates (the "Class M-2 Certificates") together with the M-1 Certificates (the "Mezzanine Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Class A-1 Group I Certificates, Class A-2 Group I Certificates, Class A-3 Group I Certificates, Class A-4 Group I Certificates, Class A-5 Group I Certificates, Class A-7IO Group I Certificates, Class M-1 Group I Certificates, Class B-1 Group I Certificates, Class A- 6 Group II Certificates, and Class R Certificates; all such Certificates are collectively referred to herein as the "Certificates."

                  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 25, 1997, the Owners of the Class M-2 Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date") will be entitled to receive the Class M-2 Distribution Amount relating to such Payment Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.


                                      M-2-3

                  Each Owner of record of a Class M-2 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts distributed on such Payment Date to the Owners of the Class M-2 Certificates. The Percentage Interest of each Class M-2 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class M-2 Certificate by $24,150,000.

                  The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  The Mortgage Loans will be serviced by the Master Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Master Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Master Servicer from any of its obligations under the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, N.A., Advanta Corp., any Originator or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans in Group I and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution,


                                     M-2-4
and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of the Trust is effected pursuant to the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement additionally provides that
(i) the Master Servicer, at its option, purchase from the Trust all (but not fewer than all) remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Class B-1 Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the original aggregate Loan Balance of the Mortgage Loans in the Trust Estate as of the Closing Date and (ii) under certain circumstances relating to the qualification of the Trust as a REMIC under the Code the Mortgage Loans may be sold, thereby affecting the early retirement of the Class M-2 Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  The Owners of a majority of the Percentage Interests represented by the Offered Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Estate.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this


                                     M-2-5

Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class M-2 Certificates are issuable only as registered Certificates in denominations of $1,000 original principal amount and integral multiples of $1,000 (except for one odd Certificate). As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-2 Certificates are exchangeable for new Class M-2 Certificates of authorized denominations evidencing the same aggregate principal amount.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.


                                      M-2-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                       BANKERS TRUST COMPANY OF
                                       CALIFORNIA, N.A.,
                                           as Trustee



                                       By:_________________________
                                          Name:
                                          Title:



Trustee Authentication

BANKERS TRUST COMPANY OF
CALIFORNIA, N.A.
  As Trustee


By:______________________
   Name:
   Title:


                                      M-2-7

                                                                       EXHIBIT B


                     FORM OF CONTENTS OF MORTGAGE LOAN FILE

                  (a) the original Mortgage Note, or a certified copy thereof, bearing all intervening endorsements, endorsed either (i) "Pay to the order of Bankers Trust Company of California, N.A., as custodian or trustee under the applicable custody or trust agreement, without recourse" or (ii) "Pay to the order of Bankers Trust Company of California, N.A., as custodian or trustee under the applicable custody or trust agreement, without recourse, Advanta as Master Servicer," or (iii) "Pay to the order of Bankers Trust Company of California, N.A., as custodian or trustee" by [Seller, signature, name, title] and signed in the name of the previous owner by an authorized offer (in the event that the Mortgage Loan was acquired by the previous owner in a merger the signature must be in the following form: "[the previous owner], successor by merger to [name of predecessor]", in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: "[the previous owner], formerly known as [previous name]" or (iv) "Pay to the order of Bankers Trust Company, without recourse". The original Mortgage Note should be accompanied by any rider made in connection with the origination of the related Mortgage Loan;

                  (b) the original of any guarantee executed in connection with the Mortgage Note (if any);

                  (c) the original Mortgage with evidence of recording thereon or copies certified by the related recording office or if the original Mortgage has not yet been returned from the recording office, a certified copy of the Mortgage;

                  (d) the originals of all assumption, modification, consolidation or extension agreements;

                  (e) the original Assignment of Mortgage of each Mortgage Loan to "Bankers Trust Company of California, N.A., as custodian or trustee", "Bankers Trust Company of California, N.A. as trustee or custodian on behalf of the Advanta Conduit" or "Bankers Trust Company, as trustee". In the event that the Mortgage Loan was acquired by the previous owner in a merger, the Assignment of Mortgage must be the "(previous owner), successor by merger to (names of predecessor)"; and in the event that the Mortgage Loan was acquired or originated by the previous owner while doing business under another name, the Assignment of Mortgage must be by the "(previous owner), formerly known as (previous name)"; and

                  (f) the originals of all intervening Assignments of Mortgage, showing a complete chain of assignment from origination to the related Seller, including warehousing assignments, with evidence of recording thereon (or, if an original intervening assignment has not been returned from the recording office, a certified copy thereof.

                                                                       EXHIBIT C

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN (X) THE ONLY "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G and 860d OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE AND (Y) CERTAIN OTHER PROPERTY HELD IN THE SUPPLEMENTAL INTEREST PAYMENT ACCOUNT.

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.8 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  TRANSFER OF THIS CLASS RS CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CLASS RS CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN SECTION 860(e)(5) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUCH TERM INCLUDES THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN CERTAIN TAXABLE INSTRUMENTALITIES), ANY COOPERATIVE ORGANIZATION FURNISHING ELECTRIC ENERGY OR PROVIDING THEREOF SERVICE TO PERSONS IN RURAL AREAS, OR ANY ORGANIZATION (OTHER THAN A FARMERS' COOPERATIVE) THAT IS EXEMPT FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX ON UNRELATED BUSINESS INCOME. NO TRANSFER OF THIS CLASS RS CERTIFICATE WILL BE REGISTERED BY THE TRUSTEE UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION AND IS NOT ACQUIRING THE CLASS RS CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION.
 A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE TRUSTEE.

                  A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE TRANSFEROR OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THROUGH EQUITY THAT HOLDS THIS CLASS RS CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD OWNER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF (A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THRU ENTITY BY SUCH DISQUALIFIED ORGANIZATION AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THRU" ENTITY INCLUDES REGULATED

INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER 1T OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES.

                  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                      SUPPLEMENTAL INTEREST PAYMENT ACCOUNT
                                   RELATING TO
                       ADVANTA MORTGAGE LOAN TRUST 1997-2
                                    CLASS A-6


                  This Certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, Advanta Mortgage Conduit Services, Inc., Advanta Mortgage Corp. USA, Advanta National Bank, N.A., Advanta Corp., any Originator or any of their subsidiaries and affiliates. This Certificate represents a fractional ownership interest in certain excess monies of the Supplemental Interest Payment Account described herein.

No:  A-6                                             Date:  June 17, 1997


Percentage Interest: 100%                                  May 25, 2027
                                                         Final Scheduled
                                                         Payment Date


                  BANKERS TRUST COMPANY OF CALIFORNIA, N.A., as
                  Trustee of Advanta Mortgage Loan Trust 1997-2
                                Registered Owner


                  The registered Owner named above is the registered Owner of a fractional interest in certain excess monies of the Supplemental Interest Payment Account pursuant to that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among the Sponsor, the Trustee and Advanta Mortgage Corp. USA, as Master Servicer (the "Master Servicer").

                  This Certificate is one of a Class of duly authorized Certificates designated as ADVANTA Mortgage Loan Trust 1997-2, Class A-6 Certificates (the "Class A-6 Certificates") and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound.

                  Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

                  On the 25th day of each month or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date"), commencing July 25, 1997 to the persons in whose names the Class A-6 Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date"), the Trustee will distribute to each Owner of the Class A-6 Certificates such Owner's Percentage Interest multiplied by any amounts then available to be distributed to the Owners of the Class A-6 Certificates. Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of such Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least five business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

                  Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

                  The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable state or local law by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

                  This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, the Sponsor, Advanta Mortgage Corp. USA, Advanta National Bank, N.A., Advanta Corp. or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

                  No Owner shall have the right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

                  Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

                  The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a Qualified Liquidation of a Trust Estate occurs pursuant to the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement additionally provides that
(i) the Master Servicer or the Class A-6 Certificate Insurer may, at their respective option, purchase from the Trust all (but not fewer than all) Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Remittance Date when the aggregate outstanding Loan Balances of the Mortgage Loans in the Trust Estate is 10% or less of the original aggregate Loan Balance of the Mortgage Loans as of the Closing Date and (ii) under certain circumstances relating to the qualification of the REMIC Trust as a REMIC under the Code the Mortgage Loans in the Trust Estate may be sold, thereby effecting the early retirement of the Certificates.

                  The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in the form required by the Pooling and Servicing Agreement duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of like Class, tenor and a like aggregate fractional undivided interest in the Trust Estate will be issued to the designated transferee or transferees.

                  The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

                  The Class RS Certificates are issuable only as registered Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class RS Certificates are exchangeable for new Class RS Certificates evidencing the same Percentage Interest as the Class RS Certificates exchanged.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed, pursuant to the provisions of the Pooling and Servicing Agreement.


                                       BANKERS TRUST COMPANY OF
                                       CALIFORNIA, N.A.
                                          as Trustee



                                       By:___________________________
                                          Name:
                                          Title:


Trustee's Authentication

BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
  as Trustee


By:___________________
   Name:
   Title:

                                                                       EXHIBIT D


                      FORM OF CERTIFICATE RE: PREPAID LOANS


                  I, Mark T. Dunsheath, Vice President of Advanta Mortgage Conduit Services, Inc., a Delaware corporation, as sponsor (the "Sponsor"), hereby certify that between the "Cut- Off Date" (as defined in the Pooling and Servicing Agreement dated as of June 1, 1997 among the Sponsor, Advanta Mortgage Corp. USA, as master servicer and Bankers Trust Company of California, N.A., as trustee) and the date hereof the following schedule of "Mortgage Loans" (each as defined in the Pooling and Servicing Agreement) has been prepaid in full.


Dated:  June 17, 1997


                                       By:___________________________
                                          Name:   Mark T. Dunsheath
                                          Title:  Vice President

                                                                       EXHIBIT E


                   FORM OF TRUSTEE'S ACKNOWLEDGMENT OF RECEIPT


                  Bankers Trust Company of California, N.A., a national banking association, in its capacity as trustee (the "Trustee") under that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among ADVANTA Mortgage Conduit Services, Inc., a Delaware corporation, as sponsor (the "Sponsor"), ADVANTA Mortgage Corp. USA, a Delaware corporation, as master servicer, and the Trustee, hereby acknowledges receipt of the items delivered to it by the Sponsor with respect to the Initial Mortgage Loans of the Pooling and Servicing Agreement.

                  The Schedule of Initial Mortgage Loans is attached to this Receipt.

                  The Trustee hereby additionally acknowledges that it shall review such items as required by Section 3.6(a) of the Pooling and Servicing Agreement and shall otherwise comply with Section 3.6(b) of the Pooling and Servicing Agreement as required thereby.

                                       BANKERS TRUST COMPANY
                                       OF CALIFORNIA, N.A.,
                                          as Trustee


                                       By:________________________
                                          Name:
                                          Title:


Dated:  June 17, 1997

                                                                       EXHIBIT F


                              FORM OF CERTIFICATION

                  WHEREAS, the undersigned is an Authorized Officer of Bankers Trust Company of California, N.A., a national banking association, acting in its capacity as trustee (the "Trustee") of a certain pool of mortgage loans (the "Pool") heretofore conveyed in trust to the Trustee, pursuant to that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among Advanta Mortgage Conduit Services, Inc., a Delaware corporation, as sponsor (the "Sponsor"), Advanta Mortgage Corp. USA, a Delaware corporation, as Master Servicer, and the Trustee; and

                  WHEREAS, the Trustee is required, pursuant to Section 3.6(a) of the Pooling and Servicing Agreement, to review the Files relating to the Pool within a specified period following the Startup Day and to notify the Sponsor promptly of any defects with respect to the Pool, and the Sponsor is required to remedy such defects or take certain other action, all as set forth in Section 3.6(b) of the Pooling and Servicing Agreement; and

                  WHEREAS, Section 3.6(a) of the Pooling and Servicing Agreement requires the Trustee to deliver this Certification upon the satisfaction of certain conditions set forth therein.

                  NOW, THEREFORE, it has determined that all required documents (or certified copies of documents listed in Section 3.5 of the Pooling and Servicing Agreement) have been executed or received, and that such documents relate to the Initial Mortgage Loans identified in the Schedules of Mortgage Loans pursuant to Section 3.5(a) of the Pooling and Servicing Agreement or, in the event that such documents have not been executed and received or do not so relate to such Mortgage Loans, any remedial action by the Sponsor pursuant to
Section 3.6(b) of the Pooling and Servicing Agreement has been completed. The Trustee makes no certification hereby, however, with respect to any intervening assignments or assumption and modification agreements.

                                       BANKERS TRUST COMPANY
                                       OF CALIFORNIA, N.A.


                                       By:___________________________

                                                                       EXHIBIT G


                             FORM OF DELIVERY ORDER


                                                June 17, 1997


Bankers Trust Company
  of California, N.A.
Three Park Plaza
16th Floor
Irvine, California 92714

Attention:  Corporate Trust Administration

Ladies and Gentlemen:

                  Pursuant to Article IV of the Pooling and Servicing Agreement, dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among Advanta Mortgage Conduit Services, Inc., a Delaware corporation, as sponsor (the "Sponsor"), Advanta Mortgage Corp. USA, as master servicer, and Bankers Trust Company of California, N.A., as trustee, the Sponsor HEREBY CERTIFIES that all conditions precedent to the issuance of Advanta Mortgage Loan Trust 1997-2, Mortgage Loan Asset-Backed Certificates (the "Certificates"), HAVE BEEN SATISFIED and HEREBY REQUESTS YOU TO AUTHENTICATE AND DELIVER said Certificates, and to RELEASE said Certificates to the Owners thereof, or otherwise upon their order.

                                       Very truly yours,

                                       ADVANTA MORTGAGE CONDUIT
                                          SERVICES, INC.


                                       By:________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT H


                FORM OF CLASS RS TAX MATTERS TRANSFER CERTIFICATE

                                                AFFIDAVIT PURSUANT TO SECTION
                                                860E(e) OF THE INTERNAL REVENUE
                                                CODE OF 1986, AS AMENDED


STATE OF                       )
                               )  ss:
COUNTY OF                      )

                  [NAME OF OFFICER], being first duly sworn, deposes and says:

                  1. That he is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of __________] [the United States], on behalf of which he makes this affidavit.

                  2. That (i) the Investor is not a "disqualified organization" and will not be a "disqualified organization" as of [date of transfer] (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income); (ii) it is not acquiring the Class RS Certificates for the account of disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by the Trustee (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class RS Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer any such Class RS Certificate unless
(a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

                  IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this __ day of __________, _______.

                                       [NAME OF INVESTOR]


                                       By:___________________________
                                          [Name of Officer]
                                          [Title of Officer]


[Corporate Seal]

Attest:



______________________________
[Assistant] Secretary



                  Personally appeared before me the above-named [Name of Officer], known or proved to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

                  Subscribed and sworn before me this ____ day of _______, ____.



__________________________
NOTARY PUBLIC

COUNTY OF ________________

STATE OF _________________

                  My commission expires the ____ day of ____________, ________.

                                                                       EXHIBIT I
                                                               POWER OF ATTORNEY

                            SPECIAL POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that I, _____________, ______________ of ________________ (the "Sponsor"), do hereby constitute and appoint Bankers Trust Company of California, N.A., as the true and lawful attorney, for the Sponsor and in its name, place and stead, to record the assignments of mortgage with respect to the Mortgage Loans transferred to the Bankers Trust Company of California, N.A., as trustee (the "Trustee"), under that Pooling and Servicing Agreement dated as of June 1, 1997 by and among the Sponsor, the Trustee and Advanta Mortgage Corp. USA, as master servicer, and to do and perform all other things and acts relating to such assignments of mortgage as may be necessary to effectuate the transfer of such Mortgage Loans to the Trustee, including the execution and delivery of new assignments of mortgage where necessary to comply with applicable real estate recording laws at the time of recordation.

                  This power of attorney is irrevocable and is coupled with an interest in the Mortgage Loans, and it may at all times be relied upon by any person, firm or corporation dealing with the attorney named herein as remaining in full force and effect, and such person, firm or corporation shall have no liability to the Sponsor with respect thereto.

                  WITNESS the following signature this 17th day of June 1997.


                                       ___________________________
                                       By: _______________________
                                       Name: _____________________
                                       Title: ____________________

STATE OF PENNSYLVANIA
COUNTY OF MONTGOMERY

         I, _____________, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that _______________, who acknowledged himself to the _______________ of _______________, a Delaware corporation, personally appeared before me in the jurisdiction aforesaid and that he as such ______________ executed the foregoing instrument on behalf of said corporation for the purposes therein contained.

                  Witness my hand and official seal this _____ day of
_________________.

                                            _____________________(SEAL)
                                            Notary Public

                                            My Commission Expires:

                                                                       EXHIBIT J
                                                          FORM OF MONTHLY REPORT

                     Advanta Mortgage Conduit Services, Inc.
                     Mortgage Loan Asset-Backed Certificates
                                  Series 1997-2

                         Statement to Certificateholders


                              PRIOR                                                 CURRENT
           ORIGINAL           PRINCIPAL                                             PRINCIPAL
CLASS      FACE VALUE         BALANCE       INTEREST     PRINCIPAL     TOTAL        BALANCE
---------------------------------------------------------------------------------------------
A-1
A-2
A-3
A-4
A-5
A-6
A-7IO
M-1
M-2
B-1
R

TOTALS


FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                 PASS-THROUGH RATES

                        PRIOR                                              CURRENT
                        PRINCIPAL                                          PRINCIPAL
CLASS      CUSIP        BALANCE        INTEREST     PRINCIPAL     TOTAL    BALANCE        CURRENT     NEXT
----------------------------------------------------------------------------------------------------------
A-1
A-2
A-3
A-4
A-5
A-6
A-7IO
M-1
M-2
B-1
R


SPONSOR:  Advanta Mortgage Conduit Services, Inc.      ACCOUNT
SERVICER: Advanta Mortgage Corp. USA                   MANAGER:  _______________

LEAD UNDERWRITER:   Morgan Stanley & Co. Incorporated

RECORD DATE:
DISTRIBUTION DATE:
FACTOR INFORMATION:

                     Advanta Mortgage Conduit Services, Inc.
                     Mortgage Loan Asset-Backed Certificates
                                  Series 1997-2

                         Statement to Certificateholders

AS TO EACH MORTGAGE LOAN GROUP

DISTRIBUTION DATE:

DELINQUENCY ADVANCES MADE:

ACCRUED SERVICING FEE FOR THE CURRENT PERIOD:

PLUS ADDITIONAL SERVICING FEES:

LESS PERMITTED REDUCTIONS TO SERVICING FEES:

TOTAL SERVICING FEES DUE MASTER SERVICER (INCLUDING MASTER SERVICING FEE):

COLLECTED SERVICING FEES FOR CURRENT PERIOD:



                  Total Delinquency (Excluding Foreclosure        Loans in
                  & REO, Including delinquent bankruptcies)       Foreclosure
                                                                  (Including
                  30-59    60-89    90+     Total                 bankruptcies
                  Days     Days     Days    Delinquency           in F/C)
                  -----    -----    ----    -----------           ------------
UPS-$
%-$

Loans-#
%-#



BOOK VALUE AND LOAN NUMBER OF REO PROPERTY:

NUMBER OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:

NUMBER OF LOANS AS OF THE NEXT DISTRIBUTION DATE:

WEIGHTED AVERAGE COUPON AS OF THE CURRENT DISTRIBUTION DATE:

WEIGHTED AVERAGE COUPON AS OF THE NEXT DISTRIBUTION DATE:

SUBSTITUTION AMOUNTS:

LOAN PURCHASE PRICES

                           Bankruptcy
                           Proceedings

                           Loans -#          UPB-$


Status
  Current
  Delinquent*
  Foreclosure*

Total


                           Modified Loans

                           Loans -#          UPS-$

Status
  Current
  Delinquent*
  Foreclosure*

Total
*  included in delinquency and foreclosure statistics above


CURTAILMENTS INCLUDED IN CURRENT DISTRIBUTION:

PREPAYMENTS IN FULL INCLUDED IN CURRENT DISTRIBUTION:

RECOVERIES OF PRINCIPAL INCLUDED IN CURRENT DISTRIBUTION:

CARRY-FORWARD AMOUNT:

AMOUNT OF SUBORDINATION INCREASE OR DECREASE WITH
RESPECT TO A MORTGAGE LOAN GROUP:

INFORMATION PURSUANT TO
SECTION 6049(d)(7)(C):

PROJECTED EXCESS SPREAD FOR MORTGAGE LOAN GROUP:

BALANCE OF LARGEST LOAN:

                                 TRUST ACTIVITY

                           CERTIFICATE ACCOUNT DEPOSIT

AS TO EACH MORTGAGE LOAN GROUP:

PROCEEDS OF LIQUIDATION OF TRUST ESTATE:

AMOUNT OF DEPOSIT IN THE CERTIFICATE ACCOUNT:

LOAN PURCHASE PRICE AMOUNTS:

SUBSTITUTION AMOUNT:

INVESTMENT EARNINGS:  ON CERT. ACCT.

MONTHLY REMITTANCE FOR EACH CLASS:

AMOUNT OF EXCESS SPREAD ALLOCABLE TO A GROUP USED TO COVER SHORTFALLS WITH RESPECT TO ANOTHER GROUP:

AMOUNT WITHDRAWN FROM CERTIFICATE ACCOUNT
AND DEPOSITED IN THE EXPENSE ACCOUNT:

AMOUNT WITHDRAWN FROM CERTIFICATE ACCOUNT
AND DISTRIBUTED TO SUBORDINATED CERTIFICATES:

AMOUNT REMAINING IN CERTIFICATE ACCOUNT:

PREMIUM AMOUNT:

                                                                       EXHIBIT K



                     FORM OF MASTER SERVICER'S TRUST RECEIPT

To:  Bankers Trust Company
       of California, N.A.
     Three Park Plaza
     16th Floor
     Irvine, California 92714

     Attn:  Corporate Trust

                                      Date:


                  In connection with the administration of the mortgage loans held by you as Trustee under a certain Pooling and Servicing Agreement dated as of June 1, 1997 and by and among Advanta Mortgage Corp. USA, as Master Servicer, and you, as Trustee (the "Agreement"), the Master Servicer hereby requests a release of the File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below:

Mortgagor's Name:

Loan No.:

Reason for requesting file:

_______ 1.        Mortgage Loan paid in full.

                      (The Master Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Certificate Account (whichever is applicable) pursuant to the Agreement.)

_______ 2.        Mortgage Loan repurchased pursuant to Section 3.3, 3.4, 3.6(b)
                  or 8.10(b) of the Agreement.

                      (The Master Servicer hereby certifies that the Loan Purchase Price has been or will be paid to the Certificate Account pursuant to the Agreement.)

_______ 3.        Mortgage Loan substituted.

                      (The Master Servicer hereby certifies that a Qualified Replacement Mortgage has been or will be assigned and delivered to you along with the related File pursuant to the Agreement.)

_______ 4.        The Mortgage Loan is being foreclosed.


_______ 5.        Other. (Describe)


         The undersigned acknowledges that the above File will be held by the undersigned in accordance with the provisions of the Agreement and will be returned to you, except if the Mortgage Loan has been paid in full, or repurchased or substituted for by a Qualified Replacement Mortgage (in which case the File will be retained by us permanently) and except if the Mortgage Loan is being foreclosed (in which case the File will be returned when no longer required by us for such purpose).

         Capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

                                         ADVANTA MORTGAGE CORP. USA



                                         By__________________________
                                           Name:_____________________
                                           Title:____________________





                                       K-2